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                                                                   EXHIBIT 10.59

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT


               THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") dated as of October 23, 1997, is entered into by and among Oasis Residential, Inc., a Nevada corporation ("OAS"), and the Persons whose names are set forth on Exhibit A as attached hereto (together with the Managing Member, the "Members"), together with any other Persons who become Members in the Company as provided herein.

               WHEREAS, Costa Mesa Partners, a California general partnership converted into Costa Mesa Partners, LLC, a Delaware limited liability company (the "Company") on October 22, 1997, pursuant to Section 18-214 of the Act, under the name of Costa Mesa Partners, LLC, and an original limited liability company agreement was entered into as of that date between IFT Properties, Ltd., a California limited partnership ("IFT"), and ISCO, a California general partnership ("ISCO"), as members (the "Original Members");

               WHEREAS, concurrently herewith OAS, Edward Israel ("Israel"), Robert Cohen ("Cohen"), the Original Members and the Company have entered into that certain Contribution Agreement dated as of the date hereof, providing for a capital contribution by OAS to, and the acquisition by OAS of certain interests in, the Company;

               WHEREAS, it is a condition to the closing of the transactions contemplated by the Contribution Agreement that the parties hereto enter into this Agreement pursuant to which, among other things, the name of the Company will be changed to Oasis Martinique, LLC and OAS will become the Managing Member of the Company and it is a condition of this Agreement taking effect that the closing of all said transactions occur; and

               WHEREAS, by virtue of their respective execution of this Agreement, the Original Members each hereby consents to the amendment and restatement of the original limited liability company agreement of the Company.

               NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree to the above and as follows:

                                   ARTICLE 1.
                                  DEFINED TERMS

               The terms used in this Agreement shall have meanings set forth in Exhibit B hereto and Exhibit B is incorporated in this Agreement by this reference.


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                                   ARTICLE 2.
                             ORGANIZATIONAL MATTERS

               SECTION 2.1.  FORMATION

               The Members have formed the Company under the Act for the purposes and upon the terms and subject to the conditions set forth in this Agreement. Except as provided herein, the rights and obligations of the Members and the administration and termination of the Company shall be governed by the Act.

               SECTION 2.2.  NAME

               The name of the Company is Oasis Martinique, LLC. The Company's business may be conducted under any other name or names deemed advisable by the Managing Member. The Managing Member in its sole and absolute discretion may change the name of the Company, other than to the name of the Managing Member or its Affiliates, at any time and from time to time in accordance with applicable law.

               SECTION 2.3. REGISTERED OFFICE AND AGENT; PRINCIPAL PLACE OF BUSINESS; OTHER PLACES OF BUSINESS

               The address of the registered office of the Company in the State of Delaware is located at 32 Loockerman Square, Dover, Delaware 19901, and the registered agent for service of process on the Company in the State of Delaware at such registered office is The Corporation Service Company. The principal office of the Company is located at 4041 East Sunset Road, Henderson, Nevada 89104, or such other place as the Managing Member may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Managing Member deems advisable.

               SECTION 2.4.  POWER OF ATTORNEY

               A. Each Member (other than the Managing Member) and each Assignee hereby irrevocably constitutes and appoints the Managing Member and authorized officers and attorneys-in-fact of the Managing Member, and each of them acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to execute, acknowledge, deliver, file and record in the appropriate public offices all instruments relating to the admission, withdrawal, removal or substitution of any Member pursuant to, and in accordance with, Article 11,
Article 12 or Article 13 hereof. Nothing contained herein shall be construed as authorizing the Managing Member to amend this Agreement except in accordance with Section 12.3 through the use of the power of attorney granted in this
Section 2.4.A.

               B. The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Members and Assignees will be relying upon the power of the Managing Member to act as contemplated by this Agreement, and it shall survive and not be affected by the subsequent Incapacity of any



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Member or Assignee and the Transfer of all or any portion of such Member's or
Assignee's LLC Units or Membership Interest and shall extend to such Member's or Assignee's heirs, successors, assigns and personal representatives.

               SECTION 2.5.  CERTIFICATE OF FORMATION; FILINGS

               A Certificate of Formation (the "Certificate") was filed on October 22, 1997 in the Office of the Delaware Secretary of State as required by the Act. The Managing Member may execute and file any duly authorized amendments to the Certificate (so long as they are consistent with the other provisions of this Agreement) from time to time in a form prescribed by the Act. The Managing Member shall also cause to be made, on behalf of the Company, any such additional filings and recordings as the Managing Member shall deem necessary or advisable.

               SECTION 2.6.  FICTITIOUS BUSINESS NAME STATEMENTS

               Following the execution of this Agreement, fictitious business name statements shall be filed and published when and if the Managing Member determines it is necessary. Any fictitious business name statement shall be renewed as required by applicable law.

               SECTION 2.7.  TERM

               Pursuant to the Act, the term of the Company commenced on December 20, 1985, the date on which the predecessor partnership to the Company was originally formed. The original Certificate was filed in the office of the Secretary of State of Delaware on October 22, 1997 in accordance with the Act. The term of the Company shall continue until October 22, 2012 unless earlier dissolved and liquidated pursuant to the provisions of Section 13 hereof.

                                   ARTICLE 3.
                                     PURPOSE

               SECTION 3.1.  PURPOSE AND BUSINESS

               The sole purposes of the Company are (i) to own, manage, operate, maintain, improve, encumber, sell or otherwise dispose of, in accordance with the terms of this Agreement, Villa Martinique and any other apartment building(s) or community(ies) acquired by the Company in the manner provided in this Agreement and invest and ultimately distribute funds, including, without limitation, funds obtained from owning or otherwise operating its Properties and the proceeds from the sale or other disposition of Villa Martinique and any such other apartment building(s) or community(ies), all in the manner permitted by this Agreement, and (ii) subject to and in accordance with the terms of this Agreement, to do anything necessary or incidental to the foregoing. No Member, including the Managing Member, shall have any authority to take any action on behalf of the Company that is not consistent with the foregoing purposes.


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               SECTION 3.2.  POWERS

               The Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes described in Section 3.1, subject to the terms of this Agreement.

               SECTION 3.3.  SPECIFIED PURPOSES

               The Company shall be a limited liability company and its sole purposes shall be those specified in Section 3.1, and this Agreement shall not be deemed to create a company, venture or partnership between or among the Members with respect to any other activities whatsoever. Except as otherwise provided in this Agreement (including, without limitation, Section 8.4.C hereof), no Member shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Company, its properties or any other Member. No Member, in its capacity as a Member under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Member or for liabilities of the Company or for liabilities of Costa Mesa Partners (the general partnership predecessor of the Company) nor shall the Company be responsible or liable for any indebtedness or obligation of any Member, incurred either before or after the execution and delivery of this Agreement by such Member, except to the extent, if any, otherwise provided in this Agreement (including, without limitation, Section 8.4.C hereof).

               SECTION 3.4. REPRESENTATIONS AND WARRANTIES AND COVENANTS BY THE MEMBERS

               A. Each Member that is an individual (including, without limitation, the Managing Member and each Substituted Member as a condition to becoming a Substituted Member) represents and warrants to the Company, the Managing Member and each other Member that (i) the consummation of the transactions contemplated by this Agreement to be performed by such Member will not result in a breach or violation of, or a default under, (a) any agreement by which such Member or any of such Member's property is bound, or (b) any statute, regulation, order or other law to which such Member is subject, except, in the case of both clauses (a) and (b) above, for those breaches, violations or defaults that would not materially and adversely affect the ability of such Member to perform his or her obligations under this Agreement, (ii) except as set forth on Schedule 3.4 hereto, such Member is neither a "foreign person" within the meaning of Code Section 1445(f) nor a "foreign partner" within the meaning of Code Section 1446(e), (iii) so long as the Managing Member is a REIT, such Member (other than the Managing Member) does not own, directly or indirectly or by attribution under Code Section 318 (as modified by Code Section 856(d)(5)), nine and eight-tenths percent (9.8%) or more of the total combined voting power of all classes of stock entitled to vote (calculated based on the total number of outstanding shares of stock entitled to vote as set forth in the Report) or nine and eight-tenths percent (9.8%) or more of the total number of outstanding shares of all classes of stock, of the Managing Member (calculated based on the total number of outstanding shares as set forth in the Report),
(iv) so long as the Managing Member is a REIT, such Member (other than the Managing Member) does not own, directly or indirectly or by attribution under


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Code Section 544 (as modified by Code Section 856(h)) eight percent (8%) or more of the value of the Equity Stock (calculated based on (i) the total number of outstanding shares of Equity Stock as set forth in the Report), multiplied by
(ii) the value of a share of Equity Stock based upon (AA) the closing price of a share of Equity Stock on the principal exchange on which such shares are then trading on the trading day immediately prior to the date on which this representation is made, or (BB) if the Equity Stock is not traded on an exchange but is quoted on the NASDAQ Stock Market or a successor quotation system, the last sales price (if such shares are then listed as a National Market Issue on the NASDAQ Stock Market) or the mean between the closing representative bid and asked prices (in all other cases) for a share of such Equity Stock on the trading day immediately prior to the date this representation is made as reported by the NASDAQ Stock Market or such successor quotation system, or (CC) if such shares are not publicly traded on an exchange and not quoted on the NASDAQ Stock Market or a successor quotation system, the mean between the closing bid and asked prices for a share of such Equity Stock on the trading day immediately prior to the date on which this representation is made, or (DD) if such shares are not publicly traded, the fair market value set forth in the Report as established by the Managing Member acting in good faith and in a manner consistent with the method used by the Managing Member to make similar calculations for its shareholders generally, and (v) this Agreement is binding upon, and enforceable against, such Member in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies may be limited by the application of general principles of equity (regardless of whether the equitable principles are applied in a proceeding at law or in equity).

               B. Each Member that is not an individual (including, without limitation, the Managing Member and each Substituted Member as a condition to becoming a Substituted Member) represents and warrants to the Company, the Managing Member and each other Member that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including, without limitation, that of its managing member(s) (or, if there is no managing member, a majority in interest of all members), committee(s), trustee(s), general partner(s), beneficiaries, directors and/or shareholder(s), as the case may be, as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under,
(a) its partnership or operating agreement, trust agreement, charter or bylaws, as the case may be, (b) any agreement by which such Member or any of such Member's properties or any of its partners, members, beneficiaries, trustees or shareholders, as the case may be, is or are bound, or (c) any statute, regulation, order or other law to which such Member or any of its partners, members, trustees, beneficiaries or shareholders, as the case may be, is or are subject, except, in the case of both clauses (b) and (c) above, for those breaches, violations or defaults that would not materially and adversely affect the ability of such Member to perform its obligations under this Agreement,
(iii) except as set forth on Schedule 3.4 hereto, such Member is neither a "foreign person" within the meaning of Code Section 1445(f) nor a "foreign partner" within the meaning of Code Section 1446(e), (iv) so long as the Managing Member is a REIT, such Member (other than the Managing Member) does not own, directly or indirectly or by attribution under Code Section 318 (as modified by Code Section 856(d)(5)), nine and eight-tenths percent (9.8%) or more of the total combined voting power of all classes of


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stock entitled to vote (calculated based on the total number of outstanding shares of stock entitled to vote as set forth in the Report) or nine and eight-tenths percent (9.8%) or more of the total number of outstanding shares of all classes of stock of the Managing Member (calculated based on the total number of outstanding shares as set forth in the Report), (v) so long as the Managing Member is a REIT, such Member (other than the Managing Member) does not own, directly or indirectly or by attribution under Code Section 544 (as modified by Code Section 856(h)) eight percent (8%) or more of the value of the Equity Stock (calculated based on (i) the total number of outstanding shares of Equity Stock as set forth in the Report), multiplied by (ii) the value of a share of Equity Stock based upon (AA) the closing price of a share of Equity Stock on the principal exchange on which such shares are then trading on the trading day immediately prior to the date on which this representation is made, or (BB) if the Equity Stock is not traded on an exchange but is quoted on the NASDAQ Stock Market or a successor quotation system, the last sales price (if such shares are then listed as a National Market Issue on the NASDAQ Stock Market) or the mean between the closing representative bid and asked prices (in all other cases) for a share of such Equity Stock on the trading day immediately prior to the date this representation is made as reported by the NASDAQ Stock Market or such successor quotation system, or (CC) if such shares are not publicly traded on an exchange and not quoted on the NASDAQ Stock Market or a successor quotation system, the mean between the closing bid and asked prices for a share of such Equity Stock on the trading day immediately prior to the date on which this representation is made, or (DD) if such shares are not publicly traded, the fair market value set forth in the Report as established by the Managing Member acting in good faith and consistent with the method used by the Managing Member to make similar calculations for its shareholders generally, and (vi) this Agreement is binding upon, and enforceable against, such Member in accordance with its terms, except that such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies may be limited by the application of general principles of equity (regardless of whether the equitable principles are applied in a proceeding at law or in equity).

               C. Each Member (including, without limitation, each Substituted Member as a condition to becoming a Substituted Member) represents, warrants and agrees that it has acquired its interest in the Company for its own account for investment only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, nor with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances in any transaction requiring registration under the Securities Act or in violation of federal or state securities laws. Each Member (other than any Substituted Member who has not acquired a Membership Interest (i) in a transaction constituting a "sale" within the meaning of Section 2(3) of the Securities Act or (ii) by gift from a Person as to whom the Member is a Family Member) further represents and warrants that it is an "accredited investor" as defined in Rule 501 promulgated under the Securities Act and is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Company in what it understands to be a highly speculative and illiquid investment.



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               D. The representations and warranties contained in Section 3.4 shall be deemed made as of the date hereof only, except that the representations and warranties set forth in Section 3.4.C with respect to Persons who become Members after the date hereof shall also be deemed made as of the earlier of the date such respective Persons acquire an interest in the Company or the date such respective Persons become a Member or a Substituted Member, as the case may be. Liability for the breach of the representations, warranties and agreements set forth in Sections 3.4.A, 3.4.B and 3.4.C hereof shall survive the execution and delivery of this Agreement by each Member (and, in the case of a Substituted Member, the admission of such Substituted Member as a Member in the Company) and the dissolution, liquidation and termination of the Company. The Managing Member may, in its sole and absolute discretion on behalf of the Company and its Members, grant waivers and exceptions to the representations and warranties contained in Sections 3.4.A, 3.4.B and 3.4.C hereof (other than those made by the Managing Member), but any such waiver or exception must be in writing, must refer to this Section 3.4.D and must describe with particularity the representation or warranty as to which such waiver or exception shall apply.

               E. NO PERSON HAS MADE ANY REPRESENTATION OR WARRANTY CONCERNING
(I) THE FEDERAL, STATE, LOCAL OR OTHER TAX (INCLUDING PROPERTY TAX) CONSEQUENCES TO ANY PERSON OF THE TRANSACTIONS, ACTIONS OR EVENTS (INCLUDING THE ALLOCATION OF TAX ITEMS) THAT MAY ARISE OUT OF OR BE CONTEMPLATED BY THE TRANSACTION AGREEMENTS OR THE EXECUTION, DELIVERY OR PERFORMANCE OF THE TRANSACTION AGREEMENTS EXCEPT AS EXPRESSLY SET FORTH IN SECTION 3.4 OF THIS AGREEMENT OR IN
SECTION 4.1 OF THE CONTRIBUTION AGREEMENT (COLLECTIVELY, "TAX REPRESENTATIONS") OR (II) ANY PROJECTIONS, CASH FLOWS, POTENTIAL PROFIT OR YIELDS FROM, PERFORMANCE OF OR ECONOMIC CONSEQUENCES OF AN INVESTMENT OR MEMBERSHIP IN THE COMPANY OR THE MANAGING MEMBER (COLLECTIVELY, THE "ECONOMIC REPRESENTATIONS"). EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY PROVIDED IN THIS AGREEMENT AND ANY REPRESENTATIONS AND WARRANTIES EXPRESSLY PROVIDED IN ANY OTHER TRANSACTION AGREEMENT OR IN ANY OTHER AGREEMENT OR DOCUMENT PROVIDED FOR IN, OR CONTEMPLATED BY, THIS AGREEMENT OR ANY TRANSACTION AGREEMENT (COLLECTIVELY, "EXPRESS REPRESENTATIONS"), NO PERSON IS MAKING ANY REPRESENTATION OR WARRANTY AS TO ANY OTHER MATTER (ALL SUCH REPRESENTATIONS, OTHER THAN THE EXPRESS REPRESENTATIONS, SHALL BE REFERRED TO HEREIN AS THE "OTHER REPRESENTATIONS"). EACH MEMBER (INCLUDING, WITHOUT LIMITATION, EACH SUBSTITUTED MEMBER AS A CONDITION TO BECOMING A SUBSTITUTED MEMBER) ACKNOWLEDGES THAT NO PERSON HAS MADE ANY TAX REPRESENTATIONS, ECONOMIC REPRESENTATIONS OR OTHER REPRESENTATIONS. CONSISTENT WITH THE FOREGOING AND AS A MATERIAL INDUCEMENT TO THE OTHER MEMBERS TO ENTER INTO THIS AGREEMENT, EACH MEMBER (INCLUDING, WITHOUT LIMITATION, EACH SUBSTITUTED MEMBER AS A CONDITION TO BECOMING A SUBSTITUTED MEMBER) HEREBY WAIVES (ON BEHALF OF ITSELF, HIMSELF OR HERSELF AND ON BEHALF OF ALL ASSIGNEES


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AND ALL HOLDERS) ANY AND ALL RIGHTS HE, SHE OR IT MAY HAVE AT ANY TIME, NOW OR
IN THE FUTURE, TO ASSERT A CLAIM THAT ANY TAX REPRESENTATIONS, ECONOMIC REPRESENTATIONS OR OTHER REPRESENTATIONS HAVE BEEN MADE BY OR ON BEHALF OF ANY MEMBER OR ANY OTHER PERSON OR TO SEEK DAMAGES, A RIGHT OF OFFSET OR OTHER RELIEF BASED UPON AN ALLEGED BREACH OR INACCURACY OF ANY TAX REPRESENTATION, ECONOMIC REPRESENTATION OR OTHER REPRESENTATIONS AND HEREBY AGREES NEVER TO ALLEGE OR ASSERT ANY SUCH CLAIM OR SEEK ANY SUCH DAMAGES, RIGHT OF OFFSET OR OTHER RELIEF. IN THE EVENT ANY MEMBER (OR THE TRANSFEREE OF ANY INTEREST, INCLUDING UNITS, OF THE MEMBER IN THE COMPANY) TAKES ANY ACTION TO ASSERT ANY SUCH CLAIM OR SEEK ANY SUCH DAMAGES, RIGHT OF OFFSET OR OTHER RELIEF WITH RESPECT TO ANY OTHER REPRESENTATIONS, THE MEMBER TAKING THE ACTION (OR, IN THE EVENT OF ACTION TAKEN BY A TRANSFEREE OF AN INTEREST OF A MEMBER, SUCH MEMBER) SHALL REIMBURSE THE OTHER MEMBERS AND THE TRANSFEREES OF AN INTEREST OF A MEMBER, IMMEDIATELY UPON DEMAND, FOR ANY AND ALL LOSSES, COSTS AND EXPENSES, INCLUDING, WITHOUT LIMITATION, LEGAL FEES, ACCOUNTING FEES, CONSULTING FEES AND COSTS OF RESPONSE, NEGOTIATION AND DEFENSE, INCURRED BY THOSE MEMBERS IN CONNECTION WITH OR AS A RESULT OF SUCH ACTION (COLLECTIVELY, "COSTS"), AND ANY COSTS NOT SO PAID UPON DEMAND SHALL BEAR INTEREST, FROM THE DATE OF DEMAND UNTIL PAID, AT THE HIGHEST RATE PERMITTED BY APPLICABLE USURY LAW, UP TO THE MAXIMUM RATE OF 18% PER ANNUM.

               F. EACH MEMBER (INCLUDING, WITHOUT LIMITATION, EACH SUBSTITUTED MEMBER AS A CONDITION TO BECOMING A SUBSTITUTED MEMBER) REPRESENTS THAT IT OR HE HAS BEEN REPRESENTED BY INDEPENDENT ADVISORS, INCLUDING LEGAL COUNSEL AND TAX COUNSEL, IN CONNECTION WITH THE TRANSACTIONS PROVIDED FOR IN OR CONTEMPLATED BY THE TRANSACTION AGREEMENTS (AND, IN THE CASE OF OAS, THE ORIGINAL MEMBERS AND ISRAEL AND COHEN, IN CONNECTION WITH THE NEGOTIATION AND EXECUTION OF THIS AGREEMENT AND THE OTHER TRANSACTION AGREEMENTS), AND THAT IT, SHE OR HE HAS DISCUSSED, TO THE EXTENT IT, SHE OR HE HAS DEEMED APPROPRIATE, WITH ITS, HER OR HIS INDEPENDENT ADVISORS, INCLUDING LEGAL COUNSEL AND TAX COUNSEL, THE CONSEQUENCES, INCLUDING THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES AND TAX RETURN DISCLOSURE REQUIREMENTS, OF THE TRANSACTIONS, ACTIONS AND EVENTS ARISING OUT OF OR CONTEMPLATED BY THE TRANSACTION AGREEMENTS AND THE EXECUTION, DELIVERY AND PERFORMANCE OF THE TRANSACTION AGREEMENTS. IN PLACING THEIR INITIALS BELOW EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE IN SECTION 3.4.E AND F AND IRREVOCABLY AND CONCLUSIVELY AGREES TO THE MATTERS SET FORTH IN THE FOREGOING SECTIONS 3.4.E AND F, INCLUDING THE WAIVERS OR RIGHTS SET FORTH THEREIN

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               AND THAT HOLDERS, ASSIGNEES OR SUBSTITUTED MEMBERS NEED NOT HAVE
INITIALED BELOW TO BE SUBJECT TO OR BE DEEMED TO HAVE AGREED TO THE PROVISIONS OF SECTION 3.4.E AND F.

               INITIAL ____         INITIAL ____          INITIAL ____


                                   ARTICLE 4.
                              CAPITAL CONTRIBUTIONS

               SECTION 4.1.  CAPITAL CONTRIBUTIONS OF THE INITIAL MEMBERS

               At the time of their respective execution of this Agreement, the Members shall make or already have made their respective Capital Contributions set forth in Exhibit A, which will include contributions to the Reserve for Capital Improvements. The Properties owned by the Company at the time of the execution of this Agreement shall be deemed to have an aggregate Gross Asset Value of $72,000,000, which shall be allocated for Capital Account purposes among the Original Members in the proportions designated in Exhibit A. Each Member (but not the Managing Member) shall own LLC Units in the respective amounts set forth in Exhibit A, as the same may be amended from time to time. Except as provided by law or in the other provisions of this Agreement, including Sections 4.4, 5.5, 7.1.B(9), 7.1.B(10) and 7.4, the Members shall have no obligation to make any additional Capital Contributions or loans to the Company. Further, no Member nor any Affiliate of a Member shall make any loan(s) to the Company, nor borrow any amount from the Company (except that it is acknowledged that an amount may be treated as a loan from the Company for withholding taxes under Section 10.4).

               SECTION 4.2.  NO ADDITIONAL MEMBERS

               No Persons shall be admitted as additional Members of the Company except Substituted Members pursuant to Section 11.4 or a successor to the Managing Member pursuant to Sections 11.2 and 12.1. No additional LLC Units shall be issued.

               SECTION 4.3.  LOANS BY THIRD PARTIES

               Subject to the provisions of Sections 4.1 and 7.3 hereof, the Company may incur or assume Debt for any purpose (including, without limitation, in connection with any further acquisition of Properties from any Person), upon such terms as the Managing Member determines appropriate; provided, however, that the Company shall not incur or assume any Debt (a) under which a breach, violation or default would be deemed to occur by virtue of the Transfer or Exchange of any Membership Interest or (b) if such incurrence or assumption would (whether with notice or passage of time or both) result in a breach of or default under the terms of the Developer Note, Bonds, Bond Credit Enhancement or any refinancing thereof.



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               SECTION 4.4.  ADDITIONAL FUNDING AND CAPITAL CONTRIBUTIONS

               The Managing Member may, subject to the terms of this Agreement and at any time and from time to time, determine that the Company requires additional funds for such purposes as the Managing Member may determine. Any additional funds required by the Company shall be contributed by the Managing Member. Notwithstanding the foregoing two sentences, the Managing Member shall make all Capital Contributions required by this Agreement to be made by the Managing Member on or after the Measurement Date, including those required by Sections 5.5, 7.1.B(9) and 7.1.B(10), whether or not it has made a determination that additional funds are required. Any Holder shall have the right to enforce the obligations of the Managing Member to make the Capital Contributions required by this Agreement, including those required by Sections 5.5, 7.1.B(9) and 7.1.B(10). No Holder shall have any liability or obligation with respect to or on account of any Capital Contribution or other payment made or required to be made by the Managing Member under this Agreement and the Managing Member hereby unconditionally releases all Holders from any such liability or obligation. Subject to the next sentence, any Holder shall have the right, at any time at its option, to agree to restore all or any portion of any deficit in its Capital Account by agreeing to make a Capital Contribution upon the liquidation of the Company, as defined in Section 13.2.C (a "Deficit Restoration Obligation"). Should the Managing Member notify a Holder that the Managing Member reasonably believes the Holder will be allocated during a taxable year income in excess of the income that otherwise would be allocated to it pursuant to Section 6.2.A unless it agrees to such a Deficit Restoration Obligation (or an increased amount of a Deficit Restoration Obligation), the Holder shall have 60 days from the receipt of such notice to notify the Managing Member whether, and if so, how much of a Deficit Restoration Obligation (or an increased amount of a Deficit Restoration Obligation) it desires for the taxable year. If such Holder does not notify the Managing Member within such 60 day period, it shall be precluded from agreeing to or increasing its Deficit Restoration Obligation for such taxable year.

               SECTION 4.5.  NO INTEREST; NO RETURN

               No Member shall be entitled to interest on its Capital Contribution or on such Member's Capital Account. Further, except as otherwise provided in this Agreement, additional Capital Contributions shall not affect any Holder's or Member's right to profit, gain, loss or distributions under this Agreement. Except as provided herein or by law, no Member shall have any right to demand or receive the return of its Capital Contribution from the Company. Notwithstanding anything to the contrary in this Agreement, all distributions provided for or permitted under this Agreement shall constitute equity capital or a return on equity capital and not interest or any other fee or charge in the nature of interest. Further, (i) if, in strict accordance with the provisions of this Agreement, at any time the Company does agree to pay a Member any amount which is determined by a court of competent jurisdiction to be interest or any other fee or charge in the nature of interest, then in no event shall such amount exceed the highest rate permissible under any law to which such payment is subject and (ii) if it should be determined by a court of competent jurisdiction that any Member has contracted for any rate of interest in excess of the highest lawful rate, then such rate shall be reduced to the highest lawful rate so that in no event shall amounts be charged or received which are in excess of the highest lawful rate, and, in the event it should be determined that any excess over such highest lawful rate has been charged or received, such Member shall promptly refund such excess to the Company; provided, however, that, if lawful, any such excess shall be paid by the Company to such Member during any subsequent period to the extent such payments will not cause the maximum lawful rate to be exceeded for such subsequent period.

               SECTION 4.6.  LETTER OF CREDIT

               A. (1) Concurrently with the execution of this Agreement, the Managing Member will provide, at its sole cost and expense, the Original Members with a letter of credit in the amount of $500,000 issued by Wells Fargo Bank in the form consistent in all material respects with the form attached hereto as Exhibit C (collectively with any additional letter of credit referenced in the next sentence, the "Letter of Credit"). Subsequent to the date of this Agreement, if required pursuant to the provisions of Section 5.1.B(2), the Managing Member will provide the Holders with an additional Letter of Credit as described in Section 5.1.B(2) in the amount of $500,000 so that the total of the Letter of Credit outstanding is $1 million. Subject to Sections 4.6.B and 5.1.B(2), if any time hereafter the amount of funds available under the Letter of Credit is less than $500,000 (or $1,000,000 if required by Section 5.1.B(2)), the Managing Member shall, within five (5) Business Days thereafter, make the payments or take the action necessary to restore the amount of funds available under the Letter of Credit to $500,000 (or $1,000,000 if required by Section 5.1.B(2)). All funds drawn under the Letter of Credit pursuant to this Agreement shall be deemed to be additional Capital Contributions to the Company by the Managing Member except for funds drawn down on any Letter of Credit as a result of an LC Termination, which funds are deposited in the LC Account, which draw down shall be deemed to be a Capital Contribution only when and if such amounts are actually distributed from the LC Account to any Holders in accordance with this Agreement, and any unpaid Priority Distributions shall be deemed to have been distributed by the Company to the Priority Distribution Recipients, to the full extent of the drawings under the Letter of Credit, on the date of the respective drawings under the Letter of Credit except for any funds drawn down on any Letter of Credit as a result of the LC Termination, which funds are deposited in the LC Account, which draw down amounts shall only be deemed to be distributed to the Priority Distribution Recipients in distribution of the unpaid Priority Distributions, at the time and to extent that such amounts are actually distributed to them from the LC Account.

                      The Letter of Credit shall be used only as permitted in accordance with the terms of that Letter of Credit and the provisions of
        Section 5.1.B.

                      (2) Subject to Section 4.6.B, the Managing Member shall maintain in effect throughout the term of this Agreement the Letter of Credit. No later than five (5) days prior to the expiration of any Letter of Credit, the Managing Member will replace the existing Letter of Credit with a new Letter of Credit in the form and amount consistent in all material respects with the form and the amount of the existing Letter of Credit outstanding. If the Managing Member does not deliver the replacement Letter of

        Credit (which event is referred to as a "LC Termination"), the Non-Managing Member Representative shall have the right to draw down the entire amount available under the existing Letter of Credit. All amounts so drawn down by the Non-Managing Member Representative under this
        Section 4.6.A(2) shall be deposited by the Non-Managing Member Representative in a separate interest-bearing bank account (the "LC Account") with the Non-Managing Member Representative as the sole signatory and used only to pay amounts that would otherwise have been paid under the Letter of Credit pursuant to Section 5.1.B(1).

               B. If the Net Cash Flow of the Company for any period of twelve consecutive months is equal to or greater than $3,000,000, the obligation of the Managing Member to maintain the Letter of Credit shall terminate on the day (the "LC Termination Date") after the later of (i) the next LLC Distribution Date or
(ii) the date on which all Priority Distributions for the Company's fiscal quarter preceding the next LLC Distribution Date and for all prior periods have been paid in full to the Priority Distribution Recipients. On the LC Termination Date, the Non-Managing Member Representative will return the existing Letter of Credit to Wells Fargo Bank, together with any other documentation requested by Wells Fargo Bank necessary to permanently cancel the Letter of Credit. Immediately after five (5) Business Days written notice of the LC Termination Date, the Non-Managing Member Representative shall pay all amounts in the LC Account (including all interest accrued thereon) to the Managing Member in immediately available funds. The amounts in the LC Account on the LC Termination Date shall be repaid to the Managing Member (without reduction or offset for any claim of any party for any reason, notwithstanding any other provision of this Agreement) and if not paid on the LC Termination Date (i) the unpaid amount (the "Unpaid Amount") shall bear interest at the highest rate permitted by law until paid in full, and (ii) the Company shall be entitled to offset on behalf of the Managing Member the Unpaid Amount, together with interest accrued thereon, against any payments or distributions payable to the Holders hereunder, including, without limitation, payments or distributions made pursuant to
Section 5.1, 5.6 or 13.2 of this Agreement. Any payment or distribution against which such an offset is made shall be deemed to have been paid or made to the extent of the offset. The amount so offset shall be deemed applied first against the payment of accrued and unpaid interest on the Unpaid Amount and then to reduce the obligation of the Non-Managing Member Representative to pay the Unpaid Amount. The amount of any such offset shall be paid by the Company directly to the Managing Member without reduction or offset for any claim of any party for any reason, notwithstanding any other provision of this Agreement.

               SECTION 4.7.  PAYMENTS UNDER CONTINUING GUARANTY

               In the event OAS shall make any payments under or pursuant to the Continuing Guaranty, and in lieu of any right Managing Member may have to obtain reimbursement for such payments by way of subrogation or other principle of surety law, all such payments shall be deemed to be additional Capital Contributions to the Company by the Managing Member.

                                   ARTICLE 5.
                      DISTRIBUTIONS AND GUARANTEED PAYMENTS

               SECTION 5.1. REQUIREMENT AND CHARACTERIZATION OF DISTRIBUTIONS AND GUARANTEED PAYMENTS

               A. Subject to Section 13.2, the Managing Member shall cause the Company to distribute quarterly during each Fiscal Year, on each LLC Distribution Date during the term of this Agreement, all of the Available Cash from Operations for such quarter (or other applicable period) to the Holders and the Managing Member on the LLC Record Date with respect to such quarter (or other period) as follows (and no offset or withholding of any amounts distributable to the Holders under this or any other Section of this Agreement shall occur except to the extent provided under Sections 4.6.B, 5.1.C, 8.8, 10.2.B, 10.2.C, 10.2.D, or 10.4, if applicable):

                      (1) First, subject to any offset pursuant to Section 4.6.B or Section 5.1.C (the amount of which offset, together with any other repayment of Excess Payments, shall be distributed or paid solely in accordance with Section 4.6.B or Section 5.1.C, as the case may be, notwithstanding any other provision of this Agreement to the contrary),
        Section 8.8, Section 10.2.B, Section 10.2.C, 10.2.D, or Section 10.4, to each Holder an amount equal to the sum of (a) the product of (i) the Preferred Return Per Unit for such Holder (or its predecessor) for such quarter (or other period) and (ii) the number of LLC Units held by such Holder as of the LLC Record Date for such quarter (or other period) and
        (b) any undistributed amounts previously distributable to such Holder (or its predecessor) under this Section 5.1.A(1) that have not been distributed for any reason, including because there was not sufficient Available Cash from Operations to make the distribution), together with an additional return on said undistributed amounts (and on any amounts previously distributable to such Holder or its predecessor under Section 5.1.A(1)(a) above that were not distributed by the applicable LLC Distribution Date), to the extent not previously distributed, computed at the rate of 1.5% per month or portion of a month (prorated on a 30-day basis for portions of a month) from the applicable LLC Distribution Date until distributed; provided, however, that the amount distributable pursuant to clause (a) to any Holder with respect to the period ending December 31, 1997 shall be prorated based on the number of days from the day immediately prior to the Measurement Date until December 31, 1997;

                      (2) Second, to the Managing Member to the extent, if any, of the cumulative amount of Capital Contributions made by the Managing Member or deemed made by the Managing Member (including, without limitation, Capital Contributions made or deemed made under Section 7.4 or Section 7.7) (which has not previously been distributed to the Managing Member under this Section 5.1.A(2)) other than its initial Capital Contributions made as described in Section 4.1;

                      (3) Third, if in any Fiscal Year the Company has Net Cash Flow in excess of $6.6 million, an amount equal to the excess (the "Excess") of Net Cash Flow over $6.6 million, if any, shall be distributed (a) subject to the withholding requirements, if any, imposed by Sections 5.1.C, 8.8, 10.2.B, 10.2.C, and/or 10.4 (if applicable), to the Holders, in proportion to their outstanding LLC Units as of the LLC Record Date, in an amount equal to the product of
        (i) 5% and (ii) the Adjusted Holder Percentage, and (b) the remainder of the Excess to the Managing Member, but in each case only with respect to Net Cash Flow in excess of $6.6 million; in the event the sum of the distributions made pursuant to this Section 5.1.A(3) in respect of any Fiscal Year, plus the amount, if any, withheld therefrom pursuant to Sections 4.6.B, 5.1.C, 8.8, 10.2.B, 10.2.C, 10.2.D or 10.4 is less than the Excess for such Fiscal Year, the amount of the difference (which amount, to the extent not distributed in future distribution periods as hereinafter provided and to the extent no offset has been taken against it in future distribution periods pursuant to Section 4.6.B or Section 5.1.C, is referred herein as the "Undistributed Difference") shall be carried over to subsequent distribution periods and no future distributions of Available Cash from Operations shall be made pursuant to Section 5.1.A(4) hereof until Available Cash from Operations in the amount of the Undistributed Difference for all prior periods has been distributed pursuant to this Section 5.1.A(3) or has been the subject of an offset pursuant to Sections 4.6.B, 5.1.C, 8.8, 10.2.B, 10.2.C, 10.2.D or 10.4 hereof; and

                      (4) Fourth, the remaining balance, if any, (a) subject to offset, if any, imposed by Sections 4.6.B, 5.1.C, 8.8, 10.2.B, 10.2.C, 10.2.D or 10.4 (if applicable), to the Holders in proportion to their outstanding LLC Units as of the LLC Record Date, an amount equal to the product of (i) 1% and (ii) the Adjusted Holder Percentage, and (b) the remainder to the Managing Member.

               B. If the Managing Member shall fail (whether resulting from insufficient Available Cash from Operations or otherwise, including as a result of restrictions on distributions in the Reaffirmation Agreement) to make a distribution of all or any portion of the amounts set forth in Section 5.1.A(1) (the "Priority Distributions") to the applicable Holders (the "Priority Distribution Recipients") by an applicable LLC Distribution Date, then:

                      (1) if such failure shall continue, in whole or part, for more than five (5) Business Days following the date (the "Notice Date") on which the Non-Managing Member Representative shall have notified the Managing Member in writing of such failure), and if the obligation to maintain the Letter of Credit shall not have terminated pursuant to
        Section 4.6, the Non-Managing Member Representative shall be entitled to draw down funds under the Letter of Credit in an amount not in excess of the amount required to pay any undistributed Priority Distributions to the Priority Distribution Recipients and the Non-Managing Member Representative shall immediately pay the amount of the drawings under the Letter of Credit to the Priority Distribution Recipients in accordance with the information the Managing Member will provide to the Non-Managing Member Representative with respect to the relative interests of such Priority Distribution Recipients to enable the Non-Managing Member Representative to be able to make those payments. All funds drawn under any Letter of Credit pursuant to this Section 5.1.B(1) shall be deemed to be additional Capital Contributions to the Company by the Managing Member to the extent (and only to the extent) set forth in Section 4.6(A)(1).

                      (2) if such failure shall continue, in whole or in part, for more than 30 days following the Notice Date, and the Company is then required by the terms of this Agreement to maintain the Letter of Credit, the Managing Member shall at its sole cost and expense provide the Holders, within five (5) Business Days, with an additional Letter of Credit in the amount of $500,000 issued by Wells Fargo Bank in the form consistent in all material respects with the form attached hereto as Exhibit C;

                      (3) if such failure shall continue, in whole or part, for more than 30 days following the Notice Date, the percentages relating to distributions of Available Cash from Operations, Net Income and Net Loss from Operations, and Net Income and Net Loss from Sale set forth in all of Sections 5.1.A(3) and (4), Section 6.2.B(2), Section 6.3.A(1)(d) and
        Section 6.3.A(2)(c) applicable to Holders shall be permanently increased by four (4) points for each 30 day period (or portion of a 30 day period) following the applicable LLC Distribution Date during which the Priority Distributions remain wholly or partially unpaid and the Managing Members' percentage in those Sections shall be correspondingly reduced. For example, if the LLC Distribution Date is March 31, 1998 and the Priority Distributions are not paid in full until May 1, 1998, the "1%" in Section 5.1.A(4) shall become "9%", the "5%" in Section 5.1.A(3) shall become "13%", the "1%" in Section 6.2.B(2) shall become "9%", and the "10%" in Section 6.3.A(1)(d) and Section 6.3.A(2)(c) shall become "18%," and the Managing Member's percentage in each of these Sections shall be correspondingly reduced; and

                      (4) if the Non-Managing Member shall have exercised in full the rights set forth in Section 5.1.B(1) and drawings under the Letter of Credit (if outstanding) made pursuant to Section 5.1.B(1) were insufficient to pay the undistributed Property Distributions in full and the failure to pay the Undistributed Priority Distributions in full shall continue, in whole or part, for more than 90 days following the Notice Date, the Non-Managing Member Representative may give notice to the Managing Member which shall (i) state that it is a notice under this
        Section 5.1.B(4) and (ii) state that it is the intention of the Non-Managing Member Representative to commence the exercise of the rights set forth in this Section 5.1.B(4). If all outstanding, unpaid undistributed Priority Distributions have not been distributed within ten (10) Business Days after such notice is given, notwithstanding anything to the contrary in this Agreement or elsewhere, the Non-Managing Member Representative shall have and is hereby irrevocably granted the full power, authority and right (but not the obligation) to act for and on behalf of the Company (with his sole signature) to cause the Company from time to time to sell, dispose or borrow against on a secured basis or otherwise encumber any Property of the Company in order to generate all or a portion of the cash necessary to distribute to the Priority Distribution Recipients all unpaid Priority Distributions and the Managing Member shall immediately take such action as the Non-Managing Member Representative shall reasonably request to enable the Non-Managing Member Representative to take the foregoing actions. If a sale or disposition occurs under the preceding sentence (a "Forced Sale or Disposition"), then the amount of the Priority Distributions shall be increased one time, and only one time during the term of this Agreement, (and such increase shall be immediately distributed from the first proceeds of such sale or disposition) for all purposes (and shall be deemed an amount distributable under Section 5.1(A)(1) herein) by an amount equal to the product of $8,666,666 and the Adjusted Holder Percentage (the "Adjusted Liquidated Damage Amount") (and such increase shall be allocated among the Priority Distribution Recipients in the ratio of their LLC Units outstanding). Further, the Managing Member hereby irrevocably constitutes and appoints the Non-Managing Member Representative, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to execute, acknowledge, deliver, file and record in the appropriate public offices all conveyances and other instruments or documents that the Non-Managing Member Representative deems appropriate or necessary to reflect any sale, disposition, borrowing or encumbrance referred to in the immediately-preceding sentence and to cause the Priority Distributions to be distributed to the Priority Distribution Recipients. The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, and it shall survive and not be affected by the subsequent Incapacity of the Managing Member or the Transfer of all or any portion of such Managing Member's Membership Interest and shall extend to the Managing Member's successors, assigns and representatives. Concurrently with the parties' execution of this Agreement, the Managing Member shall record in the real estate records of the Counties where the Company's Properties are located a memorandum or other instrument setting forth in full the foregoing power of attorney in form reasonably acceptable to the Non-Managing Member Representative (and thereafter whenever any other real property(ies) is acquired by the Company, the Managing Member shall also record such a memorandum or other instrument in the Counties where the same is or are located.

               THE ADJUSTED LIQUIDATED DAMAGE AMOUNT IS PAYABLE WHETHER OR NOT THE EVENTS GIVING RISE TO THE PAYMENT OF THE ADJUSTED LIQUIDATED DAMAGE AMOUNT CONSTITUTE A BREACH OF ANY PROVISION IN THIS AGREEMENT. HOWEVER, THE PARTIES TO THIS AGREEMENT ACKNOWLEDGE THAT THE HOLDERS' ACTUAL DAMAGES OR ADVERSE CONSEQUENCES IN THE EVENT OF A FORCED SALE OR DISPOSITION UNDER THIS SECTION 5.1.B(4) WOULD BE EXTREMELY DIFFICULT, COSTLY, INCONVENIENT AND IMPRACTICABLE TO DETERMINE AND PROVE. THEREFORE, THE PARTIES FURTHER ACKNOWLEDGE THAT THE ADJUSTED LIQUIDATED DAMAGE AMOUNT SHALL BE DEEMED FOR ALL PURPOSES TO HAVE BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF DAMAGES OR ADVERSE CONSEQUENCES TO THE HOLDERS IN THE EVENT OF A FORCED SALE OR DISPOSITION UNDER THIS SECTION 5.1.B(4). THE PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT THE ADJUSTED LIQUIDATED DAMAGE AMOUNT IS A REASONABLE SUM CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, INCLUDING THE RELATIONSHIP OF THE TOTAL ADJUSTED LIQUIDATED DAMAGE AMOUNT TO THE RANGE OF

POSSIBLE HARM TO THE HOLDERS AND THEIR DIRECT AND INDIRECT OWNERS, INCLUDING THE EFFECT OF POSSIBLE ADDITIONAL OR ACCELERATED STATE AND FEDERAL INCOME TAXES THAT REASONABLY COULD BE ANTICIPATED. THE PARTIES HERETO FURTHER ACKNOWLEDGE AND AGREE THAT THE HOLDERS SHALL BE ENTITLED TO RECEIVE, AND THE COMPANY SHALL BE REQUIRED TO DISTRIBUTE, THE ADJUSTED LIQUIDATED DAMAGE AMOUNT ONLY ONCE, NO MATTER HOW MANY FAILURES TO PAY DISTRIBUTIONS OR FORCED SALES OR DISPOSITIONS UNDER THIS SECTION 5.1.B(4) MAY HAVE OCCURRED OR MAY OCCUR. UPON DISTRIBUTION OF THE ADJUSTED LIQUIDATED DAMAGE AMOUNT BY THE COMPANY PURSUANT TO THIS SECTION 5.1.B(4), ALL RIGHTS OF THE HOLDERS TO RECEIVE ANY FURTHER PAYMENTS OF THE ADJUSTED LIQUIDATED DAMAGE AMOUNT UNDER THIS SECTION 5.1.B(4) ON ACCOUNT OF OTHER OR FUTURE FAILURES TO MAKE DISTRIBUTIONS OR ON ACCOUNT OF OTHER OF FUTURE FORCED SALES OR DISPOSITIONS SHALL CEASE. NEITHER ANY FORCED SALE OR DISPOSITION PURSUANT TO THIS SECTION 5.1.B(4) NOR ANY DISTRIBUTION OF THE ADJUSTED LIQUIDATED DAMAGE AMOUNT BY THE COMPANY SHALL CONSTITUTE A LIQUIDATED DAMAGES BREACH (AS DEFINED IN SECTION 7.3.G) OR ANY OTHER BREACH OF THE OBLIGATIONS OF THE MANAGING MEMBER UNDER ANY PROVISION OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE PROVISIONS OF SECTION 7.3. THE PARTIES TO THIS AGREEMENT ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THIS PROVISION COVERING LIQUIDATED DAMAGES AND THAT THEY SHALL HAVE NO RECOURSE AGAINST ANY PERSON IN THE EVENT OF A FORCED SALE OR DISPOSITION UNDER THIS SECTION 5.1.B(4) PROVIDED THAT THE HOLDERS RECEIVE THE ADJUSTED LIQUIDATED DAMAGE AMOUNT AS LIQUIDATED DAMAGES AT THE TIME AND IN THE MANNER PROVIDED IN THIS SECTION 5.1.B(4). FURTHER, NOTWITHSTANDING THE FOREGOING, THE HOLDERS AND MEMBERS (OTHER THAN THE MANAGING MEMBER), IN ADDITION TO ALL RIGHTS THEY MAY HAVE TO THE ADJUSTED LIQUIDATED DAMAGE AMOUNT UNDER THIS SECTION 5.1.B(4), SHALL STILL HAVE ALL OF THEIR OTHER RIGHTS UNDER THIS AGREEMENT TO RECEIVE GUARANTEED PAYMENTS, INCOME, GAIN, LOSS, PROFITS, DISTRIBUTIONS AND INDEMNITY PAYMENTS (AND DAMAGES OR OTHER RELIEF FOR ANY BREACH OF ANY OTHER PROVISIONS OF THIS AGREEMENT OTHER THAN ANY BREACH THAT, IN THE ABSENCE OF THE FOREGOING LIMITATIONS, MIGHT BE DEEMED TO HAVE ARISEN BY VIRTUE OF THE FORCED SALE OR DISPOSITION OR THE DISTRIBUTION OF THE ADJUSTED LIQUIDATED DAMAGE AMOUNT). EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES THAT IN CONNECTION WITH THE TRANSACTIONS PROVIDED FOR IN THIS AGREEMENT IT HAS BEEN REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THE PROVISIONS IN THIS SECTION 5.1.B(4) AT THE TIME THIS AGREEMENT WAS MADE. IN PLACING THEIR INITIALS BELOW EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND IRREVOCABLY AND CONCLUSIVELY AGREES THAT THE ADJUSTED LIQUIDATED DAMAGE AMOUNT (INCLUDING, WITHOUT LIMITATION, THE METHODOLOGY BY WHICH IT WAS DETERMINED) MAY NOT BE

CHALLENGED BY ANY PARTY OR OTHER PERSON AND THAT ANY HOLDERS, ASSIGNEES OR SUBSTITUTED MEMBERS NEED NOT HAVE INITIALED BELOW TO OBTAIN THE BENEFITS OF THIS
SECTION 5.1.B(4) (AND THEY SHALL BE DEEMED THIRD PARTY BENEFICIARIES OF THE
SAME).

               INITIAL ____         INITIAL ____          INITIAL ____


               C.     GUARANTEED PAYMENT

                      (1) Notwithstanding anything to the contrary herein, the Company shall pay quarterly during each Fiscal Year, on each Guaranteed Payment Date (whether or not there is Available Cash from Operations), and the Managing Member shall make any Capital Contribution required to enable the Company to so pay, to the Holders in proportion to their outstanding LLC Units as of the Guaranteed Payment Record Date an amount (which is intended to be a guaranteed payment pursuant to Section 707(c) of the Code) equal to the sum of (i) the Property Tax Difference and
        (ii) any amounts that should have been distributed previously to the Holders under this Section 5.1.C but were not so distributed for any reason, together with an additional return on said unpaid amounts (and on any amounts previously distributable to Holders under the foregoing clause (i) of this Section 5.1.C(1) that were not paid by the applicable LLC Guaranteed Payment Date), to the extent not previously paid, computed at the rate of 1.5% per month or any portion of a month (prorated on a 30-day basis for portions of a month) from the applicable Guaranteed Payment Date until paid; provided, however, that the amount distributable pursuant to clause (i) of this Section 5.1.C(1) to any Holder with respect to the period ending December 31, 1997 shall be prorated based on the number of days from the date immediately prior to the Measurement Date until December 31, 1997; provided, further, that the amount distributable pursuant to this Section 5.1.C(1) to a Holder with respect to any quarter during which that Holder Exchanges any LLC Units shall be prorated, but only with respect to those LLC Units actually Exchanged, based on the number of days from the beginning of the applicable fiscal quarter until the closing of that Exchange.

                      (2) If a Termination Event (as defined in Section 5.1.C(3) hereof) occurs and the Company actually reports and pays property taxes consistent with the Termination Event, the provisions of clause (i) of
        Section 5.1.C(1) (but not the provisions of clause (ii)) shall terminate on the date of the Termination Event and be of no further force or effect (except that if the Termination Event occurs on a Guaranteed Payment Date, the provisions of clause (i) shall apply to the payment to be made on the Guaranteed Payment Date on which the Termination Event occurs, and if the Termination Event does not occur on an Guaranteed Payment Date, the provisions of clause (i) shall apply to the payment to be made on the LLC Distribution Date next following the date on which the Termination Event occurs (the amount of which will be reduced by appropriate prorations to account for the portion of the quarter for which the Company is actually required to pay higher property taxes under applicable property tax laws and regulations as a result of the Termination Event). If a Termination Event occurs prior to the date of any payment made to the Holders pursuant to Section 5.1.C(1) (without the property tax consequences of the Termination Event being accurately reflected in the calculation of the Property Tax Difference at the time of such payment), the Managing Member, on behalf of the Company, shall offset against the distributions which would otherwise be required to be distributed to Holders pursuant to Sections 5.1.A, 5.6 or 13.2 or any other provision of this Agreement (and the distribution shall be deemed to have been made to the extent of the offset), an amount equal to the sum (which sum is referred to as the "Excess Payments") of (i) the excess, if any, of (aa) the cumulative amount of all payments previously made pursuant to Section 5.1.C(1), over (bb) the cumulative amount of all payments which would have been required to be made taking into account the property tax consequences of the Termination Event, plus (ii) interest (but not any penalties) at the rate assessed by the applicable property tax assessor (if any) calculated on said excess in (i) above for the period from the date of the Termination Event to the date such excess has been repaid to the Company by offset or otherwise; provided, however, that if the amount of the Excess Payments with respect to any Holder exceeds the amount of the remaining distributions required to be made to that Holder pursuant to
        Section 5.1.A(1) (assuming sufficient Available Cash from Operations to make such distributions) at the time the Holder exercises its Exchange rights, then prior to or concurrently with the Holder's receipt of the full consideration for such Exchange, the Holder shall repay (with reservation of rights if the Holder disputes his obligation to pay) to the Company the full remaining amount of Excess Payments that has not yet been offset or repaid as of that time. The amount so offset or repaid shall be distributed pursuant to Sections 5.1.A(1), (2), (3) and
        (4) above (or 13.2, if applicable), at the time and to the extent of the foregoing offset or repayment and before any further distributions are made (but without causing any delay in making the further distributions) under Section 5.1.A(1), and the Managing Member shall make the appropriate adjustments to the Members' Capital Accounts and the books and records of the Company to reflect the foregoing transactions. The term "Property Tax Difference" shall mean an amount equal to the product of (a) 12.5% and (b) an amount (which shall not be less than zero) equal to (i) $781,025, less (ii) the amount of the real property taxes payable with respect to Villa Martinique for the Property Tax Year in which the LLC Record Date in respect of which a distribution is to be made pursuant to Section 5.1.C(1) (excluding special assessments payable in respect of periods subsequent to the Measurement Date and excluding the portion of those taxes attributable to (a) improvements on or to Villa Martinique, the construction of which commenced subsequent to the Measurement Date) or (b) an increase in tax attributable to an Early Sale (as defined below); provided, further, that fifty percent (50%) of the amount of any rebates or refunds of property taxes paid (to the extent not explicitly or implicitly taken into account in the calculation of the amount determined in clause (ii) of the immediately preceding sentence) with respect to Villa Martinique shall be paid as soon as practicable to the Holders following receipt of the rebate or refund, in proportion to their outstanding LLC Units as of the date of the payment (or if no LLC Units are then outstanding to the Persons who were Holders on the last date on which LLC Units were outstanding, in proportion to their outstanding LLC Units on that date).

                      (3) For purposes of this Section 5.1.C, the term "Termination Event" shall mean an event or series of events (other than from a sale or other disposition of Villa Martinique by the Company in violation of Section 7.3.C(1) or (2) or a Transfer under Section 11.2 hereof (any of which, an "Early Sale")) which results in the amount of the real property taxes payable with respect to Villa Martinique for the Property Tax Year in which the Guaranteed Payment Date in respect of which a payment is to be made pursuant to Section 5.1.C(1) (excluding special assessments payable in respect of periods subsequent to the Measurement Date and excluding the portion of those taxes attributable to improvements on or to Villa Martinique, the construction of which commenced subsequent to the Measurement Date) being equal to or in excess of $781,025. Nothing in Section 5.1.C shall preclude the Holders
        (x) from challenging whether a Termination Event actually occurred, or
        (y) if such challenge is successful, from obtaining retroactive and prospective reactivation of Section 5.1.C(1)(i) as if no Termination Event had occurred.

               SECTION 5.2.  DISTRIBUTIONS IN KIND

               No right is given to any Holder or Member to demand or receive property other than cash, except as provided in this Agreement or the Exchange Rights Agreement.

               SECTION 5.3.  AMOUNTS WITHHELD OR OFFSET

               All amounts withheld or offset pursuant to the Code or any provisions of any state or local tax law or Sections 4.6.B, 5.1.C, 8.8, 10.2.B, 10.2.C, 10.2.D or 10.4 hereof with respect to any allocation, payment or distribution to any Holder or to the Managing Member shall be treated as amounts paid or distributed to such Holder or to the Managing Member pursuant to Section
5.1 hereof for all purposes under this Agreement and shall be applied to and deemed to satisfy the obligations for which so withheld or offset on behalf of (and to the credit of) the Holder or Managing Member against whom so withheld or offset.

               SECTION 5.4.  DISTRIBUTIONS UPON LIQUIDATION

               Notwithstanding the other provisions of this Article 5, Available Cash From Sale and any other cash received after a Liquidating Event, shall be distributed to the Holders and the Managing Member in accordance with Section
13.2 hereof.

               SECTION 5.5. ADDITIONAL CAPITAL CONTRIBUTIONS TO PREVENT RESTRICTED DISTRIBUTIONS AND PAYMENTS

               In the event that the making of any Priority Distribution or the making of any payment pursuant to Section 5.1.C would otherwise result in a violation of Section 18-607 of the Act (or any provision of law having similar effect with respect to distributions or payments by the Company including Bankruptcy laws governing preferences (collectively with said Section 18-607, "Recovery Laws")), then in addition to the Managing Member's obligations under
Section 7.1.B(9) and (10) the Managing Member shall make additional Capital Contributions to the Company at such time(s) and in such amounts as are necessary to prevent the occurrence of any violation of any Recovery Laws in connection with any portion of such Priority Distribution or payment pursuant to Section 5.1.C. Also, no other distributions (i.e., non-Priority Distributions) to the Members shall be made at any time to any Member to the extent it would violate any Recovery Laws. Notwithstanding anything to the contrary contained herein, if any Holder is ever required by law (including without limitation by any Recovery
Laws) to return, and does return, money to the Company (by Capital Contribution or otherwise), or to a creditor of the Company (other than, in each case, to the extent, and only to the extent, it is a result of (a) the commission by Holder of an act mentioned in clause (i) or (ii) of Section 7.7.A, (b) any guarantee by the Holder with respect to the Bonds or Bond Credit Enhancement in accordance with Section 8.4.C, (c) the provisions of Section 8.8 or (d) the discharge of an express contractual obligation to make such payment under the terms of this Agreement or the Contribution Agreement) then the Managing Member shall (within ten (10) business days after delivery to the Managing Member of written notice by the applicable Holder of such return of money) reimburse such Holder for the amount so returned and such reimbursement by the Managing Member shall constitute a Capital Contribution by the Managing Member. The return by the Holder shall be treated as a Capital Contribution and the reimbursement by the Managing Member shall be considered a distribution to the Holder.

               SECTION 5.6.  RETENTION OF AVAILABLE CASH FROM SALE.

               The Managing Member shall cause the Company to retain and reinvest in the business of the Company, subject to Section 7.3.C(6) hereof, all Available Cash from Sale received prior to a Liquidating Event. Upon the occurrence of a Liquidating Event, the Available Cash from Sale shall be distributed to the Holders and the Managing Member in accordance with Section
13.2 hereof. If the VM Property Sale is considered a Liquidating Event, the Available Cash from Sale shall be distributed in accordance with Section 13.2.

               SECTION 5.7.  DISTRIBUTION RESTRICTIONS.

               The restrictions on distributions in the Reaffirmation Agreement shall not relieve the Company of any obligation to make guaranteed payments, nor relieve the Managing Member or the Company of any other obligations, nor limit any rights or remedies of the Holders (including liquidated damages) with respect to distributions or the failure to make distributions under this Agreement.

                                   ARTICLE 6.
                                   ALLOCATIONS

               SECTION 6.1. TIMING AND AMOUNT OF ALLOCATIONS OF NET INCOME FROM OPERATIONS AND NET LOSS FROM OPERATIONS

               Net Income from Operations and Net Loss from Operations of the Company shall be determined and allocated with respect to each Fiscal Year of the Company as of the end of each such year. Except as otherwise provided in this Article 6, and subject to Section 11.6.C hereof, an allocation to the Managing Member or a Holder of a share of Net Income from Operations or Net Loss from Operations shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income from Operations or Net Loss from Operations.


               SECTION 6.2. GENERAL ALLOCATIONS Except as otherwise provided in this Article 6, and subject to Section 11.6.C hereof:

               A. NET INCOME FROM OPERATIONS. Except as otherwise provided in
Section 6.3.A and any other applicable provisions of this Article 6, Net Income from Operations for any Fiscal Year shall be allocated as follows:

                      (1) First, to the Holders and the Managing Member, in proportion to, and until the amount of Net Income from Operations allocated pursuant to this Section 6.2.A(1) is equal to, the excess of
        (i) the amount of the cumulative Net Loss from Operations allocated pursuant to Sections 6.2.B(1) and 6.2.B(2) of this Agreement to the Managing Member or the Holders (or predecessors) (as applicable) for all prior Fiscal Years, over (ii) the cumulative amount of Net Income from Operations allocated to the Holders and the Managing Member pursuant to this Section 6.2.A(1) for all prior Fiscal Years, in the reverse order of priority that such Net Loss from Operations was allocated to the Managing Member or such Holders (or predecessors) (as applicable);

                      (2) Second, to all Holders in proportion to their outstanding LLC Units, and to the extent of, the excess, if any, of (a) the cumulative amount of the distributions received by all Holders (or predecessors) pursuant to Section 5.1.A(1) and Section 5.1.B of this Agreement over an amount equal to the sum of the Excess Distribution Amounts for the current Fiscal Year and all prior Fiscal Years over (b) the amount of the cumulative Net Income from Operations allocated for all prior Fiscal Years to all Holders (or predecessors) pursuant to this
        Section 6.2.A(2), until all Holders have been allocated an amount under this Section 6.2.A(2) equal to such excess on a per LLC Unit basis;

                      (3) Third, to each Holder in proportion to its outstanding LLC Units, and to the extent of, the excess, if any, of (a) the cumulative amount of the distributions received for the Fiscal Year and all prior Fiscal Years by such Holder (or predecessor) pursuant to
        Section 5.1.A(3) of this Agreement, over (b) the amount of the cumulative Net Income from Operations allocated for all prior Fiscal Years to such Holder (or predecessor) pursuant to this Section 6.2.A(3), until each Holder has been allocated an amount under this Section 6.2.A(3) equal to such excess on a per LLC Unit basis;

                      (4) Fourth, to each Holder in proportion to its outstanding LLC Units, and to the extent of the excess, if any, of (a) the cumulative amount of the distributions received for the Fiscal Year and all prior Fiscal Years by such Holder (or predecessor) pursuant to
        Section 5.1.A(4) of this Agreement, over (b) the amount of the cumulative Net Income from Operations allocated for all prior Fiscal Years to such Holder (or predecessor) pursuant to this Section 6.2.A(4), until each Holder have been allocated an amount under this Section 6.2.A(4) equal to such excess on a per LLC Unit basis; and

                      (5) Thereafter, to the Managing Member.

               B. NET LOSS FROM OPERATIONS. Net Loss from Operations for any Fiscal Year shall be allocated as follows:

                      (1) First, to the Holders and the Managing Member in proportion to, and until the amount of the Net Loss from Operations allocated pursuant to this section 6.2.B(1) is equal to the amount of, the excess of (i) the cumulative Net Income from Operations allocated pursuant to Sections 6.2.A(1), (3), (4), and (5) for all prior Fiscal Years over (ii) the cumulative amount of Net Loss from Operations allocated to the Holders and the Managing Member pursuant to this
        Section 6.2.B(1) for all prior Fiscal Years, in the reverse order of priority that such Net Income from Operations was allocated to such Holders (or predecessors) and the Managing Member (as applicable); and

                      (2) Second, the balance, if any, (i) one percent (1%) multiplied by the Adjusted Holder Percentage to the Holders, in proportion to their outstanding LLC Units, and (ii) one hundred percent (100%) minus the percentage allocated to the Holders pursuant to clause
        (i) of this sentence, to the Managing Member.

               C. ALLOCATION. For purposes of Article 6, Depreciation shall be allocated to the Managing Member.

               D. ALLOCATION OF CERTAIN DEDUCTIONS. To the extent any payments to Riveroaks pursuant to the Settlement Agreement or Section 8.8 are determined to be deductible items of the Company, such amounts will be specially allocated to the Original Members (or their successors, as the case may be) pro rata in accordance with their outstanding LLC Units at the time of such payments (or pursuant to such other ratio mentioned in Section 8.8 as between the Original Members (or their successors, as the case may be)).

               SECTION 6.3.  ADDITIONAL ALLOCATION PROVISIONS

               A.     ALLOCATION OF NET INCOME AND NET LOSS FROM SALE

                      (1) Net Income from Sale and, to the extent specifically indicated in this Section 6.3.A(1), Net Income from Operations (and, if necessary, gross income from operations), shall be allocated as follows:

                      (a) First, Net Income from Operations and then Net Income from Sale (and, if necessary, gross income from operations if there is insufficient Net Income from Operations and Net Income from Sale to provide for all allocations under this Section 6.3.A(1)(a) and Section 6.3.A(1)(b)) in a Fiscal Year in which there occurs a Terminating Capital Transaction or a sale, deemed sale, or other disposition of Villa Martinique (or other real property of the Company if Villa Martinique is no longer owned by the Company) shall be allocated to the Holders in proportion to their outstanding LLC Units and until the amount allocated pursuant to this Section 6.3.A(1)(a) equals the sum of
        (A)
        the excess of, (i) the sum of all amounts that would have been distributed to each Holder (or predecessor) under Section 5.1.A(1) and
        Section 5.1.B assuming unlimited Available Cash from Operations in all prior Fiscal Years and the current Fiscal Year over (ii) the aggregate amounts actually distributed (or deemed distributed) to each Holder (or predecessor) pursuant to Sections 5.1.A(1) and 5.1.B in all prior Fiscal Years and the current Fiscal Year plus (B) the Undistributed Difference for all prior Fiscal Years and the current Fiscal Year;

                      (b) Second, in a Fiscal Year in which there occurs a Terminating Capital Transaction or a sale, deemed sale, or other disposition of Villa Martinique (or other real property of the Company if Villa Martinique is no longer owned by the Company), to the extent not allocated to the Managing Member pursuant to Section 6.3.C(1), to the Managing Member, an amount equal to the excess, if any, of (i) $51,400,000, over (ii) the Basis of the Property which is real property of the Company, the disposition of which resulted in such Net Income from Sale;

                      (c) Third, in a Fiscal Year in which there occurs a Terminating Capital Transaction or a sale, deemed sale, or other disposition of Villa Martinique (or other real property of the Company if Villa Martinique is no longer owned by the Company), (i) to the Holders, in proportion to their outstanding LLC Units, an amount equal to the product (the "Holder Restoration Amount") of (x) the excess, if any, of (AA) the sum of all amounts that were or would have been distributed to each Holder (or predecessor) under Sections 5.1.A(1), 5.1.A(3), and 5.1.B assuming unlimited Available Cash from Operations in all prior Fiscal Years and the current Fiscal Year, over (BB) the aggregate amount of Net Income from Operations, gross income from operations, and/or Net Income from Sale (as the case may be) allocated to each Holder (or predecessor) pursuant to Sections 6.2.A(2), (3), and
        (4), and 6.3.A(1)(a) (adjusted for allocations made pursuant to Section 6.2.B(1)) in all prior Fiscal Years and the current Fiscal Year and (y) the Adjusted Holder Percentage, and (ii) to the Managing Member, an amount equal to the excess (the "Managing Member Restoration Amount"), if any, of (s) the product of (CC) the amount described in clause (x) above and (DD) one hundred percent (100%) minus the Adjusted Holder Percentage; provided, however, that, in the event the remaining Net Income from Sale, if any, available to allocate to the Holders and the Managing Member pursuant to this Section 6.3.A(1)(C) prior to any allocations pursuant to this Section 6.3.A(1)(C) (the "Remaining Net Income from Sale"), is less than the sum (the "Total Restoration Amount") of the Holder Restoration Amount and the Managing Member Restoration Amount, then (u) the maximum amount allocated to the Holders in the aggregate pursuant to clause (i) of this Section 6.3.A(1)(C) shall be equal to the product of (EE) the Remaining Net Income from Sale and (FF) a fraction, the numerator of which is equal to the Holder Restoration Amount and the denominator of which is equal to the Total Restoration Amount, and (v) the maximum amount allocated to the Managing Member pursuant to clause (ii) of this Section 6.3.A(1)(C) shall be equal to the product of (GG) the Remaining Net Income from Sale and (HH) a fraction, the numerator of which is equal to the Managing Member Restoration Amount and the denominator of which is equal to the Total Restoration Amount; and

                      (d) Fourth, the balance, if any, (i) ten percent (10%) multiplied by the Adjusted Holder Percentage, to the Holders, in proportion to their outstanding LLC Units, and (ii) one hundred percent (100%) minus the percentage allocated to the Holders pursuant to clause
        (i) of this Section 6.3.A(1)(d), to the Managing Member.

                      (2) Net Loss from Sale shall be allocated as follows:

                      (a) First, to the Holders (in proportion to their outstanding LLC Units) and the Managing Member in proportion to and until the amount of the cumulative Net Loss from Sale allocated pursuant to this Section 6.3.A(2)(a), is equal to the excess (if any) of, (i) the cumulative amount of Net Income from Operations allocated to such Holders (or predecessors) or the Managing Member (as the case may be) pursuant to Sections 6.2.A(1), (3), (4), and (5) for all prior Fiscal Years over (ii) the cumulative amount of Net Loss from Operations allocated pursuant to Section 6.2.B(1) to such Holders (or predecessors) or the Managing Member (as the case may be), in the reverse order of priority that such Net Income from Operations was allocated to the Holders (on a per LLC Unit basis) and the Managing Member (or predecessors);

                      (b) Second, to the Holders with positive Capital Account balances, pro rata in accordance with and up to the amount of such positive Capital Account balances;

                      (c) Third, to the Managing Member up to the amount of its positive Capital Account balance; and

                      (d) Fourth, the balance, if any, (i) ten percent (10%) multiplied by the Adjusted Holder Percentage, to the Holders, in proportion to their outstanding LLC Units, and (ii) one hundred percent (100%) minus the percentage allocated to the Holders pursuant to clause
        (i) of this Section 6.3.A(2)(d), to the Managing Member.

               B. QUARTERLY AND PER UNIT ADJUSTMENTS. In the event LLC Units are Exchanged or otherwise Transferred in a Fiscal Year, the calculations otherwise set forth in the allocation provisions contained in this Article 6 shall be performed, to the extent practicable, and in coordination with Section 11.6.C, using a per outstanding LLC Unit, per quarter Fiscal Year convention. The purpose of this provision is to allocate items of income, gain, loss and deduction in such a manner so that (i) income not allocated to a Holder with respect to a distribution made in a prior Fiscal Year that relates to LLC Units that have been Exchanged or otherwise Transferred shall not be allocated to such Holder after such Exchange or Transfer has occurred (such item being an item properly allocable to the Managing Member or transferee Holder (as the case may be)); and (ii) the Excess Distribution Amount shall be allocated on a calendar quarter, per outstanding LLC Unit basis to the extent practicable to take into consideration Exchanges or Transfers occurring within any one Fiscal Year.

               C.     REGULATORY ALLOCATIONS

               Notwithstanding the foregoing provisions of this Article 6:

                      (1) Except as otherwise provided in Regulations Section 1.704-2(f), if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Holder and the Managing Member (as applicable) shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder's or the Managing Member's (as applicable) share of the net decrease in Company Minimum Gain, as determined under Regulations
        Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder and the Managing Member (as applicable) pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.3.C(1) is intended to qualify as a "minimum gain chargeback" within the meaning of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

                      (2) Except as otherwise provided in Regulations Section 1.704-2(i)(4) or in Section 6.3.C(1) hereof, if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Holder or the Managing Member (as applicable) who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder's or the Managing Member's (as applicable) share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member and other Holders pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3.C(2) is intended to qualify as a "chargeback of partner nonrecourse debt minimum gain" within the meaning of Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

                      (3) Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Holder(s) and the Managing Member who bear(s) the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i). Any Nonrecourse Deductions for any Fiscal Year shall be specially allocated
        (i) to each Holder in an amount equal to 10% multiplied by the Adjusted Holder Percentage and further multiplied by a fraction the numerator of which is the number of LLC Units held by such Holder and the denominator of which is the total number of LLC Units outstanding as of the applicable measurement date and (ii) to the Managing Member in an amount equal to 100% minus the percentage allocated to the Holders pursuant to clause (i) of this sentence.

                      (4) If any Holder or the Managing Member (as applicable) unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to such Holder or the Managing Member (as applicable) in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Holder or the Managing Member (as applicable) as quickly as possible, provided that an allocation pursuant to this Section 6.3.C(4) shall be made if and only to the extent that such Holder or the Managing Member (as applicable) would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3.C(4) were not in the Agreement. It is intended that this Section 6.3.C(4) qualify and be construed as a "qualified income offset" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                      (5) In the event that any Holder or the Managing Member (as applicable) has a deficit Capital Account at the end of any Fiscal Year that is in excess of the sum of (i) the amount (if any) that such Holder or the Managing Member (as applicable) is obligated to restore to the Company upon complete liquidation of such Holder's or the Managing Member's (as applicable) Membership Interest and (ii) the amount that such Holder or the Managing Member (as applicable) is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Holder or the Managing Member (as applicable) shall be specially allocated items of Company income and gain (or, alternatively, items of deduction or loss may be specially allocated to other Holders and/or Members (as applicable) to create the effect of an allocation of gross income) in the amount of such excess to eliminate such deficit as quickly as possible, provided that an allocation pursuant to this Section 6.3.C(5) shall be made if and only to the extent that such Holder or the Managing Member (as applicable) would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3.C(5) and Section 6.3.C(4) hereof were not in the Agreement.

                      (6) To the extent that any allocation of Net Loss from Operations would cause or increase an Adjusted Capital Account Deficit as to any Holder or the Managing Member (as applicable), such allocation of Net Loss from Operations shall be reallocated among the other Holders and the Managing Member (as applicable) in accordance with their respective Membership Interests, subject to the limitations of this
        Section 6.3.C(6).

                      (7) To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code
        Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4),
        to be taken into account in determining Capital Accounts as the result of a distribution to a Holder or the Managing Member (as applicable) in complete liquidation of its interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Holders or the Managing Member (as applicable) in accordance with their Membership Interests in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Holders to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

                      (8) The allocations set forth in Sections 6.3.C(1), (2),
        (3), (4), (5), (6) and (7) hereof (the "Regulatory Allocations") are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 6.1 hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders or the Managing Member (as applicable) so that, to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Holder or the Managing Member (as applicable) shall be equal to the net amount that would have been allocated to each such Holder or the Managing Member (as applicable) if the Regulatory Allocations had not occurred.

               D. ALLOCATION OF EXCESS NONRECOURSE LIABILITIES. For purposes of determining a Holder's and the Managing Member's proportional share of the "excess nonrecourse liabilities" of the Company within the meaning of Regulations Section 1.752-3(a)(3), (i) each Holder's interest in Company profits shall be equal to 10% multiplied by the Adjusted Holder Percentage and further multiplied by a fraction the numerator of which is the number of LLC Units held by such Holder and the denominator of which is the total number of LLC Units outstanding as of the applicable measurement date, and (ii) the Managing Member's interest in Company profits shall be equal to 100% minus the percentage allocated to the Holders pursuant to clause (i) of this sentence.

               SECTION 6.4.  TAX ALLOCATIONS

               A. IN GENERAL. Except as otherwise provided in this Section 6.4, for income tax purposes under the Code and the Regulations each Company item of income, gain, loss and deduction (collectively, "Tax Items") shall be allocated among the Holders and the Managing Member in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Sections
6.2 and 6.3 hereof.

               B. ALLOCATIONS RESPECTING SECTION 704(C) REVALUATIONS. Notwithstanding Section 6.4.A hereof, Tax Items with respect to Property that is contributed to the Company (or deemed contributed to the Company pursuant to Section 4.1) with a Gross Asset Value that varies from its basis in the hands of the contributing Member immediately preceding the date of contribution (or deemed contribution) shall be allocated among the Holders and the Managing Member for income tax purposes pursuant to the "traditional method" as described in Regulations Section 1.704-3(b). In the event that the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) of the definition of "Gross Asset Value" (provided in Article 1 hereof), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations and this
Section 6.4.B.

               SECTION 6.5.  OTHER PROVISIONS

               A. OTHER ALLOCATIONS. In the event that (i) any modifications are made to the Code or any Regulations, (ii) any changes occur in any case law applying or interpreting the Code or any Regulations, (iii) the IRS changes or clarifies the manner in which it applies or interprets the Code or any Regulations or any case law applying or interpreting the Code or any Regulations or (iv) subject to the rights of the Holders or the Non-Managing Member Representative under Sections 10.2 and 10.3, pursuant to a Tax Determination, the IRS adjusts the reporting of any of the transactions contemplated by this Agreement which, in each case, either (a) requires allocations of items of income, gain, loss, deduction or credit or (b) requires reporting of any of the transactions contemplated by this Agreement in a manner different from that set forth in this Article 6, the Managing Member is hereby authorized to make new allocations and/or report any such transactions (as the case may be) in reliance on the foregoing, provided, however, that the Managing Member shall make such allocations in such a manner that the Holders will receive the same amount of cash distributions as a result of the new allocations or reporting as they would have received if the allocations or reporting had been made in accordance with this Agreement.

               B. TAX REPORTING. The Managing Member shall cause the Company to report its Net Income, Net Losses and other items of income, gain, loss, deduction and credit for federal, state and local income tax purposes in accordance with the allocations made under this Agreement, including the allocations made in accordance with Section 6.5.A.

                                   ARTICLE 7.
                      MANAGEMENT AND OPERATIONS OF BUSINESS

               SECTION 7.1.  MANAGEMENT

               A. Except as otherwise provided in this Agreement or the Act, the Managing Member, in its capacity as a Member of the Company under the Act, shall have sole and complete charge and management over the business and affairs of the Company, in all respects and in all matters. The Managing Member shall be an agent of the Company's business and the actions of the Managing Member taken in such capacity and in accordance with and subject to this Agreement (including the Consent rights of the Non-Managing Members or Holders, as applicable) shall bind the Company. The Managing Member shall at all times be a Member of the Company. Except as otherwise provided in this Agreement or required by provisions of applicable law, the Non-Managing Members shall not participate in the control of the Company, shall have no right, power or authority to act for or on behalf of, or otherwise bind, the Company and shall have no right to vote on or consent to any other matter, act, decision or document involving the Company or its business. The Managing Member may not be removed by the Members with or without cause, except with the consent of the Managing Member. In addition to the powers now or hereafter granted a manager of a limited liability company under applicable law (none of which shall be exercised by the Managing Member in breach hereof) or that are granted to the Managing Member under any other provision of this Agreement, the Managing Member, subject to the other provisions hereof including the limitations on the authority of the

Managing Member set forth in Article 7, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Company, in good faith and consistent with its fiduciary duties, pursuant to the powers set forth in Section 3.2 hereof solely in order to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

                      (1) the making of any expenditures necessary or desirable for the conduct of the business of the Company, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Company's assets) and the incurring of any obligations that it deems necessary for the conduct of the activities of the Company;

                      (2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

                      (3) the acquisition, sale, transfer, exchange or other disposition of any assets of the Company (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, reorganization or other combination of the Company with or into another entity;

                      (4) the mortgage, pledge, encumbrance or hypothecation of any assets of the Company, the use of the assets of the Company (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement which the Managing Member believes will directly benefit the Company and on any terms that the Managing Member sees fit;

                      (5) the management, operation, leasing, landscaping, repair, alteration, demolition, replacement or improvement of any Property, including, without limitation, Villa Martinique, or other asset of the Company;

                      (6) the negotiation, execution and performance of any contracts, leases, conveyances or other instruments that the Managing Member considers useful or necessary to the conduct of the Company's operations or the implementation of the Managing Member's powers under this Agreement (including the Reaffirmation Agreement) including contracting with property managers (including, without limitation, as to Villa Martinique or other Property, contracting with the contributing or any other Member or its Affiliates for property management services), contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Company's assets;

                      (7) the distribution of Company cash or other Company assets in accordance with this Agreement, the holding, management, investment and reinvestment of cash and other assets of the Company, and the collection and receipt of revenues, rents and income of the Company;

                      (8) the selection and dismissal of employees of the Company or of the Managing Member (including, without limitation, employees having titles or offices such as "president," "vice president," "secretary" and "treasurer"), and agents, outside attorneys, accountants, consultants and contractors of the Company or the Managing Member and the determination of their compensation and other terms of employment or hiring;

                      (9) the maintenance of such insurance for the benefit of the Company and the Members as it deems necessary or appropriate including casualty, liability and other insurance on the Properties of the Company;

                      (10) the control of any matters affecting the rights and obligations of the Company, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment, of any claim, cause of action, liability, debt or damages, due or owing to or from the Company, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Company in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

                      (11) the determination of the fair market value of any Company property distributed in kind using such reasonable method of valuation as it may adopt; provided that such methods are otherwise consistent with the requirements of this Agreement;

                      (12) the enforcement of any rights against any Member pursuant to representations, warranties, covenants and indemnities relating to such Member's contribution of property or assets to the Company;

                      (13) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Company;

                      (14) the maintenance of working capital and other reserves in such amounts as the Managing Member, in its sole and absolute discretion, deems appropriate and reasonable from time to time (provided, however, no reserves shall reduce Available Cash from Operations (except as set forth in the definition of Available Cash from Operations or Available Cash from Sale); and

                      (15) the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the Managing Member for the accomplishment of any of the powers of the Managing Member enumerated in this Agreement.

               B. Notwithstanding any other provision of this Agreement, the Managing Member shall:

                      (1) cause the Company to maintain books and records separate from any other Person;

                      (2) cause the Company to conduct the business of the Company in the name of the Company; provided, however, that the Company may operate Villa Martinique and any other apartment building or community owned by this Company under the Oasis brand name;

                      (3) cause the Company to maintain separate unconsolidated financial statements;

                      (4) cause the Company to pay the salaries of Company employees;

                      (5) cause the Company to allocate fairly and reasonably any overhead expense;

                      (6) cause the Company to use Company stationery, invoices and checks;

                      (7) cause the Company to hold itself out and operate as a separate entity and to observe all of the formalities of a limited liability company under the Act and other applicable law;

                      (8) cause the Company to pay its obligations out of the funds of the Company;

                      (9) make additional Capital Contributions to the Company to the extent necessary to enable the Company to pay all of the Company's Debts and obligations (including, without limitation, the Company's obligations under Sections 7.7 and 5.1.C) in full when due;

                      (10) in the event an order or decree for relief in a (voluntary or involuntary) case is entered under any Bankruptcy Law with respect to the Company, take all actions necessary to and shall cause the Company to secure a dismissal of the order or decree within 120 days after entry including, without limitation, to the extent necessary, making an additional Capital Contribution or Capital Contributions to the Company to enable it to do so; provided, however, that the Managing Member shall not be required to pay, or cause the Company to pay, or make any additional Capital Contribution or Capital Contributions to the Company to the extent such payments, Capital Contribution or Capital Contributions are necessary solely to pay any obligation or liability which the Original Members or Israel or Cohen, or any of them, has agreed in writing to pay (in the Transaction Agreements or in documents executed on or about the date of the Transaction Agreements or executed thereafter) or with respect to which the Company or the Managing Member has been indemnified in writing by either of the Original Members or Israel or Cohen, or any of them; and

                      (11) following expiration of the ten year period referred to in Section 7.3.C(2) hereof, use commercially reasonable efforts to avoid any actions or occurrences specified in Section 7.3.C(2) that will constitute a Recognition Event (as defined in Section 7.3.C(2)), so long as the commercially reasonable efforts are, in the good faith judgment of the Managing Member, in the best interests of the shareholders of the Managing Member.

               SECTION 7.2.  CERTIFICATE OF FORMATION

               To the extent that such action is determined by the Managing Member to be reasonable and necessary or appropriate, the Managing Member shall file amendments to and restatements of the Certificate and do all the things to maintain the Company as a limited liability company under the laws of the State of Delaware, in each case in a manner consistent with the provisions of this Agreement. Subject to the terms of Section 8.4.A(4) hereof, the Managing Member shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Member. The Managing Member shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware and any other state, or the District of Columbia or other jurisdiction in which the Company may elect to do business or own property.

               SECTION 7.3.  RESTRICTIONS ON MANAGING MEMBER'S AUTHORITY

               A. The Managing Member shall not take any action in contravention of the provisions of this Agreement.

               B. Notwithstanding anything to the contrary provided in this Agreement or in the Act or any other applicable law, the Managing Member shall not, without the Consent of the Non-Managing Members holding (or whose Assignees hold) at least 80% of the aggregate number of then outstanding LLC Units, do or undertake or have the power or authority to do or undertake any of the following actions or enter into any transaction that would have the effect of such actions or otherwise cause, suffer or allow to occur, voluntarily or involuntarily, any of the following actions:

                      (1) within the meaning of any Bankruptcy Law, (a) file a petition for relief or otherwise commence a voluntary or involuntary case with respect to the Company, (b) consent to the entry of an order for relief in an involuntary case with respect to the Company, (c) consent to the appointment of a Custodian of the Company or for all or substantially all of its property or (d) make a general assignment for the benefit of creditors of the Company;

                      (2) dissolve or liquidate the Company other than in accordance with the provisions of Article 13 of this Agreement;

                      (3) cause the Company to merge or consolidate with or sell or otherwise dispose of all or substantially all of its assets to any other Person, except in a transaction or series of transactions described in Section 1031 of the Code;

                      (4) commingle Company assets with those of any other Person, including the Managing Member, or maintain any reserves other than the Reserve for Capital Improvements;

                      (5) cause the Company to guarantee or become obligated for the Debts of any other Person or hold out the Company's credit as being available to satisfy obligations of others;

                      (6) cause the Company to pledge or otherwise encumber its assets for the benefit of any other Person;

                      (7) amend, modify or terminate this Agreement other than to reflect the admission, substitution, termination or withdrawal of Members pursuant to Article 11 or Article 12 hereof;

                      (8) subject to the rights of Transfer provided in Section
        11.2 hereof, Transfer or approve or acquiesce in the Transfer of the Membership Interest of the Managing Member, or admit into the Company any successor Managing Member;

                      (9) entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Act or any other applicable law; or

                      (10) have any Subsidiary of the Company.

               C. For so long as the Adjusted Holder Percentage is greater than or equal to 10%, notwithstanding anything to the contrary herein or in the Act or any other applicable law, the Managing Member shall not, without the Consent of Non-Managing Members holding (or whose Assignees hold) at least 80% of the aggregate number of then outstanding LLC Units, do or undertake or have the power or authority to do or undertake, any of the following actions or enter into any transaction that would have the effect of such actions or otherwise cause, suffer or allow to occur, voluntarily or involuntarily, any of the following actions:

                      (1) for a period of ten years from the Measurement Date, sell or otherwise dispose of all or any portion of Villa Martinique (other than personal property located at Villa Martinique);

                      (2) for a period of ten years from the Measurement Date, engage in or allow to occur any of the following if any of the following, individually, would result in the recognition of gain or income to Non-Managing Members or Holders for tax purposes (each of which, if it results in such recognition, being referred to herein as a "Recognition Event"): (a) the distribution of Property (other than distributions of cash made or deemed to have been made to the extent required or permitted by this Agreement) to a Member or Holder; (b) a foreclosure, deed-in-lieu thereof or similar disposition of Villa Martinique; (c) reduction of the amount of Debt secured by Villa Martinique, or other real property of the Company if Villa Martinique is no longer owned by the Company, below $30 million; (d) breach the obligation pursuant to Section 8.4.C to permit the Holders to guaranty or otherwise obligate themselves with respect to the Debt described in subclause (c) above; or (e) the modification of the terms of any Debt agreements, letters of credit or guarantees, any of which is secured by Villa Martinique or other real property of the Company if Villa Martinique is no longer owned by the Company;

                      (3) distribute the cash proceeds from a VM Property Sale prior to the occurrence of a Liquidating Event, except for cash required to pay the distributions set forth in Sections 5.1.A(1), 5.1.B(4), 5.1.C and 7.3.G;

                      (4) cause the Company to acquire any apartment building or other real property (other than in a transaction or series of transactions described in Section 1031 of the Code (subject to Section 7.3.C(1)) and other than capital improvements to Villa Martinique and any other real property acquired by the Company in accordance with this Agreement);

                      (5) cause or allow the Company to incur any Debt (i) which bears interest measured by a percentage of the profits or revenues of the Company or a percentage of the proceeds from the sale of Villa Martinique, or (ii) the principal amount of which, when added to the principal amount of existing Debt, exceeds an aggregate principal amount of $51,400,000; provided, however, that for purposes of the foregoing, Debt shall not be deemed to include (a) accrued and unpaid interest not yet due on, or fees (including, without limitation, credit enhancement fees, issuer fees, compliance monitoring fees, trustee fees, rating agency fees, rebate arbitrage fees and remarketing fees), costs incurred or expenditures made or required to be made in connection with or pursuant to the terms of, the Bonds, the Developer Note or any Bond Credit Enhancement other than the obligation of the Company to repay the principal amount of any advances made pursuant to a Bond Credit Enhancement, to the extent the advances have been applied to or added to any sinking fund or collateral for the repayment of the principal amount of the Developer Note, or (b) any indebtedness or other obligation under the Settlement Agreement (as defined in Section 8.8 hereof) or constituting Damages (as defined in Section 8.8 hereof); or

                      (6) invest the cash proceeds from a VM Property Sale or a sale, refinancing or other disposition of any other apartment building owned by the Company in anything other than a Permitted Investment, provided, however, that notwithstanding the foregoing and subject to the provisions of Section 7.3.C(2), the Managing Member shall be entitled to apply the proceeds from any refinancing to the payment or prepayment of the indebtedness refinanced.

The provisions of this Section 7.3.C shall terminate and be of no further prospective force or effect on the date that the Adjusted Holder Percentage becomes less than 10%.

               D. The Managing Member shall have the power, without the Consent of the Non-Managing Members, to amend this Agreement as may be required to reflect the substitution or withdrawal of Members in accordance with this Agreement or the termination of the Company in accordance with this Agreement, and to amend Exhibit A in connection with such substitution or withdrawal. The Managing Member will provide ten (10) business days prior notice to the Non-Managing Members before any action under this Section 7.3.D is taken.

               E. Notwithstanding the provisions of Sections 7.1, 7.3.C and 7.3.D hereof, this Agreement shall not be amended, and no action may be taken by the Managing Member, without the Consent of each Holder adversely affected (which the Holder may give or withhold in his sole and absolute discretion), if such amendment or action would (i) alter rights of the Holder to receive distributions pursuant to
Article 5 or Article 13 hereof or allocations pursuant to Article 6 hereof, (ii) alter or modify the rights to an Exchange as set forth in the Exchange Rights Agreement or Sections 8.5 or 8.6 hereof, or (iii) amend this Section 7.3. Further, no amendment may alter the restrictions on the Managing Member's authority set forth elsewhere in this Section 7.3 without the Consent specified therein. Any such amendment or action consented to by any Member shall be effective as to that Member, notwithstanding the absence of such consent by any other Member.

               F. If either a Holder or the Managing Member breaches any provision of this Agreement (other than a Liquidated Damages Breach or a breach giving rise to the payment of the Adjusted Liquidated Damage Amount), any court or other authority or agency having jurisdiction over the matter shall take into consideration the positive and negative income tax consequences of the breach on either the Holders or the Managing Member (as the case may be) in determining damages for the breach.

               G. IN THE EVENT OF A BREACH BY THE MANAGING MEMBER OF ITS COVENANTS SET FORTH IN SECTION 7.1.B(10), SECTION 7.3.B(1), SECTION 7.3.C(1) (BUT NOT IN THE CASE OF A BREACH OF SECTION 7.3.C(1) AS A RESULT OF AN EVENT OR TRANSACTION DESCRIBED IN CODE SECTION 1033 UNLESS THE AMOUNT OF GAIN OR INCOME RECOGNIZED AS A RESULT OF ANY SUCH EVENT OR TRANSACTION, INCLUDING, WITHOUT LIMITATION, GAIN RECOGNIZED AS A RESULT OF A DEEMED DISTRIBUTION PURSUANT TO CODE SECTION 752, EXCEEDS $1,000,000), SECTION 7.3.C(2) (BUT ONLY IF THE BREACH OF SECTION 7.3.C(2) RESULTS IN THE RECOGNITION OF GAIN OR INCOME FOR FEDERAL INCOME TAX PURPOSES IN EXCESS OF $1,000,000) OR SECTION 10.2.B HEREOF (COLLECTIVELY, A "LIQUIDATED DAMAGES BREACH") WITHOUT LIMITING ANY OF THEIR RIGHTS TO GAINS, PROFITS, LOSSES, DISTRIBUTIONS, GUARANTEED PAYMENTS, PAYMENTS UNDER SECTION 5.5 OR OTHER PAYMENTS UNDER THIS AGREEMENT, THE MANAGING MEMBER SHALL PAY TO THE HOLDERS, IN PROPORTION TO THEIR LLC UNITS OUTSTANDING AT THE TIME OF THE LIQUIDATED DAMAGES BREACH, AN AMOUNT COMPUTED BY MULTIPLYING $8,666,666 BY THE ADJUSTED HOLDER PERCENTAGE AT THE TIME OF THE LIQUIDATED DAMAGES BREACH (THE "LIQUIDATED DAMAGE AMOUNT"). THE LIQUIDATED DAMAGE AMOUNT SHALL BE PAID TO THE HOLDERS PROMPTLY UPON RECEIPT BY THE MANAGING MEMBER OF A WRITTEN DEMAND FOR PAYMENT FROM THE NON-MANAGING MEMBER REPRESENTATIVE. THE PARTIES TO THIS AGREEMENT ACKNOWLEDGE AND AGREE THAT THE OBLIGATION OF THE MANAGING MEMBER UNDER THIS SECTION 7.3.G IS INTENDED TO BE A DIRECT OBLIGATION OF THE MANAGING MEMBER AND NOT A DIRECT OR INDIRECT OBLIGATION OF THE COMPANY. NO PAYMENT PURSUANT TO THIS SECTION 7.3.G SHALL BE CONSIDERED A COMPANY PAYMENT TO A HOLDER OR SHALL HAVE ANY EFFECT ON A HOLDER'S CAPITAL ACCOUNT, OR BE CONSIDERED A "GUARANTEED PAYMENT" UNDER CODE SECTION 707(C).

NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THE HOLDERS MAY NOT SEEK EQUITABLE RELIEF WITH RESPECT TO ANY LIQUIDATED DAMAGES BREACH.

               THE PARTIES TO THIS AGREEMENT ACKNOWLEDGE THAT THE HOLDERS' ACTUAL DAMAGES IN THE EVENT OF A LIQUIDATED DAMAGES BREACH WOULD BE EXTREMELY DIFFICULT, COSTLY, INCONVENIENT AND IMPRACTICABLE TO DETERMINE AND PROVE. THEREFORE, THE PARTIES FURTHER ACKNOWLEDGE THAT THE FOREGOING PAYMENTS SHALL BE DEEMED FOR ALL PURPOSES TO HAVE BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF DAMAGES IN THE EVENT OF A LIQUIDATED DAMAGES BREACH. THE PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT THE LIQUIDATED DAMAGE AMOUNT IS A REASONABLE SUM CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, INCLUDING THE RELATIONSHIP OF THE TOTAL LIQUIDATED DAMAGE AMOUNT TO THE RANGE OF POSSIBLE HARM TO THE HOLDERS AND THEIR DIRECT AND INDIRECT OWNERS, INCLUDING THE EFFECT OF POSSIBLE ADDITIONAL OR ACCELERATED STATE AND FEDERAL INCOME TAXES THAT REASONABLY COULD BE ANTICIPATED. THE PARTIES HERETO FURTHER ACKNOWLEDGE AND AGREE THAT PAYMENT OF THE LIQUIDATED DAMAGE AMOUNT IS THE SOLE AND EXCLUSIVE REMEDY AGAINST THE MANAGING MEMBER ARISING FROM A LIQUIDATED DAMAGES BREACH, PROVIDED, HOWEVER, THAT THE HOLDERS SHALL BE ENTITLED TO RECOVER FROM THE MANAGING MEMBER REASONABLE ATTORNEYS' FEES INCURRED IN CONNECTION WITH ANY BREACH BY THE MANAGING MEMBER OF ITS OBLIGATION TO PAY THE LIQUIDATED DAMAGE AMOUNT HEREUNDER, AND THAT THE HOLDERS SHALL BE ENTITLED TO RECEIVE, AND THE MANAGING MEMBER SHALL BE REQUIRED TO PAY, THE LIQUIDATED DAMAGE AMOUNT ONLY ONCE, NO MATTER HOW MANY LIQUIDATED DAMAGE BREACHES MAY HAVE OCCURRED OR MAY OCCUR. UPON PAYMENT OF THE LIQUIDATED DAMAGE AMOUNT BY THE MANAGING MEMBER PURSUANT TO THIS SECTION 7.3.G, ALL RIGHTS OF THE HOLDERS TO RECEIVE ANY FURTHER PAYMENTS UNDER THIS SECTION 7.3.G ON ACCOUNT OF OTHER OR FUTURE LIQUIDATED DAMAGE BREACHES SHALL CEASE. PAYMENT OF THE LIQUIDATED DAMAGE AMOUNT BY THE MANAGING MEMBER SHALL NOT CONSTITUTE A BREACH OF THE OBLIGATIONS OF THE MANAGING MEMBER UNDER ANY PROVISIONS OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY OBLIGATION OF THE MANAGING MEMBER TO AVOID TAKING ANY ACTION THAT WILL RESULT IN THE RECOGNITION OF INCOME TO THE NON-MANAGING MEMBERS. THE PARTIES TO THIS AGREEMENT ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THIS PROVISION COVERING LIQUIDATED DAMAGES AND THAT THEY SHALL HAVE NO RECOURSE IN THE EVENT OF A LIQUIDATED DAMAGES BREACH PROVIDED THAT THE HOLDERS RECEIVE THE LIQUIDATED DAMAGE AMOUNT AS LIQUIDATED DAMAGES AT THE TIME AND IN THE MANNER PROVIDED IN THIS SECTION 7.3.G. FURTHER, NOTWITHSTANDING THE FOREGOING, THE HOLDERS

AND MEMBERS (OTHER THAN THE MANAGING MEMBER), IN ADDITION TO ALL RIGHTS THEY MAY HAVE TO LIQUIDATED DAMAGES UNDER THIS SECTION 7.3.G, SHALL STILL HAVE ALL OF THEIR OTHER RIGHTS UNDER THIS AGREEMENT TO RECEIVE INCOME, GAIN, LOSS, PROFITS, DISTRIBUTIONS, INDEMNITY PAYMENTS, GUARANTEED PAYMENTS AND OTHER PAYMENTS (AND DAMAGES OR OTHER RELIEF FOR ANY BREACH OF ANY OTHER PROVISIONS OF THIS AGREEMENT OTHER THAN ANY LIQUIDATED DAMAGES BREACH). EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES THAT IN CONNECTION WITH THE TRANSACTIONS PROVIDED FOR IN THIS AGREEMENT IT HAS BEEN REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THE LIQUIDATED DAMAGES PROVISIONS IN THIS SECTION 7.3.G AT THE TIME THIS AGREEMENT WAS MADE. IN PLACING THEIR INITIALS BELOW EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND IRREVOCABLY AND CONCLUSIVELY AGREES THAT THE LIQUIDATED DAMAGE AMOUNT (INCLUDING, WITHOUT LIMITATION, THE METHODOLOGY BY WHICH IT WAS DETERMINED) MAY NOT BE CHALLENGED BY ANY PARTY OR OTHER PERSON AND THAT ANY HOLDERS, ASSIGNEES OR SUBSTITUTED MEMBERS NEED NOT HAVE INITIALED BELOW TO OBTAIN THE BENEFITS OF THIS SECTION 7.3.G (AND THEY SHALL BE DEEMED THIRD PARTY BENEFICIARIES OF THE SAME).

               INITIAL ____         INITIAL ____          INITIAL ____

               SECTION 7.4.  PAYMENTS MADE BY THE MANAGING MEMBER AND AFFILIATES

               The Managing Member and its Affiliates shall not be compensated for services as the manager of the Company. Distributions, payments and allocations to which the Managing Member may be entitled hereunder in its capacity as the Managing Member shall not constitute compensation for services rendered by the Managing Member as provided in this Agreement (including the provisions of Articles 5 and 6 hereof). To the extent practicable, Company expenses shall be billed directly to and paid by the Company. However, to the extent, if any, costs are actually paid by the Managing Member or any of its Affiliates for operating and other expenses of the Company, including, without limitation, the actual cost of goods, materials and administrative services related to (i) Company operations, (ii) Company accounting, (iii) communications with Members, (iv) legal services, (v) tax services including expenditures in connection with the Managing Member's duties as tax matters partner, (vi) computer services, (vii) risk management, (viii) mileage and travel expenses and
(ix) such other related operational and administrative expenses as are necessary for the prudent organization and operation of the Company, they shall be computed on a quarterly basis (and reported to the Non-Managing Members along with other quarterly reports to them hereunder) and shall be treated and deemed when made to be (i) cash Capital Contributions by the Managing Member to the Company and (ii) expenditures paid directly by the Company. (Notwithstanding the preceding sentence, to the extent, if any, that the Managing Member pays (or contributes to the Company) any amounts (including liquidated or other damages) attributable to any breach of this Agreement on its part or attributable to any fraud, willful misconduct, gross negligence or known violation of the law by it or its Affiliates, the Managing Member shall not be deemed to have made (nor otherwise be treated as having made) any Capital Contributions for such amounts.) "Actual cost of goods and materials" means the actual cost to the Managing Member or any of its Affiliates of goods and materials used for or by the Company obtained from entities not affiliated with the Managing Member, and "actual cost of administrative services" means the pro rata cost of personnel (as if such persons were employees of the Company) providing administrative services to the Company. The cost for such services treated as a cash Capital Contribution by the Managing Member hereunder shall be the lesser of (i) the Managing Member's or Affiliate's actual cost, or (ii) the amount the Company would be required to pay to independent parties for comparable administrative services in the same geographic location.

               SECTION 7.5.  OTHER BUSINESS OF MEMBERS

               The Members may engage independently or with others in other business ventures of every nature and description, including, without limitation, the ownership of other properties and the making or management of other investments. Nothing in this Agreement shall be deemed to prohibit the Members or any of their Affiliates from dealing, or otherwise engaging in business with, Persons transacting business with the Company or from providing services related to the purchase, sale, financing, management, development or operation of real or personal property and receiving compensation therefor not involving any rebate or reciprocal arrangement that would have the effect of circumventing any restriction set forth herein upon dealings with the Managing Member or any Affiliate of the Managing Member. Neither the Company nor any Member shall have any right by virtue of this Agreement or the relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Company, shall not be deemed wrongful or improper.

               SECTION 7.6.  CONTRACTS WITH AFFILIATES

               Except as permitted by this Agreement, neither the Managing Member nor any of its Affiliates, directly or indirectly, shall sell, transfer or convey any property to the Company or engage in any other transaction with the Company, except and upon terms determined by the Managing Member in good faith to be comparable to terms that could be obtained from an unaffiliated party in an arm's length transaction. Notwithstanding the foregoing, the Company shall not sell Villa Martinique to the Managing Member or any of the Affiliates (even if such sale would otherwise comply with the provisions of the preceding sentence) except in accordance with the provisions of this Agreement.

               SECTION 7.7.  INDEMNIFICATION

               A. To the fullest extent permitted by applicable law, the Company shall indemnify, defend and hold harmless each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorney's fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations or property of the Company (all of the foregoing losses, claims, etc. are referred to as "Actions"), including Actions against Holders under

Recovery Laws in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; provided, however, that the Company shall not indemnify an Indemnitee (i) for fraud, willful misconduct, gross negligence or a knowing violation of the law (other than Recovery Laws with respect to Indemnitees who are Holders) or (ii) for any transaction for which such Indemnitee received an improper personal benefit in violation or breach of any provision of this Agreement or applicable law (other than Recovery Laws with respect to Indemnitees who are Holders). The foregoing indemnity shall extend to any liability of any such Indemnitee, pursuant to a loan guarantee or otherwise, for any Debt of the Company (including, without limitation, any Debt which the Company has assumed or taken subject to), and the Managing Member is hereby authorized and empowered, on behalf of the Company, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such Debt. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, does not create a presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.7.A with respect to the subject matter of such proceeding. Without limiting the Managing Member's obligations in this Agreement, including under Sections 4.1, 4.4, 5.5, 7.1.B(9) and 7.1.B(10) any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Company, as an expense of the Company; provided, however, that all cash payments that would otherwise be made to the Managing Member or any of its Affiliates that are corporations, partnerships or limited liability companies hereunder shall be retained by the Company (for use for all Company purposes including distributions) and constitute an additional cash Capital Contribution to the Company made by the Managing Member. Without limiting the Managing Member's obligations set forth in this Agreement, no Member shall be subject to personal liability by reason of these indemnification provisions. Notwithstanding the foregoing, the Original Members shall not be indemnified for
(a) amounts paid in connection with guaranties or other obligations of Holder, entered into under Section 8.4.C, (b) their indemnity obligations under Section
8.8 or (c) their indemnity obligations under the Contribution Agreement.

               B. To the fullest extent permitted by law, expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Company as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Company of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Company as authorized in Section 7.7.A has been met and
(ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

               C. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Members, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

               D. The Company may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the Managing Member shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Company's activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

               E. Any liabilities which any Indemnitee incurs as a result of acting on behalf of the Company or the Managing Member (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.7, unless such liabilities arise as a result of (i) such Indemnitee's fraud, willful misconduct, recklessness, gross negligence or knowing violation of the law or (ii) any transaction in which such Indemnitee received an improper personal benefit in violation or breach of any provision of this Agreement or applicable law.

               F. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

               G. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision of this
Section 7.8 shall be prospective only and shall not in any way affect the limitations on the Company's liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

               H. It is the intent of the Members that any amounts paid or deemed paid by the Company to Indemnitees who are Members pursuant to this
Section 7.7, other than amounts deemed contributed and distributed under Section 5.5, shall be treated as "guaranteed payments" within the meaning of Code
Section 707(c).

               SECTION 7.8.  LIABILITY OF THE MANAGING MEMBER

               A. Without limiting the obligations of the Managing Member hereunder, including, without limitation, the obligations set forth in Sections 4.1, 4.4, 5.5 and 7.1.B(9) and

(10) and 7.3, neither the Managing Member nor any of its directors, officers, employees or representatives shall be liable or accountable in damages or otherwise to the Company, any Member, any Assignees or any other party for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission if the Managing Member or such director, officer, employee or representative acted in good faith in accordance with this Agreement.

               B. The Non-Managing Members expressly acknowledge that the Managing Member is acting for the benefit of the Company and the Members collectively and that the Managing Member is under no obligation, except as otherwise provided in this Agreement, to give priority to the separate interests of the Members (including, without limitation, the tax consequences to Members, or Assignees in deciding whether to cause the Company to take (or decline to take) any actions in accordance with the terms of this Agreement.

               C. Subject to its obligations and duties as Managing Member set forth in Section 7.1.A hereof, the Managing Member may exercise any of the powers granted to it by this Agreement (subject to any limitations on those powers set forth in this Agreement) and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents (subject to the supervision and control of the Managing Member).

               D. Any amendment, modification or repeal of this Section 7.8 or any provision of this Section 7.8 shall be prospective only and shall not in any way affect the limitations on the Managing Member's, and its officers' and directors', liability to the Company and the Members under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

               E. To the fullest extent permitted by law (without limiting the Managing Member's obligations hereunder), no officer, director or shareholder of the Managing Member shall be liable to the Company for money damages except for
(i) active and deliberate dishonesty established by a final judgment (not subject to appeal) or (ii) actual receipt of an improper benefit or profit in money, property or services. This Agreement is executed by the officers of the Managing Member solely as officers of the same and not in their own individual capacities.

               F. To the extent that, at law or in equity, the Managing Member has duties (including fiduciary duties) and liabilities relating thereto to the Company or the Members, the Managing Member shall not be liable to the Company or to any other Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they increase or restrict the duties and liabilities of the Managing Member otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of the Managing Member.

               G. Nothing contained in this Section shall relieve the Managing Member from any liability for any breach of any provision herein.

               SECTION 7.9.  OTHER MATTERS CONCERNING THE MANAGING MEMBER

               A. The Managing Member may rely in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document reasonably believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

               B. The Managing Member may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in good faith reliance upon the opinion of such Persons as to matters that the Managing Member reasonably believes to be within such Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

               C. The Managing Member shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the Managing Member in the power of attorney, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by the Managing Member hereunder.

               D. Nothing contained in this Section shall relieve the Managing Member from any liability for any breach of any provision herein.

               SECTION 7.10. TITLE TO COMPANY ASSETS

               Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively with other Members or Persons, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company, the Managing Member or one or more nominees, as the Managing Member may determine, including Affiliates of the Managing Member; provided, however, that notwithstanding the foregoing, title to Villa Martinique shall be held in the name of the Company. The Managing Member hereby covenants that any Company assets for which legal title is held in the name of the Managing Member or any nominee or Affiliate of the Managing Member shall be held by the Managing Member for the use and benefit of the Company in accordance with the provisions of this Agreement; provided, however, that the Managing Member shall use its best efforts to cause beneficial and record title to such assets to be vested in the Company as soon as reasonably practicable. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which legal title to such Company assets is held.

               SECTION 7.11. RELIANCE BY THIRD PARTIES

               Subject to the provisions of Sections 7.3.B and 7.3.C hereof, any Person dealing with the Company shall be entitled to assume that the Managing Member (or the Non-Managing

Member Representative in the case of actions under Sections 5.1.B(1) or (4)) has full power and authority, without the consent or approval of any other Member or Person, to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any contracts on behalf of the Company, and take any and all actions on behalf of the Company, and such Person shall be entitled to deal with the Managing Member (or the Non-Managing Member Representative in the case of actions under Sections 5.1.B(1) or (4)) as if it were the Company's sole party in interest, both legally and beneficially.

                                   ARTICLE 8.
                        RIGHTS AND OBLIGATIONS OF MEMBERS

               SECTION 8.1.  LIMITATION OF LIABILITY

               Except as otherwise provided by this Agreement or required by any non-waivable provision of the Act or other applicable law or pursuant to any express indemnities given to the Company by any Member pursuant to this Agreement (including, without limitation, pursuant to Section 8.8 hereof) or the Contribution Agreement or any other written instrument or pursuant to any express guaranties given to a creditor of the Company, another Member or Holder or other third party in accordance with this Agreement, (i) without in any way limiting any Member's obligations (or rights) under this Agreement, no Member (including the Managing Member, whether in its capacity as a Member or as Managing Member) shall be personally liable in any manner whatsoever for any debt, liability or other obligation of the Company, whether such debt, liability or other obligation arises in contract, tort or otherwise (except for any Debt, liability or other obligation of the Company for which it or he is liable under the terms of this Agreement), and (ii) without in any way limiting any Member's obligations (or rights) under this Agreement, no Member (including the Managing Member, whether in its capacity as a Member or as Managing Member) shall in any event have any liability whatsoever (except for any liability any Member may have to other Members or Holders under the terms of this Agreement) in excess of
(a) the amount of its Capital Contributions, (b) its share of any assets and undistributed profits of the Company, (c) the amount of any obligation of the Managing Member to make additional Capital Contributions to the Company pursuant to this Agreement, (d) a Deficit Restoration Obligation described in Section 4.4, and (e) the amount of any wrongful distribution to the Member in violation of Section 18-607 of the Act); provided, however, that in the case of any Holder receiving a wrongful distribution in violation of Section 18-607 of the Act, such Holder's wrongful distribution shall be reimbursed by the Managing Member pursuant to Section 5.5 and the amount of such reimbursement shall be deemed to constitute an additional Capital Contribution made by the Managing Member.

               SECTION 8.2.  OUTSIDE ACTIVITIES OF MEMBERS

               Subject to any agreements entered into pursuant to Section 7.6. hereof and any other agreements (including the Exchange Rights Agreement) entered into by a Member or its Affiliates with the Managing Member, the Company (including, without limitation, any employment agreement), any Member and any Assignee, officer, director, employee, agent, trustee, Affiliate or shareholder of any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities that are in direct or indirect competition with the Company or that are enhanced by the activities of the Company. Subject to such agreements, neither the Company nor any Member shall have any rights by virtue of this Agreement in any business ventures of any Member or Assignee. Subject to such agreements, none of the Members nor any other Person shall have any rights by virtue of this Agreement or the relationship established hereby in any business ventures of any other Person (other than rights of the Holders to acquire interests in the Managing Member pursuant to Section 8.5, 8.6 or the Exchange Rights Agreement), and such Person shall have no obligation pursuant to this Agreement, subject to Section 7.6. hereof and any other agreements entered into by a Member or its Affiliates with the Managing Member or the Company, to offer any interest in any such business ventures to the Company, any Member or any such other Person (other than the rights of the Holders to acquire interests in the Managing Member pursuant to
Section 8.5, 8.6 or the Exchange Rights Agreement), even if such opportunity is of a character that, if presented to the Company, any Member or such other Person, could be taken by such Person or would directly or indirectly compete with the Company or that are enhanced by the activities of the Company. Nothing contained herein is intended to limit any Holder's rights under Section 8.5, 8.6 or the Exchange Rights Agreement.

               SECTION 8.3.  RETURN OF CAPITAL

               Except for any Holder's rights under Sections 8.5, 8.6 or the Exchange Rights Agreement, no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Company as provided herein. Except to the extent provided in Articles 5 and 6 hereof or otherwise provided in this Agreement, no Member or Assignee shall have priority over any other Member or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

               SECTION 8.4.  RIGHTS OF NON-MANAGING MEMBERS RELATING TO THE
                             COMPANY

               A. In addition to other rights provided by this Agreement or by the Act, each Non-Managing Member shall have the right, for a purpose reasonably related to such Non-Managing Member's Membership Interest in the Company, upon written demand with a statement of the purpose of such demand and at such Non-Managing Member's own expense:

                      (1) to obtain a copy of (i) the most recent annual and quarterly reports filed with the SEC by the Managing Member pursuant to the Exchange Act and (ii) each report or other written communication sent to the shareholders of the Managing Member;

                      (2) to obtain a copy of the Company's federal, state and local income tax returns for each Fiscal Year;

                      (3) to obtain a current list of the name and last known business, residence or mailing address of each Member;

                      (4) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

                      (5) to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Member and that each Member has agreed to contribute in the future, and the date on which each became a Member.

               B. On written request from a Non-Managing Member, the Managing Member shall notify the Non-Managing Member of the then current Adjustment Factor or any change made to the Adjustment Factor or to the REIT Shares Amount. On written request from the Non-Managing Member Representative, the Managing Member shall notify the Non-Managing Member Representative of the names and addresses of, and the respective number of LLC Units held of record by, the Assignees and Substituted Members, as that information appears in the books and records of the Company.

               C. The Holders shall have the right, at their option, to guarantee or otherwise obligate themselves with respect to the Developer Note or the Bond Credit Enhancement or any other indebtedness of the Company secured by Villa Martinique or other Company real property if Villa Martinique is no longer owned by the Company (collectively the "Available Indebtedness") (and the Company and the Managing Member shall make available at all times during the term of this Agreement the ability for the Holders to provide such guaranties or otherwise obligate themselves to the Company or the Managing Member (as the case may be)) up to (i) for a period of ten years from the Measurement Date, $30 million and (ii) thereafter, the lesser of $30 million or the principal amount of the Available Indebtedness (provided, however, that the liability of the Holders in respect of the Available Indebtedness so guaranteed or in respect of which they have become so obligated shall, at the option of such Holder or Holders, be the last dollars of liability on such Available Indebtedness), in a manner, and upon such terms as, such Holders, in their sole and absolute discretion, shall determine. Should any Holder guarantee or otherwise obligate himself, herself, or itself with respect to Available Indebtedness, as provided above, then notwithstanding anything in this Agreement that could be construed to the contrary, such Holder shall at all times be liable under such guarantee or obligation, in accordance with the terms of the indemnity agreement to be entered into in accordance with this Section unless such Holder elects to cancel the guarantee of indebtedness or obligation in whole or part following an Exchange of LLC Units. Should such a guaranty or obligation be so canceled in whole or part, such Holder or any other Holder shall have the right to guaranty or obligate itself for such amount or any portion thereof so canceled, in accordance with the terms of the indemnity agreement described above.

               SECTION 8.5.  EXCHANGE RIGHTS

               Notwithstanding anything to the contrary in this Agreement (including Article 11) or the Act, the Holders shall have the right, but not the obligation, from time to time and at any time (pursuant to the provisions of the Exchange Rights Agreement) to transfer to the Managing Member, and to require the Managing Member to acquire, all or a portion of their LLC Units in an Exchange pursuant to the Exchange Rights Agreement for cash, REIT Shares or certain other consideration specified therein. Notwithstanding any such Exchange, neither the Managing Member nor any other Person shall obtain (or succeed to) any of the rights or benefits of a Member or Holder or otherwise as a result of the Managing Member's purchase of LLC Units in such Exchange except that the Capital Account of such Holder shall be transferred to the Managing Member and such LLC Units shall be deemed canceled for all purposes on the Tender Date (as such term is defined in the Exchange Rights Agreement). The Exchange shall not adversely affect, however, any claims which the transferor Holder may have with respect to the LLC Units that are Exchanged for any prior breaches of this Agreement (including compensatory and/or liquidated damages), any undistributed Priority Distributions (including any increase in Priority Distribution pursuant to Section 5.1(B)(4) as a result of the non-timely payment of Priority Distributions), any payments under Section 5.1.C, or any unpaid indemnification payments or other amounts owed to such Holder, by the Managing Member or the Company prior to the Exchange (and, without limitation, after the Exchange such transferor shall have and retain all the rights of an Exercising Unitholder under Sections 8(a) and 8(b) of the Exchange Rights Agreement), and notwithstanding such Exchange, the Holder shall still be treated the same as if he were a Holder for purposes of receiving such distributions and payments with respect to the LLC Units Exchanged. Any Holder's rights under this Section 8.5 and the Exchange Rights Agreement shall still be fully effective and enforceable and shall not be adversely affected in any way by the Incapacity, bankruptcy or other status of the Company or any Holder or Member. The Holders shall be relieved of all their obligations under this Agreement (other than as may be provided in the last sentence of Section 8.4.C) with respect to any LLC Units Exchanged, except that the Holders shall not be relieved, as a result of the Exchange, of any obligations accrued prior to the Exchange that they may have to return Excess Payments (if any), provide indemnity under Section 8.8, Section 10.2.B, Section 10.2.C or 10.2.D, reimburse for withholding under Section 10.4 or for prior breaches of this Agreement.

               SECTION 8.6.  MANAGING MEMBER'S RIGHT TO CALL MEMBERSHIP
                             INTERESTS

               On and after the date on which the Adjusted Holder Percentage is less than 10%, the Managing Member shall have the right, but not the obligation, at any time to acquire all (but not less than all) of the outstanding Membership Interests held by the Holders by treating those Holders as "Exercising Unitholders" (as such term is defined in the Exchange Rights Agreement) who have delivered Exercise Notices for their Membership Interests pursuant to the Exchange Rights Agreement and by delivering notice (the "Call Notice") to the Holders that the Managing Member has elected to exercise its rights under this
Section 8.6. The Call Notice given by the Managing Member to such Holders shall be treated as if it were an Exercise Notice delivered to the Managing Member by each such Holder under the Exchange Rights Agreement and the date of the Call Notice shall be used as the "Tender Date" (as such term is defined in the Exchange Rights Agreement) and the acquisition of the LLC Units shall be treated as an Exchange made upon the terms and with the effects specified in the Exchange Rights Agreement. Notwithstanding any such Exchange, neither the Managing Member nor any other Person shall obtain (or succeed to) any of the rights or benefits of a Member or Holder or otherwise as a result of the Managing Member's purchase of LLC Units in such Exchange except that the Capital Account of such Holder shall be transferred to the Managing Member and such LLC Units shall be deemed canceled for all purposes on such Tender Date. The Exchange shall not adversely affect, however, any claims which the transferor Holder may have with respect to the LLC Units that are Exchanged for any prior breaches of this Agreement (including compensatory and/or liquidated damages), any undistributed Priority Distributions (including any increase in Priority Distribution pursuant to Section 5.1.(B)(4) as a result of the non-timely payment of Priority Distributions, any payments under Section 5.1.C, any unpaid indemnification payments or other amounts owed to such Holder, by the Managing Member or the Company prior to the Exchange (and, without limitation, after the Exchange such transferor shall have and retain all the rights of an Exercising Unitholder under Sections 8(a) and 8(b) of the Exchange Rights Agreement) and notwithstanding such Exchange, the Holder shall still be treated the same as if he were a Holder for purposes of receiving such distributions and payments with respect to the LLC Units Exchanged. The Holders shall be relieved of all their obligations under this Agreement (other than as may be otherwise provided in the last sentence of Section 8.4.C) with respect to any LLC Units Exchanged, except that the Holders shall not be relieved, as a result of the Exchange, of any obligations accrued prior to the Exchange that they may have to return Excess Payments (if any), provide indemnity under Section 8.8, Section 10.2.B, Section 10.2.C, Section 10.2.D, reimburse for withholding under Section 10.4, or for prior breaches of this Agreement.

               SECTION 8.7.  NO REDEMPTIONS

               Unless provided to the contrary in this Agreement, there shall be no redemptions of any Membership Interest by the Company.

               SECTION 8.8.  INDEMNIFICATION BY ORIGINAL MEMBERS

               A. Pursuant to that certain Settlement Agreement dated November 30, 1992 (the "Settlement Agreement") between Nelson S. Zand, Edward M. Israel, individually and d/b/a/ Wilshire Pacific Properties, David J. Bornstein, Robert
S. Schenkman, Riveroaks Newport Associates, a California Limited Partnership ("Riveroaks"), ISCO, a California general partnership, Costa Mesa Partners, a California general partnership, Riveroaks Properties, Inc., a California corporation, Zand & Co., a California corporation, and Robert S. Schenkman Accountancy Corporation, a California corporation, and Ernest Cohen, Costa Mesa Associates, a California general partnership, IFT Properties, Ltd., a California limited partnership, American Realprop, a California general partnership, the Zand Family Trust, Riveroaks Investments-I, a California limited partnership, Riveroaks Investments-II, a California limited partnership, and Riveroaks Associates, a California general partnership, the Company is obligated to pay Riveroaks up to an aggregate amount of $400,000 upon the "sale" of Villa Martinique, as such term is defined in the Settlement Agreement. In connection therewith, Riveroaks has caused a Memorandum of Settlement Agreement to be recorded against Villa Martinique. Nothing in this Section 8.8 shall be deemed to create any rights or benefits in favor of Riveroaks.

               B. The Original Members, at their sole cost and expense, shall, on or before the first anniversary of the Measurement Date, either cause (i) a release (the "Release") of the

Memorandum of Settlement Agreement to be recorded in the real property records or (ii) First American Title Insurance Company or another reputable title company to issue either a title insurance policy without the Memorandum of Settlement Agreement being shown as an exception to such title insurance or a title policy endorsement reasonably acceptable to the Managing Member with the same effect (the "Title Commitment"). If the Release is not recorded on or before the first anniversary of the Measurement Date or in lieu thereof, the Title Commitment is not issued, the Managing Member shall have the right, notwithstanding any other provision of this Agreement, (i) to withhold from amounts otherwise distributable to the Holders pursuant to Section 5.1 and
Section 13.2 (and the amounts so distributable shall be deemed to have been made to the extent of the amount so withheld) an aggregate amount equal to $800,000 to be kept as a cash reserve in a segregated, interest-bearing Company bank account (the "Settlement Reserve") and to be used only as permitted in accordance with this Section 8.8. The Settlement Reserve may only be used (i) to satisfy or pay any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorney's fees and other legal fees and expenses), judgments, fines, settlements and other amounts relating to the obligations due to Riveroaks under the Settlement Agreement,
(ii) to pay for any fees, costs or expenses relating to the recording of the Release and (iii) to pay for the indemnification set forth in Section 8.8.D below. Upon (i) the satisfaction of the obligations due Riveroaks under the Settlement Agreement, as determined by the Managing Member in its reasonable discretion, and the recording of the Release or (ii) delivery of the Title Commitment in lieu thereof, all amounts remaining in the Settlement Reserve, including any interest thereon and all amounts set off against other distributions under Section 8.8.E, will be distributed (but without again being counted as a distribution to the Holders) to the applicable Holders or, in the Managing Member's discretion (or if there are no remaining Holders), to the Non-Managing Member Representative.

               C. If (i) the Original Members and the Managing Member agree in writing that a "sale" (as such term is defined in the Settlement Agreement) of Villa Martinique has occurred prior to the first anniversary of the Measurement Date, or (ii) in the event the issue of whether such a "sale" has occurred prior to the first anniversary of the Measurement Date is the subject of litigation, a court in a final, non-appealable judgment decides that a "sale" has occurred prior to the first anniversary of the Measurement Date, the Original Members hereby agree that they will (i) pay all amounts due Riveroaks pursuant to the terms of the Settlement Agreement and (ii) cause a Release of the Memorandum of Settlement Agreement to be recorded, or, alternatively, cause a Title Commitment to be issued, upon satisfaction of the obligations to Riveroaks under the Settlement Agreement.

               D. (i) To the fullest extent permitted by applicable law, the Original Members shall and hereby agree to indemnify the Company and each Member other than the Original Members, including the Managing Member, from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorney's fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, to the extent arising from the obligations due to Riveroaks under the Settlement Agreement (collectively, "Damages").

                      (ii) If a claim for Damages (a "Claim") is to be made by a party entitled to indemnification under this Section 8.8 against the indemnifying party, the party claiming such indemnification shall give written notice (a "Claim Notice") to the indemnifying party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 8.8. The Claim Notice shall specify the nature and amount of the Claim asserted, if actually known to the party entitled to indemnification hereunder. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within 15 calendar days after the service of the citation or summons). The failure of any indemnified party to give timely notice under this Section 8.8 shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects at its own cost, risk and expense, (I) to take control of the defense and investigation of such lawsuit or action, (II) to employ and engage attorneys of its own choice to handle and defend the same unless the named parties to such action or proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, in which event the indemnified party shall be entitled, at the indemnifying party's cost, risk and expense, to separate counsel of its own choosing, and
(III) to compromise or settle in full such Claim, which compromise or settlement shall be made only with the written consent of the indemnified party, which it may give or withhold in its sole discretion. If the indemnifying party fails to assume the defense of such Claim within 15 calendar days after receipt of the Claim Notice, the indemnified party against which such Claim has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the indemnifying party. If the indemnified party assumes defense of the Claim, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense and shall not be able to compromise or settle the Claim without the written consent of the indemnifying party if the amount payable in the compromise or settlement exceeds $5,000,000, which shall be in its sole discretion. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this
Section 8.8 with its written consent, which shall be in its sole discretion, and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless an indemnified party from and against any Damages by reason of such settlement or judgment.

               E. If the Settlement Reserve has been established pursuant to
Section 8.8.B, all amounts which the Original Members are obligated to pay or indemnify against pursuant to the provisions of this Section 8.8 shall first be paid out of the Settlement Reserve. If the Settlement Reserve has not been established or if all amounts placed in the Settlement Reserve have been previously expended, the Managing Member shall have the right to set off against any amounts otherwise distributable to the Holders pursuant to Section 5.1 and Section 13.2 any amounts which the Original Members are obligated to pay or indemnify against pursuant to the provisions of this Section 8.8. For purposes of this Agreement, including, without limitation, Section 5.1.B, any amounts withheld or set off pursuant to this Section 8.8 shall be deemed to have been actually distributed to the Original Members in accordance with the distribution provisions of
Section 5.1 or Section 13.2, as applicable.

               F. For purposes of this Section 8.8, the term "Original Members" shall include all partners of each of the Original Members (and the successors in interest to the partnership interests of those partners).

               G. To the extent any payments to Riveroaks pursuant to the Settlement Agreement or Section 8.8 are determined to be deductible items of the Company, an amount equal to any such payments shall be deemed to have been made as cash Capital Contributions by the Original Members (or their successors, as the case may be), pro rata in accordance with their outstanding LLC Units at the time of such payments (or pursuant to such ratio as they may otherwise agree between them) (the "Deemed Credit"). However, to the extent any such deductions are later disallowed, the amount of the Deemed Credit shall be reduced (with the reduction allocated between the Original Members in the same ratio mentioned above) to the extent their Capital Accounts are not otherwise reduced pursuant to Code Section 704(b) or this Agreement.

               H. With respect to and beginning with the federal and state tax returns of the Company (and associated Schedules K-1) for the taxable year of the Company ending December 31, 1997, unless the Managing Member receives from the Non-Managing Member Representative before the filing of such returns adequate documentation and analysis in accordance with Section 10.2.D, the Managing Member intends to report Riveroaks as a retiring partner of the Company for income tax purposes and as having a capital account balance of $0.00. Each of the Original Members hereby agrees that neither (i) the Managing Member's reporting of Riveroaks as having a capital account balance of $0.00 pursuant to the preceding sentence nor (ii) the amendment by the Original Members (or the Non-Managing Member Representative, as the case may be) of a tax return of the Company (or any predecessor of the Company) for any taxable year of the Company (or any such predecessor of the Company) ending prior to the Measurement Date pursuant to Section 10.3.C(2), shall in any manner impair or otherwise adversely affect the right(s) of the Managing Member to seek Damages or otherwise pursue a Claim pursuant to this Section 8.8 (e.g., neither (i) nor (ii) of this sentence shall form the basis for all or part of a defense to a Claim for Damages pursuant to this Section 8.8).

                                   ARTICLE 9.
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

               SECTION 9.1.  RECORDS AND ACCOUNTING

               A. The Managing Member shall keep or cause to be kept at the principal office of the Company separate books and records for the Company as are required to be maintained by the Act and other books and records deemed by the Managing Member to be appropriate with respect to the Company's business, including, without limitation, all books and records necessary to provide to the Members any information, lists and copies of documents required to be provided pursuant to
Section 8.4.A and Section 9.3 hereof. Any records maintained by or on behalf of the Company in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.

               B. The books of the Company shall be maintained (on an unconsolidated separate basis), for financial reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as the Managing Member determines to be necessary or appropriate.

               SECTION 9.2.  FISCAL YEAR

               The Fiscal Year of the Company shall be the calendar year.

               SECTION 9.3.  REPORTS

               A. As soon as practicable, but in no event later than 90 days after the end of each Fiscal Year, the Managing Member shall cause to be mailed to each Member, of record as of the end of the Fiscal Year, an annual report containing financial statements of the Company.

               B. As soon as practicable, but in no event later than 90 days after the end of each calendar quarter (except the last calendar quarter of each year), the Managing Member shall cause to be mailed to each Member, of record as of the last day of the calendar quarter, a report containing (i) an income statement of the Company, (ii) a quarterly computation of Available Cash from Operations and Available Cash from Sale and (iii) the amount of Capital Contributions made by the Managing Member during the quarter.

                                   ARTICLE 10.
                                   TAX MATTERS

               SECTION 10.1. PREPARATION OF TAX RETURNS

               A. The Managing Member shall arrange for the preparation and timely filing of all returns with respect to Company income, gains, deductions, losses and other items required of the Company for federal, state and local income tax purposes and shall use all reasonable efforts to furnish, within 90 days of the close of each taxable year, the tax information reasonably required by Members for federal, state and local income tax reporting purposes. The Members shall promptly provide the Managing Member with such information relating to Villa Martinique, including tax basis and other relevant information, as may be reasonably requested by the Managing Member from time to time.

               SECTION 10.2. TAX ELECTIONS

               A. Except as otherwise provided herein, the Managing Member may, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including, but not limited to, the election to use the "recurring item" method of accounting provided under Code Section 461(h) with respect to property taxes imposed on the Company's Properties; provided, however, that, if the "recurring item" method of accounting is elected with respect to such property taxes, the Company may pay the applicable property taxes prior to the date provided in Code Section 461(h) for purposes of determining economic performance; provided, further, that the Managing Member shall make the election under Code Section 754 (i) upon a Permitted Transfer under Section 11.3.A or upon the death of any Member, if requested to do so by the transferee in the Permitted Transfer or the duly appointed representatives of the estate of the Member. The Managing Member shall have the right to seek to revoke any such election (including, without limitation, any election under Code Sections 461(h) and 754) upon the Managing Member's determination in its sole and absolute discretion that such revocation is in the best interests of the Members; provided, however, that the Managing Member may seek to revoke the election under Code Section 754 only with the Consent of a Majority in Interest of the Non-Managing Members. It is expressly acknowledged by the Managing Member, all other Members and all Holders that the triggering of a Change of Ownership as a result of Exchanges or Transfers of LLC Units by the Holders shall not provide any claim whatsoever to any of them as a result of the increase in Company property taxes that may be so caused, except as set forth in
Section 5.1.C.

               B. Notwithstanding anything to the contrary above, at all times that the Company owns Villa Martinique, or other real property of the Company if Villa Martinique is no longer owned by the Company, so long as it is consistent with any Tax Determination, (i) the Company shall treat itself as a partnership (but not as a publicly-traded partnership) for federal, state and local tax purposes, which owns Villa Martinique which has an initial Gross Asset Value of $72 million and an initial adjusted tax basis equal to its adjusted tax basis as of the day before the date of execution of this Agreement, as adjusted for depreciation and cost recovery, (ii) the Managing Member shall cause the Company's tax filings and all communications with any Agencies (as defined in Section 10.3) to be consistent therewith (including the Managing Member's tax return), (iii) the Managing Member and the Company shall not make any disclosure using IRS Form 8275, Form 8082, Form 8275-R (or any replacement to such forms or similar state forms) and (iv) none of the Members or Holders shall at any time take, agree to or assert any position inconsistent with the foregoing, provided, however, that each of the Holders, including each of the Original Members, jointly and severally agrees (x) to hold harmless (a) the Managing Member, (b) the Company, (c) each tax advisor of the Company, and (d) each tax advisor of the Managing Member from and against any and all costs or expenses suffered or incurred in connection with or with respect to each of such Persons' compliance with clause (iii) of this sentence, including, without limitation, the imposition of any penalties, interest (on penalties), fines or costs, and (y) that clause (x) of this sentence shall be enforced by a procedure consistent with that referenced in Section 10.4 (i.e., as if such amounts were withheld taxes paid on behalf of or with respect to such Holder); and provided further, that, subject to Section 10.2.C, if the Non-Managing Member Representative elects to contest a tax controversy beyond a Tax Determination pursuant to and in accordance with Section 10.3, the Company shall, notwithstanding a Tax Determination, continue to act consistently with the provisions of clauses (i) through (iv) of this sentence until the subject matter(s) of such Tax Determination is (or are) subject to a final, nonappealable order of a court of competent jurisdiction (in which case the Company, the Managing Member, and any of the Company's tax advisors shall be entitled to act and shall act consistently with such order as to such matter(s), despite the fact that such order may require any of such Persons to act in a manner which is inconsistent with any of the provisions of clauses (i) through
(iv) of this sentence, and any such action(s) consistent with such order shall not result in a breach of this Section 10.2.B).

               C. Each of the Holders, including each of the Original Members, agrees (x) to hold harmless (a) the Managing Member, (b) the Company, (c) each tax advisor of the Company, and (d) each tax advisor of the Managing Member from and against any and all costs or expenses suffered or incurred in connection with or with respect to each of such Persons' obligation to act consistently during the contest of a tax controversy pursuant to the second proviso of
Section 10.2.B, including, without limitation, the imposition of any penalties, interest (on penalties), fines or costs, and (ii) that clause (i) of this sentence shall be enforced by a procedure consistent with that referenced in
Section 10.4 (i.e., as if such amounts were withheld taxes paid on behalf of or with respect to such Holder).

               D.

                      (1) Provided that the Managing Member receives from the Non-Managing Member Representative adequate documentation or assurances that Riveroaks is appropriately characterized as a retiring partner of the Company in accordance with Code Section 736, receipt of which as of the execution of this Agreement is hereby acknowledged, the Company and the Managing Member agree to treat Riveroaks as a retiring partner of the Company for income tax purposes in accordance with Code Section 736 until such time as either (i) the Managing Member is notified or otherwise becomes aware of a change of status of Riveroaks as a retiring partner of the Company for income tax purposes or (ii) the documentation and/or assurances referred to in this sentence (and/or the facts on which such documentation and/or assurances may be based, if any) is determined to be or otherwise becomes inapplicable, incorrect, invalid, or untrue in the reasonable discretion of the tax advisor(s) to the Company.

                      (2) Provided that the Managing Member receives from the Non-Managing Member Representative adequate documentation and analysis that Riveroaks has guaranteed or otherwise obligated itself with respect to a portion of Company Debt prior to the Managing Member obligating itself with respect to the Continuing Guaranty (a "Pre-Obligation Guaranty") and such documentation and analysis support a tax return reporting position (meaning there is a realistic possibility of success) with respect to the allocation of a portion of Company Debt to Riveroaks equal to the Pre-Obligation Guaranty, the Company and the Managing Member agree to provide Riveroaks with an allocation of basis equal to the Pre-Obligation Guaranty until such time as (x) the Managing Member is notified or otherwise becomes aware of a change of status of

        Riveroaks as a retiring partner of the Company for income tax purposes,
        (y) the Managing Member is notified or otherwise becomes aware of a change in the amount of Company Debt with respect to which Riveroaks continues to provide a guarantee or otherwise obligates itself (in which case appropriate basis adjustments shall be made), or (z) the documentation and/or analysis referred to in this sentence (and/or the facts on which such documentation and/or analysis may be based, if any) is determined to be or otherwise becomes inapplicable, incorrect, invalid, or untrue such that the Company, in the reasonable discretion of the tax advisor(s) to the Company.

                      (3) Provided that the Managing Member receives from the Non-Managing Member Representative documentation and analysis that supports, in the sole and absolute discretion of the tax advisor(s) to the Company, a tax return reporting position (meaning there is a realistic possibility of success) with respect to the allocation of a portion of Company Debt to Riveroaks not based on a Pre-Obligation Guaranty, the Company and the Managing Member agree to provide Riveroaks with an allocation of basis consistent with such reporting position until such time as (x) the Managing Member is notified or otherwise becomes aware of a change of status of Riveroaks as a retiring partner of the Company for income tax purposes, (y) the Managing Member is notified or otherwise becomes aware of a change in the documentation and/or analysis referred to in this sentence (and/or the facts on which such documentation and/or analysis may be based, if any) is determined to be or otherwise becomes inapplicable, incorrect, invalid, or untrue such that the Company, in the sole and absolute discretion of the tax advisor(s) to the Company.

                      (4) The Non-Managing Member Representative and the Holders acknowledge that it is an express condition of the obligations of the Company and the Managing Member pursuant to clause (2) and (3) above that (i) Riveroaks guarantee or otherwise obligate itself to the Holders with respect to a portion of the $30 million (or such lesser amount, if applicable) of Company Debt made available to the Holders pursuant to and in accordance with Section 8.4.C and that (ii) the Holders shall make available at all times during which the reporting position is being taken the ability for Riveroaks to provide such guarantee or otherwise obligate itself to the Holders with respect to such Company Debt made available to the Holders in a manner sufficient to support an allocation of such Company Debt in an amount no less than the amount of Riveroak's negative capital account on a basis consistent with that certain Third Amendment to Costa Mesa Partners Joint Venture Agreement dated as of November 30, 1992. In addition, the Non-Managing Member Representative, on behalf of the Holders, agrees to promptly notify the Managing Member of any information of which it becomes aware and which reasonably would alter any of the above-described tax return reporting positions.

                      (5) Each of the Holders, including each of the Original Members, agrees (x) to hold harmless (a) the Managing Member, (b) the Company, (c) each tax advisor of the Company, and (d) each tax advisor of the Managing Member from and against any and all costs or expenses suffered or incurred in connection with or with respect to each of such Persons' obligation to act consistently with the obligation of the Managing Member and the Company pursuant to this Section 10.2.D, including, without limitation, the imposition of any penalties, interest on penalties, fines or costs, and the indemnity provided for in this sentence shall be enforced by a procedure consistent with that referenced in Section 10.4 (i.e., as if such amounts were withheld taxes paid on behalf of or with respect to such Holder). The hold harmless provision contained in the immediately preceding sentence (and not the provisions of Section 8.8) shall apply with respect to any obligations under this Section 10.2.D.



               SECTION 10.3. TAX MATTERS PARTNER

               A. The Managing Member shall be the "tax matters partner" of the Company for all Agency (as defined below) purposes. The Managing Member shall receive no compensation for its services in its capacity as tax matters partner. All third-party costs and expenses incurred by the Managing Member in performing its duties as such (including legal and accounting fees and expenses) shall be deemed to be Capital Contributions made by the Managing Member to the Company. Except as specifically provided in this Agreement, nothing contained in this Agreement shall require the Company or the Managing Member to contest audit positions or results of examinations or other matters with the IRS, the California Franchise Tax Board, or other applicable taxing authority (each, an "Agency," and collectively, the "Agencies") beyond a Tax Determination, and the Company shall not be obligated to pay or reimburse others for costs incurred in contesting audit positions or results of examinations or other matters with an Agency beyond a Tax Determination. Nothing herein shall be construed to restrict the Company from engaging an accounting firm or other tax advisor to assist the Managing Member in discharging its duties hereunder. The Managing Member shall provide to the Non-Managing Member Representative copies of all correspondence received and/or sent by it or the Company relating to any tax matters and/or tax controversies and give notice of all meetings scheduled with representatives of any Agency within a commercially reasonable time after receipt, dispatch, or the scheduling of the same (as the case may be). In addition, the Managing Member shall provide to the Non-Managing Member Representative with the substance of any other communication(s) to which the Managing Member was a party relating to any tax controversies involving the Company within a commercially reasonable time following such communication(s). The Managing Member shall also provide any Agency with the information required under Code Section 6223 (or similar provision under state law) and the regulations thereunder sufficient to require the Agency to give the notice described in Code Section 6223(a) (or similar state law) At the reasonable request of any Holder, the Managing Member shall consult with such Holder with respect to the preparation and filing of any returns and with respect to any subsequent Agency examination or litigation relating to such returns; provided, however, that, except as otherwise set forth in this Agreement, the decisions relating to such filing of such returns, positions relative to items reflected in any such returns, any audit or examination by any Agency with respect to any items contained therein, and any administrative or judicial proceedings relating to any such returns as filed, shall be in the sole and absolute discretion of the Managing Member.

               B. Subject to Section 10.3.C, the Managing Member is authorized, but not required:

                      (1) to enter into any settlement with any Agency with respect to any administrative or judicial proceedings for the adjustment of Company items required to be taken into account by a Holder or the Managing Member for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the Managing Member may expressly state that such agreement shall bind all Holders, except that such settlement agreement shall not bind any Holder
        (i) who (within the time prescribed pursuant to the Code and Regulations (or, if applicable, the California Revenue and Taxation Code and corresponding regulations)) files a statement with such Agency providing that the Managing Member shall not have the authority to enter into a settlement agreement on behalf of such Holder or (ii) who is a "notice partner" (as defined in Code Section 6231) or a member of a "notice group" (as defined in Code Section 6223(b)(2));

                      (2) in the event that a notice of a final administrative adjustment at the Company level of any item required to be taken into account by a Holder or the Managing Member for tax purposes (a "final adjustment") is mailed to the Managing Member, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the United States Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States (or, if applicable, with the California Superior Court) for the district in which the Company's principal place of business is located. If the Managing Member determines that the United States District Court or the United States Claims Court (or, if applicable, such Superior Court) is the most appropriate forum in which to seek judicial review, the Managing Member shall notify each Person who was a Holder at any time during the Company's taxable year to which the final adjustment relates of the approximate amount by which such Person's tax liability would be increased (based on such assumptions as the Managing Member may in good faith make) if the treatment of limited liability company items on such Person's return was made consistent with the treatment of limited liability company items on the Company's return, as adjusted by the final adjustment. With respect to Agency examinations and/or tax controversies involving federal income taxes, unless each such Person deposits with the Managing Member, for deposit with the IRS, the approximate amount of such Person's increased tax liability, together with a written agreement to make additional deposits if required to satisfy the jurisdictional requirements of the federal Court in question, within thirty (30) days after the Managing Member's notice to such Person, the Managing Member shall not seek judicial review in such federal Court. Instead, the Managing Member may, but shall not be obligated to, file a petition in the United States Tax Court;

                      (3) to intervene in any action brought by any Holder for judicial review of a final adjustment;

                      (4) to file a request for an administrative adjustment with an Agency at any time and, if any part of such request is not allowed by such Agency, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

                      (5) to enter into an agreement with an Agency to extend the period for assessing any tax that is attributable to any item required to be taken into account by a Holder or the Managing Member for tax purposes, or an item affected by such item; and

                      (6) to take any other action on behalf of the Holders in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the Managing Member in connection with any such proceeding, except to the extent required by law or any provision of this Agreement, is a matter in the sole and absolute discretion of the Managing Member, and the provisions relating to indemnification of the Managing Member set forth in Section 7.7 hereof shall be fully applicable to the Managing Member in its capacity as such. Notwithstanding the provisions of this
Section 10.3.B, the Managing Member shall not enter into a settlement, stipulation, or compromise of any part of a tax audit without first (i) having notified the Non-Managing Member Representative in writing within thirty (30) days prior to the prospective date of such settlement, stipulation, or compromise and (ii) having provided the Non-Managing Member Representative with the meaningful opportunity to review the final provisions of any such settlement, stipulation, or compromise and assess whether the Managing Member is authorized to enter into such settlement, stipulation, or compromise in accordance with this Article 10 (including Section 10.3.C).

               C.

                      (1) (a) In the event that (i) an Agency alleges or asserts in a tax audit or judicial review, for any one taxable year of the Company, an aggregate adjustment of income or deductions of the Company totaling a net change of income with respect to the Holders of more than $500,000 in additional income (or reduction of deduction) and has not withdrawn, revoked, or dismissed such allegation or assertion or (ii) with respect to a tax audit or judicial review that is the subject of a Tax Determination, the Managing Member decides not to appeal the Tax Determination, if any, applicable to such tax audit, and (b) with respect to a tax audit or judicial review of any items for any taxable year of the Company ending prior to the Measurement Date, then, subject to the provisions of Section 10.3.D, the Managing Member shall promptly notify the Non-Managing Member Representative and offer to delegate such tax audit or judicial review to the Non-Managing Member Representative and the Non-Managing Member Representative may, but shall not be required to, take any and all actions otherwise reserved to the Managing Member under Sections 10.3.A and 10.3.B, and, subject to the provisions of Section 10.3.D, the Managing Member (as tax matters partner) shall, if notified in writing by the Non-Managing Member Representative at any time thereafter, delegate to the Non-



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

        Managing Member Representative such powers as may be necessary to accomplish such actions, including all of the powers set forth in Sections 10.3.A and 10.3.B and all powers of the tax matters partner under the Code (or similar state law) (such audit, controversy, and/or litigation being referred to herein as a "Delegated Controversy" and the date of such delegation with respect to the Delegated Controversy being referred to herein as the "Delegation Date"), and the Managing Member, as tax matters partner, shall take all actions requested by the Non-Managing Member Representative in accordance with Section 10.3 to carry out the provisions of this Section 10.3.C.

                      (2) Notwithstanding any other provision of this Agreement,
        (i) the Managing Member shall not be responsible for the amendment of any tax returns of the Company (or any predecessor of the Company) for taxable years of the Company (or any such predecessor of the Company) ending prior to the Measurement Date ("Pre-Measurement Date Returns"),
        (ii) the Managing Member shall not amend any Pre-Measurement Date Returns without the consent of the Non-Managing Member Representative; and (iii) the Managing Member shall not be held responsible for any amendment(s) or lack thereof of Pre-Measurement Date Returns; instead, the Original Members (or, at their election, the Non-Managing Member Representative) shall retain the sole and exclusive authority and responsibility to amend any Pre-Measurement Date Returns; provided, however, that the authority of the Original Members (or the Non-Managing Member Representative, as the case may be) pursuant to this Section 10.3.C(2) shall be subject to the provisions of Section 10.3.D (as if (a) each prospective amendment of a Pre-Measurement Date Return were considered a separate Delegated Controversy (as such term is defined above) for purposes of Section 10.3.D and (b) the day before the first day that the Original Members (or the Non-Managing Member Representative, as the case may be) take any affirmative steps to amend any such Pre-Measurement Date Return were considered the Delegation Date with respect to such deemed Delegated Controversy for purposes of
        Section 10.3.D).

               D. (1) Following a Delegation Date with respect to a Delegated
        Controversy: (i) none of the costs, professional fees, or any other expenses associated with such Delegated Controversy (including, without limitation, legal, accounting, and other fees) shall be borne by the Managing Member and/or the Company; (ii) the Managing Member shall not be required to make capital contributions to the Company to fund the payment of, or reimburse the Non-Managing Member Representative or any of the Holders for, any such costs and/or expenses; (iii) neither the Non-Managing Member Representative nor any of the Holders shall be entitled to reimbursement from the Company and/or the Managing Member for any such costs and/or expenses; (iv) none of the Holders (including, if applicable, the Non-Managing Member Representative) shall be entitled or permitted to have its Capital Account credited for any of such costs and/or expenses; and (v) consistent with subclauses (i) through (iv) of this sentence, the Non-Managing Member Representative shall be responsible for the compensation and/or reimbursement of Persons retained and/or engaged by the Non-Managing Member Representative in connection with the Delegated Controversy in question, including, without limitation, Persons engaged by the Non-Managing Member Representative who may also (x) have been employed, retained, and/or engaged by the Company and/or the Managing Member prior to the Delegation Date or Persons or
        (y) continue to be employed, retained, and/or engaged by the Company and/or the Managing Member following the Delegation Date (regardless of whether or not such Person(s) may have been employed, retained, and/or engaged by the Company and/or Managing Member with respect to such Delegated Controversy prior to the Delegation Date with respect to such Delegated Controversy, but limited to the compensation and/or reimbursement attributable to the services performed and/or expenses incurred by such Person or Persons in connection with such Person's or Persons' retention by the Non-Managing Member Representative following the Delegation Date).

                      (2) Notwithstanding the provisions of Section 10.3.C, the Managing Member shall not delegate to the Non-Managing Member Representative, and the Non-Managing Member Representative shall not be entitled to require the Managing Member to delegate to the Non-Managing Member Representative pursuant to Section 10.3.C, any powers or authority to deal in any way with any aspect of any audit, controversy, and/or litigation involving, or potentially involving, in the reasonable determination of the Managing Member followed by the Managing Member's notification of the Non-Managing Member Representative of such determination and the reasons therefor, alleged actions or omissions that are related to the subject matter of the audit, controversy and/or litigation that have a realistic possibility of resulting in liability to the Managing Member under Section 7.3.G.

                      (3) Notwithstanding the provisions of Section 10.3.C, from and following a Delegation Date, the Non-Managing Member Representative shall not, with respect to the Delegated Controversy, take or fail to take, nor shall the Non-Managing Member Representative have or retain any authority to take or fail to take any action the result of which action or failure to take such action (as the case may be) would:

                             (a) cause the Managing Member to fail to qualify as a REIT for federal and/or state income tax purposes for any taxable year;

                             (b) cause the Managing Member to recognize income ("Non-Qualifying 95% Income") in an amount greater than the excess, if any, of (i) four and nine-tenths percent (4.9%) of the Managing Member's total gross income (but excluding the amount of any such Non-Qualifying 95% Income) for any Fiscal Year involved in such Delegated Controversy that is described in subsections (A) through (H) of Code Section 856(c)(2) over (ii) the amount of gross income (within the meaning of Code Section 856(c)(2)) derived by the Managing Member from sources other than those described in subsections (A) through (H) of Code
        Section 856(c)(2) (but not including the amount of any such Non-Qualifying 95% Income) for such Fiscal Year (with respect to clause
        (ii) of this sentence, the Managing Member shall notify the Non-Managing Member Representative of the amount of such gross income, or it shall be deemed to be zero);

                             (c) cause the Managing Member to recognize income ("Non-Qualifying 75% Income") in an amount greater than the excess, if any, of (i) 24% of the Managing Member's total gross income (but excluding the amount of any such Non-Qualifying 75% Income) for any Fiscal Year involved in such Delegated Controversy that is described in subsections (A) through (I) of Code Section 856(c)(3) over (ii) the amount of gross income (within the meaning of Code Section 856(c)(3)) derived by the Managing Member from sources other than those described in subsections (A) through (I) of Code Section 856(c)(3) (but not including the amount of any such Non-Qualifying 75% Income) for such Fiscal Year (with respect to clause (ii) of this sentence, the Managing Member shall notify the Non-Managing Member Representative of the amount of such gross income, or it shall be deemed to be zero); or

                             (d) legally bind the Managing Member to a settlement, stipulation, or compromise of any part of a tax audit or judicial review that would result in an aggregate adjustment of income or deductions of the Company and/or Managing Member totaling a net change of income with respect to the Managing Member of more than $500,000 in additional income (as compared to the amount of income allocated to the Managing Member in any one Fiscal Year in accordance with the provisions of Article 6 as reported in the Company's tax return for any such Fiscal Year).

                      (4) Notwithstanding the provisions of Section 10.3.C, from and following a Delegation Date, the Non-Managing Member Representative shall not, with respect to the Delegated Controversy, enter into a settlement, stipulation, or compromise of any part of such Delegated Controversy without first (i) having notified the Managing Member in writing within thirty (30) days prior to the prospective date of such settlement, stipulation, or compromise and (ii) having provided the Managing Member with the meaningful opportunity to review the final provisions of any such settlement, stipulation, or compromise and assess whether the Non-Managing Member Representative is authorized to enter into such settlement, stipulation, or compromise in accordance with this
        Article 10 (including Section 10.3.D).

                      (5) The Non-Managing Member Representative shall provide to the Managing Member copies of all correspondence received and/or sent by it relating to the Delegated Controversy, within a commercially reasonable time after receipt or dispatch of the same (as the case may be). In addition, the Non-Managing Member Representative shall provide to the Managing Member the substance of any other communication(s) with the relevant tax authorities to which the Non-Managing Member Representative is a party relating to the Delegated Controversy within a commercially reasonable time following such communication(s).

                      (6) Notwithstanding anything to the contrary, at all times from and after a Delegation Date with respect to a Delegated Controversy, the Managing Member shall possess all of the rights of a "notice partner" (as defined in Code Section 6231) with respect to such Delegated Controversy.

               E. Within a reasonable period of time prior to the due date for filing the Company's 1997 tax year return, the Managing Member shall make available for the Non-Managing Member Representative's review and reasonable approval a copy of the 1997 tax return of the Company proposed to be filed by the Managing Member. The Non-Managing Member Representative shall use its best efforts to provide the Managing Member with information relating to operating results of the Company for the period in 1997 prior to the Measurement Date no later than 30 days following the execution of this Agreement (e.g., income statements, repairs and maintenance detail, balance sheet, and additions or deletions with respect to fixed assets).

               SECTION 10.4. WITHHOLDING

               Each Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Member any amount of federal, state, local or foreign taxes that the Managing Member determines in good faith that the Company is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Company pursuant to Code Section 1441, Code Section 1442, Code Section 1445 or Code Section 1446, and all such amounts shall be paid over to the applicable tax authority with respect to the Member in question and the Managing Member shall concurrently provide notice of the computation and source of and proof of such payment to the Member in question. Any such amount paid on behalf of or with respect to a Member shall constitute a loan by the Company to such Member, which loan shall be repaid by such Member within 15 days after notice from the Managing Member that such payment must be made unless (i) the Company withholds such payment from a payment or distribution that would otherwise be made to the Member (in which case the payment or distribution shall be deemed to have been made to the extent of the amount so withheld) or (ii) the Managing Member determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Company that would, but for such payment, be distributed to the Member. Any such loan repayable by a Member hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., 15 days after said notice) until such amount is paid in full.

                                   ARTICLE 11.
                            TRANSFERS AND WITHDRAWALS

               SECTION 11.1. TRANSFER

               A. No part of the interest of a Member shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

               B. No Membership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this
Article 11. Any Transfer or purported

Transfer of a Membership Interest not made in accordance with this Article 11 shall be null and void ab initio.

               SECTION 11.2. TRANSFER OF MANAGING MEMBER'S MEMBERSHIP INTEREST

               The Managing Member shall not Transfer any of its Membership Interest or withdraw from the Company except as provided in this Section 11.2. The Managing Member shall not withdraw from the Company and shall not Transfer all or any portion of its Membership Interest in the Company without the Consent of each of the Non-Managing Members, which Consent may be given or withheld in the sole and absolute discretion of each of the Non-Managing Members; provided, however, that the Managing Member may Transfer all but not part of its Membership Interest without obtaining such Consent if the Membership Interest is Transferred to a purchaser of or successor to all or substantially all of the assets of the Managing Member or in connection with the merger of the Managing Member into or the consolidation of the Managing Member with any other Person, so long as such Transfer will not cause the Company to be treated as an association taxable as a corporation or a publicly traded partnership for state or federal income tax purposes or otherwise cause the Company to become a reporting company under the Exchange Act ("Merger Transfer"). Notwithstanding
Section 5.1.C(2), if a Merger Transfer causes a Termination Event described in
Section 5.1.C(3) then Section 5.1.C(1)(i) shall not terminate as a result thereof. Upon any Transfer of such a Membership Interest pursuant to the Consent of each of the Non-Managing Members or otherwise in accordance with the provisions of this Section 11.2, the transferee shall become the successor Managing Member for all purposes herein, and shall be vested with all powers and rights of the transferor Managing Member, and shall be liable for all obligations and responsible for all duties of the Managing Member, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Membership Interest so acquired. It is a condition to any Transfer otherwise permitted under this
Section 11.2 that the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor Managing Member under this Agreement and such Transfer shall relieve the transferor Managing Member of its obligations under this Agreement accruing subsequent to the date of such Transfer. In the event that the Managing Member withdraws from the Company, in violation of this Agreement or otherwise, or otherwise dissolves or terminates, or upon the Incapacity of the Managing Member, a "Majority of Remaining Members" may elect to continue the Company business by selecting a successor Managing Member in accordance with the Act.

               SECTION 11.3. HOLDER'S RIGHTS TO TRANSFER

               A. GENERAL. No Holder shall Transfer an LLC Unit to any transferee without the consent of the Managing Member, which consent may be withheld in its reasonable discretion; provided, however, that, any Holder may at any time, without the consent of the Managing Member, (i) after December 24, 1998, Transfer, subject to Section 11.3.C, an LLC Unit (A) to any Qualified Transferee, (B) to a trust, whether or not revocable, of which such Holder or such Holder's Family Members are beneficiaries or (C) to an Affiliate or to any direct or indirect owner of an Original Member or (ii) pledge, encumber, hypothecate, mortgage, grant a security interest in or assign and, if desired, enter into puts, calls, derivatives, hedges or similar arrangements in connection therewith with terms which maintain the Holder's ownership of the LLC Units past December 24, 1998 (collectively, "Pledge"), one or more LLC Units to a lender, as collateral or security for a bona fide loan or other extension or continuance of credit (and Managing Member shall have the option, but not the obligation, to cure any default under the obligation secured by Pledge and the Holders shall cooperate to provide adequate security and reimbursement arrangements to Managing Member in the event of such a cure), and further Transfer, subject to Section 11.3.C, such Pledged LLC Unit(s) to such lender in connection with (or in lieu of) the exercise of remedies under such loan or extension or continuance of credit (any Transfer or Pledge permitted by this proviso is referred to as a "Permitted Transfer"). It is a condition to any Transfer otherwise permitted hereunder that the transferee (other than by Pledge) assume by operation of law or express agreement all of the obligations of the Holder under this Agreement or the Exchange Rights Agreement with respect to such Transferred LLC Unit(s). Notwithstanding the foregoing, any transferee other than by Pledge of any Transferred LLC Unit(s) shall be subject to any and all ownership limitations (including, without limitation, the Ownership Limit) contained in the Charter. Any transferee (other than by Pledge) whether or not admitted as a Substituted Member, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Member, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5 hereof. The Managing Member shall reasonably cooperate (to the extent it is able to do so) with a Holder to satisfy any lender's requests for information, estoppels, consents and other matters (excluding material information with respect to the Managing Member that is not publicly available) in connection with a loan secured by a Pledge of LLC Units.

               B. INCAPACITY. If a Holder is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Holder's estate shall have all the rights of a Holder, but not more rights than those enjoyed by other Holders, including for the purpose of settling or managing the estate, and such power as the Incapacitated Holder possessed to Transfer all or any part of its interest in the Company. The Incapacity of a Holder, in and of itself, shall not dissolve or terminate the Company.

               C. TRANSFEREE REPRESENTATION. It is a condition to any Transfer other than by Pledge of an LLC Unit that the Managing Member receive written notice of the name and address of the transferee at least ten (10) Business Days prior to the proposed Transfer and written evidence that each transferee (other than by Pledge) represents, warrants and agrees that it is acquiring the LLC Units for its own account for investment only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof in violation of federal or state securities laws.

               D. ADVERSE TAX CONSEQUENCES. No Transfer by a Holder of LLC Units (excluding any Exchange and any Permitted Transfer) may be made to any Person if
(i) in the written opinion of legal counsel for the Company competent in federal and California taxation (to be requested by the Managing Member from such legal counsel within ten (10) Business Days of any notice to the Managing Member of the proposed Transfer for prompt delivery thereafter), it would result in the Company being treated as an association taxable as a corporation for state or federal income tax purposes, (ii) such Transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Code Section 7704 or (iii) such Transfer (other than a Transfer which constitutes an Exchange) would result in the termination of the Company for federal income tax purposes.

               SECTION 11.4. SUBSTITUTED MEMBERS

               A. No Holder shall have the right to substitute a transferee (including any transferees pursuant to Transfers permitted by Section 11.3 hereof) as a Member in its place. A transferee of the interest of a Holder may be admitted as a Substituted Member only with the consent of the Managing Member, which consent may be given or withheld by the Managing Member in its sole and absolute discretion (or in the reasonable discretion of the Managing Member if the Company receives a written opinion from counsel for the Company competent in Federal and California taxation (which the Managing Member will request for prompt delivery from counsel, if counsel can render such opinion, whenever asked to do so by the proposed Transferor) that conditioning the admittance of a transferee as a Substituted Member upon the sole and absolute discretion of the Managing Member is no longer necessary under the Code or applicable state tax laws or regulations). The failure or refusal by the Managing Member to permit a transferee of any such interests to become a Substituted Member shall not give rise to any cause of action against the Company or the Managing Member, except where such failure or refusal breaches the provisions hereinabove contained. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Member until and unless it furnishes to the Managing Member (i) evidence of acceptance, in form and substance satisfactory to the Managing Member, of all the terms, conditions and applicable obligations of this Agreement, and (ii) such other documents and instruments as may be required or advisable, in the sole and absolute discretion (or reasonable discretion if the reasonable discretion standard above applies) of the Managing Member, to effect such Assignee's admission as a Substituted Member.

               B. A transferee who has been admitted as a Substituted Member in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Member under this Agreement and the transferor shall be relieved of all of its obligations hereunder accruing subsequent to such admission with respect to the LLC Units Transferred unless otherwise provided for in Section 8.4.C.

               C. Upon the admission of a Substituted Member, the Managing Member shall amend Exhibit A to reflect the name and address of such Substituted Member and to eliminate, if necessary, the name and address of the predecessor of such Substituted Member.

               SECTION 11.5. ASSIGNEES

               If the Managing Member does not consent under Section 11.4 hereof to the admission of any transferee in a Permitted Transfer or in a Transfer consented to by the Managing Member under Section 11.3 hereof as a Substituted Member, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee (other than by Pledge) shall be entitled to all the rights of an assignee of a limited liability company interest under the

Act, including, without limitation, the right to receive distributions, guaranteed payments, indemnity payments and other payments from the Company and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Company attributable to the LLC Units assigned to such transferee and the rights to Transfer the LLC Units provided in this
Article 11, but shall not be deemed to be a holder of LLC Units for any other purpose under this Agreement (other than as provided in Section 8.5, Section 8.6 or in the Exchange Rights Agreement), and shall not be entitled to effect a Consent or vote with respect to such LLC Units on any matter presented to the Members for approval (such right to Consent or vote, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Member). In the event that any such transferee desires to make a further assignment of any such LLC Units, such transferee shall be subject to all the provisions of this
Article 11 to the same extent and in the same manner as any Members desiring to make an assignment of LLC Units.

               SECTION 11.6. GENERAL PROVISIONS

               A. No Non-Managing Member may withdraw from the Company other than as a result of a permitted Transfer of all of such Non-Managing Member's LLC Units in accordance with this Article 11, with respect to which the transferee becomes a Substituted Member, or pursuant to an Exchange of all of its LLC Units under Section 8.5, Section 8.6 or the Exchange Rights Agreement.

               B. Any Member who shall Transfer all of its remaining LLC Units in a Transfer (i) permitted pursuant to this Article 11 where such transferee was admitted as a Substituted Member, (ii) pursuant to the exercise of its rights to effect an Exchange of all of its LLC Units under the Exchange Rights Agreement or (iii) to the Managing Member, whether or not pursuant to the Exchange Rights Agreement, shall cease to be a Member. Any LLC Units transferred to the Managing Member, whether under the Exchange Rights Agreement or otherwise, shall be deemed canceled and no longer outstanding.

               C. If any LLC Unit is Transferred in compliance with the provisions of this Article 11, or is acquired by the Managing Member pursuant to Sections 8.5 or 8.6 hereof or the Exchange Rights Agreement, on any day other than the first day of a Fiscal Year, then Net Income from Operations, Net Loss from Operations, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such LLC Unit for such Fiscal Year shall be allocated to the transferor Holder or Managing Member or the tendering party, as the case may be, and to the transferee Holder or Managing Member (including, without limitation, the Managing Member in the case of an Exchange pursuant to the Exchange Rights Agreement or Section 8.5 or Section 8.6 hereof) by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using the "daily proration" or "interim closing of the books" method or another permissible method selected by the Managing Member. Solely for purposes of making such allocations, the Managing Member, in its sole and absolute discretion, may determine that each of such items for the calendar month in which a Transfer occurs shall be allocated to the transferee Holder or Managing Member and none of such items for the calendar month in which a Transfer or an Exchange occurs shall be allocated to the transferor Holder or Managing Member or the tendering party, as the case may be, if such Transfer occurs on or before the 15th day of the month; otherwise such items for such calendar month shall be allocated to the transferor. All distributions of Available Cash from Operations or Available Cash from Sale attributable to such LLC Unit with respect to which the LLC Record Date is before the date of such Transfer, assignment or Exchange shall be made to the transferor Holder or the tendering party, as the case may be, and, in the case of a Transfer other than an Exchange, all distributions of Available Cash from Operations or Available Cash from Sale thereafter attributable to such LLC Unit shall be made to the transferee Holder.

               D. In addition to any other restrictions on Transfer herein contained, in no event may any Transfer of a Membership Interest by any Member be made:

                      (a) to any person or entity who lacks the legal right, power or capacity to own a Membership Interest;

                      (b) in violation of applicable law;

                      (c) if such Transfer would, in the written opinion of legal counsel to the Company competent in Federal and California taxation, cause the Company either (i) to cease to be classified as a partnership or (ii) to be classified as a publicly traded partnership treated as a corporation, in either case for federal or state income tax purposes (except as a result of any Exchange);

                      (d) if such Transfer would, in the written opinion of legal counsel to the Company competent in employee benefit plans, cause any portion of the assets of the Company to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations
        Section 2510.3-101, which the Managing Member will request for prompt delivery from such counsel upon request by the Non-Managing Member Representative;

                      (e) if such Transfer requires the registration of such Membership Interest pursuant to any applicable federal or state securities laws;

                      (f) if such Transfer causes the Company (as opposed to the Managing Member) to become a reporting company under the Exchange Act;

                      (g) if such Transfer subjects the Company to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended; or

                      (h) if such Transfer would, in the written opinion of legal counsel with nationally recognized standing in matters pertaining to the exclusion of interest from gross income for federal income tax purposes on bonds issued by states and political subdivisions, adversely affect the tax-exempt status of interest payable on the Bonds.

               To the extent any attempted Transfer would be in violation of this Section 11.6.D, it shall be null and void ab initio, and the transferee shall not acquire any rights or economic interests in the LLC Units or other interests that otherwise would have been Transferred.

                                   ARTICLE 12.
                              ADMISSION OF MEMBERS

               SECTION 12.1. ADMISSION OF SUCCESSOR MANAGING MEMBER

               A successor to all of the Managing Member's Membership Interest pursuant to Section 11.2 hereof who is proposed to be admitted as a successor Managing Member shall be admitted to the Company as the Managing Member, effective immediately prior to such Transfer. Any such successor shall carry on the business of the Company without dissolution. In each case, the admission shall be subject to the successor Managing Member executing and delivering to the Company an acceptance of all of the terms, conditions and applicable obligations of this Agreement and such other documents or instruments as may be required to effect the admission.

               SECTION 12.2. ADMISSION OF ADDITIONAL MEMBERS

               A. No additional Members shall be admitted to the Company (except any Substituted Members pursuant to Section 11.4 or a successor Managing Member pursuant to Sections 11.2 and 12.1).

               SECTION 12.3. AMENDMENT OF AGREEMENT AND CERTIFICATE

               For the admission to the Company of any Member in accordance with this Agreement, the Managing Member shall take all steps necessary or appropriate under the Act to amend the records of the Company and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) solely for purposes of reflecting the admission to the Company of that Member and, if required by law, shall prepare and file an amendment to the Certificate and may for these purposes exercise the power of attorney granted pursuant to Section 2.4 hereof.

               SECTION 12.4. LIMITATION ON ADMISSION OF MEMBERS

               No Person shall be admitted to the Company as a Substituted Member if, in the opinion of legal counsel for the Company competent in federal and California taxation and securities laws, it would result in the Company being treated as an association taxable as a corporation or publicly traded partnership for state or federal income tax purposes or otherwise cause the Company to become a reporting company under the Exchange Act.

                                   ARTICLE 13.
                    DISSOLUTION, LIQUIDATION AND TERMINATION

               SECTION 13.1. DISSOLUTION

               The Company shall not be dissolved by any Transfer of a Membership Interest or by the admission of Substituted Members or by the admission of a successor Managing Member in accordance with the terms of this Agreement. Upon the withdrawal of the Managing Member, any successor Managing Member shall continue the business of the Company without dissolution. However, the Company shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a "Liquidating Event"):

               A. the Incapacity of the Managing Member, unless a Majority of Remaining Members votes to continue the Company within ninety (90) days following the occurrence of any such Incapacity;

               B. an election to dissolve the Company made by the Managing Member, with the Consent of each of the Non-Managing Members;

               C. entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Act;

               D. the Exchange of all LLC Units; or

               E. the expiration of its term as provided in Section 2.7.

               Section 13.1.A shall be of no further force or effect on the date that the Company receives an opinion from counsel for the Company competent in California and Federal income tax matters (which the Managing Member shall request for prompt delivery from counsel, if counsel can render such opinion, whenever reasonably asked to do so by a Non-Managing Member) that such provision is no longer necessary for federal or state tax laws or regulations in order for the Company to be taxed as a partnership.

               SECTION 13.2. WINDING UP

               A. Upon the occurrence of a Liquidating Event, the Managing Member shall give notice thereof to the Holders (a "Liquidating Notice") and the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors, Members and Holders. Notwithstanding the foregoing sentence, throughout the wind-up period, the Managing Member shall continue to (i) make all distributions required pursuant to Section 5.1.A(1) on the applicable LLC Distribution Date, (ii) make all payments required pursuant to Section 5.1.C on the Guaranty Payment Date, and (iii) take all actions, if any, required to be taken by the Managing Member pursuant to Section 5.1.B. Notwithstanding anything to the contrary in this Article 13 or the other provisions hereof, during the 30-day period after the Liquidating Notice is given, no further action in connection with liquidation or winding up of the Company shall occur, and, if at any time prior to the end of that

30-day waiting period, any Holder gives notice to the Managing Member that it is exercising its right to make an Exchange pursuant to the Exchange Agreement, then the provisions of this Article 13 will not be applied to such Holder to the extent of the LLC Units involved in such Exchange, but instead such Holder shall receive all of the consideration for and in such Exchange at the time and manner provided in the Exchange Rights Agreement prior to the Company making of any distributions to the Holders or Members under this Article 13 (or any redemptions or purchases of LLC Units under Section 13.2.B(2)). Subject to the preceding sentence, after the occurrence of a Liquidating Event, no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company's business and affairs. If, after the 30-day period above has run, if any of the Holders has not elected to Exchange LLC Units, then the Managing Member (or, in the event that there is no remaining Managing Member or the Managing Member has dissolved, become bankrupt within the meaning of the Act or ceased to operate, any Person elected by a Majority in Interest of those remaining Non-Managing Members who have not elected to exercise their Exchange rights (the Managing Member or such other Person being referred to herein as the "Liquidator")) shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company's liabilities and property, and subject to the foregoing 30-day waiting period and the rights of those Holders who have elected to Exchange LLC Units, the Company property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom as well as all Cash Available from Operations and Cash Available from Sale shall be applied and distributed in the following order:

                      (1) First, to the satisfaction of all obligations of the Company and to the expenses of liquidation (whether by payment or the making of reasonable provision for payment thereof), and to the setting up of any reserve for contingencies which the Managing Member may consider necessary; and

                      (2) Second, to the extent any proceeds remain, to the Managing Member and Holders up to and in proportion to their positive Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.

               B. Notwithstanding the provisions of Section 13.2.A hereof that require liquidation of the assets of the Company, if the occurrence of a Liquidating Event is not preceded by or concurrent with a taxable VM Property Sale (other than a refinancing) or a Terminating Capital Transaction, the following shall occur (subject, however, to the foregoing 30-day waiting period and the rights of those Holders who have elected to Exchange LLC Units):

                      (1) Unless the Managing Member makes the election in
        Section 13.2.B(3) (which shall control, if made, instead of this Section 13.2.B(1) and Section 13.2.B(2)) the Managing Member shall compute the Capital Account balances of the Holders (with respect to each such Holder, the "Hypothetical Capital Account Balance") that would have resulted had a single Terminating Capital Transaction been consummated (had gain (or loss, as the case may be) from such transaction been allocated to the Holders and the Managing Member pursuant to Sections
        6.2 and 6.3 hereof) immediately prior to the liquidation of the Company for consideration equal to the fair market value of the property of the Company at such time, determined by agreement among the Managing Member and the Holders, or, if no such agreement exists within ten (10) Business Days following the end of the foregoing 30-day waiting period, determined by Appraisal (and all time periods in this Section 13.2 shall be extended if necessary to complete the Appraisal process) with respect to any property of the Company for which no such agreement has been reached by such time;

                      (2) At the election of the Managing Member, the Managing Member may (subject to the Holders' rights to Exchange pursuant to Section 13.2.A), within thirty (30) Business Days following the end of the foregoing 30-day waiting period, either (i) purchase from each Holder the LLC Units then held by it, for an amount of cash equal to the Hypothetical Capital Account Balance for such Holder, and each such Holder shall be obligated to sell (and by execution of this Agreement or by agreement to be bound by the terms of this Agreement, hereby agrees to sell) to the Managing Member the LLC Units then held by it for such consideration or (ii) cause the Company to distribute to each Holder an amount of cash equal to the consideration referenced in clause (i) of this subsection (2) in complete redemption of such Holder's LLC Units then held by it; and

                      (3) After the 30-day period mentioned in Section 13.2.A, if the Managing Member does not elect to engage, or cause the Company to engage, in either of the transactions described in subsection (2) above, the Managing Member shall sell or cause the Company to sell all of the assets of the Company as soon as practicable after the expiration of the thirty (30) day period referenced in subsection (2) above and to distribute the proceeds from such sale, if any, in accordance with the terms of this Agreement.

               C. In the event that the Company is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article 13 to the Members and Holders that have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2) to the extent of, and in proportion to, their positive Capital Account balances. Except as provided in Section 4.4 with respect to a Holder's Deficit Restoration Obligation, if any Member or Holder has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Member or Holder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the sole and absolute discretion of the Managing Member or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Members and Holders pursuant to this Article 13 may be withheld or escrowed to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld or escrowed amounts shall be distributed to the Members and Holders in the manner and order of priority set forth in Section 13.2.A hereof as soon as practicable.

               SECTION 13.3. DEEMED DISTRIBUTION AND RECONSTITUTION

               Notwithstanding any other provision of this Article 13, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Company's property shall not be liquidated, the Company's liabilities shall not be paid or discharged, and the Company's affairs shall not be wound up. In such event, the Company, Managing Member and Holders shall treat such liquidation in a manner that is consistent with the Code.

               SECTION 13.4. RIGHTS OF MEMBERS

               Except as otherwise provided in this Agreement, (a) each Member shall look solely to the assets of the Company for the return of its Capital Contribution, (b) no Member shall have the right or power to demand or receive property other than cash from the Company and (c) no Member shall have priority over any other Member as to the return of its Capital Contributions, distributions or allocations.

               SECTION 13.5. NOTICE OF DISSOLUTION

               In the event that a Liquidating Event occurs or an event occurs that would, but for an election or objection by one or more Members pursuant to
Section 13.1 hereof, result in a dissolution of the Company, the Managing Member shall, within 30 days thereafter, provide written notice thereof to each of the Members and Assignees and, in the Managing Member's sole and absolute discretion or as required by the Act or other applicable law, to all other parties with whom the Company regularly conducts business (as determined in the sole and absolute discretion of the Managing Member), and the Managing Member may, or, if required by the Act, shall, publish notice thereof in a newspaper of general circulation in each place in which the Company regularly conduct business (as determined in the sole and absolute discretion of the Managing Member).

               SECTION 13.6. REASONABLE TIME FOR WINDING-UP

               A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Members during the period of liquidation.

                                   ARTICLE 14.
                       PROCEDURES FOR ACTIONS AND CONSENTS
                        OF MEMBERS; AMENDMENTS; MEETINGS

               SECTION 14.1. PROCEDURES FOR ACTIONS AND CONSENTS OF MEMBERS

               The actions requiring consent or approval of Non-Managing Members (or Holders, if applicable) pursuant to this Agreement, including Section 7.3 hereof, or otherwise pursuant to applicable law, and all amendments to this Agreement, are subject to the procedures set forth in this Article 14.

               SECTION 14.2. AMENDMENTS

               Amendments to this Agreement must be in writing and signed by all Members and may be proposed by the Managing Member or by a Majority in Interest of the Non-Managing Members. Following such proposal, the Managing Member shall submit any proposed amendment to the Members. The Managing Member shall seek the written Consent of the Members on the proposed amendment. The affirmative Consent, as applicable, of the Managing Member and of one hundred percent (100%) of the Non-Managing Members is required for the approval of a proposed amendment, which vote or Consent may be given or withheld in their respective sole and absolute discretion.

               SECTION 14.3. WRITTEN CONSENT

               Subject to the provisions of Section 14.2 and except as otherwise provided in this Agreement, all actions requiring consent or approval of the Non-Managing Members shall be by Consent of the Non-Managing Members. Any actions requiring consent or approval of a Holder or Assignee shall be by Consent of same which, except as otherwise provided in this Agreement, may be given or withheld in its, his or her sole and absolute discretion.

                                   ARTICLE 15.
                               GENERAL PROVISIONS

               SECTION 15.1. ADDRESSES AND NOTICE

               Any notice, demand, request or report required or permitted to be given or made to a Member or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent and received by first class United States mail or by other means of written communication (including by telecopy, facsimile, or commercial courier service)
(i) in the case of a Member, to and at the Member's name(s) and address set forth in Exhibit A or such other address of which the Member shall notify the Managing Member in writing and (ii) in the case of an Assignee, to and at the Assignee's name and address of which such Assignee shall notify the Managing Member in writing.

               SECTION 15.2. TITLES AND CAPTIONS

               All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" or "Sections" are to Articles and Sections of this Agreement.

               SECTION 15.3. PRONOUNS AND PLURALS

               Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

               SECTION 15.4. FURTHER ACTION

               The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement, subject to the other terms hereof.

               SECTION 15.5. BINDING EFFECT; INTENDED THIRD PARTY BENEFICIARIES;
                             DIRECT ENFORCEMENT RIGHTS

               This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns. Each creditor of the Company at the time of the entry of the order or decree (or thereafter during the pendency thereof) described in Section 7.1.C(10) is an intended third party beneficiary of the agreement of the Managing Member set forth in Section 7.1.C(10) and shall be entitled to enforce the agreement of the Managing Member set forth in Section 7.1.C(10) as if the creditor were a party to this Agreement. The Persons specified as third party beneficiaries in Section 7.3.G shall receive similar treatment. Neither Riveroaks, Zand, RIVCO, ZANDCO, the Zand Family Trust, Riveroaks Investments - I, Riveroaks Investments - III, nor Riveroaks Associates (as described in the Settlement Agreement referred to in Section 8.8), nor any direct or indirect owners of any of them, are third party beneficiaries of this Agreement, and none of such parties shall have any rights under nor be entitled to enforce any provisions of this Agreement.

               SECTION 15.6. WAIVER

               No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

               SECTION 15.7. COUNTERPARTS

               This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Faxed signatures are acceptable.

               SECTION 15.8. APPLICABLE LAW

               This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.

               SECTION 15.9.  ENTIRE AGREEMENT

               This Agreement and the Contribution Agreement and the Exchange Rights Agreement collectively contain all of the understandings and agreements between and among the Members with respect to the subject matter of therein and supersede all other letters of intent or other agreements regarding the same and the rights, interests and obligations of the Members with respect to the Company. In the event of a conflict between these agreements, the Exchange Rights Agreement shall control.

               SECTION 15.10.  INVALIDITY OF PROVISIONS

               If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

               SECTION 15.11.  LIMITATION TO PRESERVE REIT STATUS

               Notwithstanding anything else in this Agreement, to the extent that the amount paid, credited, distributed or reimbursed by the Company or any of the Holders to, for or with respect to any REIT Member or its officers, directors, employees or agents, whether as a reimbursement, fee, expense or indemnity (a "REIT Payment"), would constitute gross income to the REIT Member for purposes of Code Section 856(c)(2) or Code Section 856(c)(3), then, notwithstanding any other provision of this Agreement, the amount of such REIT Payments, as selected by the Managing Member in its discretion from among items of potential distribution, reimbursement, fees, expenses and indemnities, shall be reduced for any Fiscal Year so that the REIT Payments, as so reduced, to, for or with respect to such REIT Member shall not exceed the lesser of:

                      (a) an amount equal to the excess, if any, of (i) four and nine-tenths percent (4.9%) of the REIT Member's total gross income (but excluding the amount of any REIT Payments) for the Fiscal Year that is described in subsections (A) through (H) of Code Section 856(c)(2) over
        (ii) the amount of gross income (within the meaning of Code Section 856(c)(2)) derived by the REIT Member from sources other than those described in subsections (A) through (H) of Code Section 856(c)(2) (but not including the amount of any REIT Payments); or

                      (b) an amount equal to the excess, if any, of (i) 24% of the REIT Member's total gross income (but excluding the amount of any REIT Payments) for the Fiscal Year that is described in subsections (A) through (I) of Code Section 856(c)(3) over (ii) the amount of gross income (within the meaning of Code Section 856(c)(3)) derived by the REIT Member from sources other than those described in subsections (A) through (I) of Code Section 856(c)(3) (but not including the amount of any REIT Payments);

provided, however, that REIT Payments in excess of the amounts set forth in clauses (a) and (b) above may be made if the Managing Member, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts shall not adversely affect the REIT Member's ability to qualify as a REIT. To the extent that REIT Payments may not be made in a Fiscal Year as a consequence of the limitations set forth in this Section 15.11, such REIT Payments shall carry over and shall be treated as arising in the following Fiscal Year. Nothing in this Section 15.11 shall permit the Managing Member to allocate income of the Company to any Holder in excess of the income that would otherwise be allocated to it under Article 6 without regard to this Section
15.11. The purpose of the limitations contained in this Section 15.11 is to prevent any REIT Member from failing to qualify as a REIT under the Code by reason of such REIT Member's share of items, including distributions, reimbursements, fees, expenses or indemnities, receivable directly or indirectly from the Company or the Holders, and this Section 15.11 shall be interpreted and applied to effectuate such purpose.

               SECTION 15.12.  NO PARTITION

               No Member nor any successor-in-interest to a Member shall have the right while this Agreement remains in effect to have any property of the Company partitioned, or to file a complaint or to institute any proceeding at law or in equity to have such property of the Company partitioned, and each Member, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Members that the rights of the parties hereto and their successors-in-interest to Company property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Members and their successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

               SECTION 15.13.  NON-MANAGING MEMBER REPRESENTATIVE

               A. All actions taken by the Non-Managing Member Representative pursuant to those provisions of this Agreement which authorize the Non-Managing Member Representative to so act shall be binding upon all Non-Managing Members as if they had individually taken such action and each Non-Managing Member, by entering into or agreeing to be bound by the provisions of this Agreement, authorize the Non-Managing Member Representative to take such actions on his, her or its behalf and agree that the actions so taken shall be binding upon him, her or it to the same extent as if he, she or it had taken the action directly.

               B. The initial Non-Managing Member Representative shall be Israel. The Holders of a majority of the outstanding LLC Units held by the Holders shall be entitled to replace the Non-Managing Member Representative by delivering to the Managing Member a written notice signed by the Holders of a majority of the outstanding LLC Units (which notice may be executed in counterparts) stating (i) that the notice is being provided to the Managing Member pursuant to this Section 15.13.B, (ii) that the Holders signing the notice own of record on the books of the Company a majority of the outstanding LLC Units, (iii) that the Holders signing the notice desire to replace the person then serving as the Non-Managing Member Representative with the person named in the notice, and (iv) specifying the date on which the appointment of the named individual to replace the then serving Non-Managing Member Representative shall be effective (which shall be a date not earlier than the fourteenth day after the date on which the notice shall have been delivered to the Managing Member). The appointment of the new Non-Managing Member Representative specified in the notice shall be effective on the date specified in the notice and upon effectiveness, the individual previously serving as the Non-Managing Member Representative shall cease to be entitled to act in that capacity under this Agreement.

               SECTION 15.14.  ATTORNEY FEES

               If any Member or Holder or Assignee or the Company commences an action against any other Member, Holder or Assignee or the Company to enforce any of the terms of this Agreement or because of the breach by any Member or Holder or Assignee or the Company of, or a dispute concerning, the terms of this Agreement, the non-prevailing party or parties shall pay to the prevailing party or parties reasonable attorneys' fees, costs and expenses (including, without limitation, accounting fees, consulting fees, investigation costs, and any other costs of response, negotiation and/or defense) incurred in connection with the enforcement hereof, the investigation of such breach or dispute and the prosecution or defense, as the case may be, of such action.

                           [intentionally left blankl]

                      [signatures appear on the next page]

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                       MANAGING MEMBER:

                                       OASIS RESIDENTIAL, INC.,
                                       a Nevada corporation


                                       By:
                                          --------------------------------------
                                          President

                                       NON-MANAGING MEMBERS:

                                       ISCO, a California general partnership

                                       By: AMERICAN REALPROP, a California
                                           general partnership, its
                                           General Partner


                                           By:
                                              ----------------------------------
                                              Robert Cohen, General Partner


                                       IFT PROPERTIES, LTD., a California
                                       limited partnership


                                       By:
                                          --------------------------------------
                                          Edward Israel, General Partner

                                    EXHIBIT A
                               MEMBER INFORMATION

MANAGING MEMBER:
----------------

Name                     Address
----                     -------
Oasis                    4041 East Sunset Road
Residential, Inc.        Henderson, Nevada 89014
                         Attention: President

                         With copies to:
                         Latham & Watkins
                         650 Town Center Drive 20th Floor
                         Costa Mesa, CA 92626
                         Attention: Mr. Jeffrey Pero

Capital contribution:    One Million Dollars ($1,000,000.00)
--------------------

ORIGINAL MEMBERS:
-----------------

Name               Address
----               -------
IFT                10474 Santa Monica Blvd., #405
                   Los Angeles, California  90025
                   Attention: Edward Israel

                   With copies to:
                   Akin, Gump, Strauss, Hauer & Feld, LLP
                   2029 Century Park East, Suite 4150
                   Los Angeles, California 90067
                   Attention: Hushmand Sohaili, Esq.

Capital contribution: Villa Martinique
--------------------

Gross asset values of Villa Martinique:                   $72,000,000.00
--------------------------------------

Gross asset value of Villa Martinique allocated to IFT:      $720,000.00
------------------------------------------------------

Net asset value of Villa Martinique
-----------------------------------
(gross asset value less assumed indebtedness):            $20,600,000.00
---------------------------------------------

Net asset value of Villa Martinique allocated to IFT:        $206,000.00
----------------------------------------------------

Number of LLC Units issued to IFT:                              8,860
---------------------------------

Name               Address
----               -------
ISCO               c/o Four Seasons Hotel
                   300 South Doheny
                   Los Angeles, California  90048
                   Attention:  Robert Cohen

                   With copies to:
                   Akin, Gump, Strauss, Hauer & Feld, LLP
                   2029 Century Park East, Suite 4150
                   Los Angeles, California 90067
                   Attention: Hushmand Sohaili, Esq.

Capital contribution: Villa Martinique
--------------------

Gross asset values of Villa Martinique:                   $72,000,000.00
--------------------------------------

Gross asset value of Villa Martinique allocated to ISCO:  $71,280,000.00
-------------------------------------------------------

Net asset value of Villa Martinique
-----------------------------------
(gross asset value less assumed indebtedness):            $20,600,000.00
---------------------------------------------

Net asset value of Villa Martinique allocated to ISCO:    $20,394,000.00
-----------------------------------------------------

Number of LLC Units issued to ISCO:                           877,162
----------------------------------

                                    EXHIBIT B

                                   DEFINITIONS


               The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

               "ACT" means the Delaware Limited Liability Company Act, as it may be amended from time to time, and any successor to such statute.

               "ACTIONS" has the meaning set forth in Section 7.7 hereof.

               "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                      (a) decrease such deficit by any amounts that such Member is obligated to restore pursuant to this Agreement or by operation of law upon liquidation of such Member's Membership Interest or is deemed to be obligated to restore pursuant to Regulation Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

                      (b) increase such deficit by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of "Adjusted Capital Account Deficit" is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

               "ADJUSTED HOLDER PERCENTAGE" means, on any given date, that percentage derived by dividing (i) the number of outstanding LLC Units held by the Holders (other than the Managing Member) on that date, by (ii) 886,022.

               "ADJUSTED LIQUIDATED DAMAGE AMOUNT" has the meaning set forth in
Section 5.1.B(4).

               "ADJUSTMENT FACTOR" has the meaning provided in the Exchange Rights Agreement.

               "AFFILIATE" means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "AGREEMENT" means this Amended and Restated Limited Liability Company Agreement, as it may be amended, supplemented or restated from time to time in accordance with the terms hereof.

               "APPRAISAL" means, with respect to real property, including Villa Martinique or any interest therein, the value determined by an appraiser appointed by agreement among the Managing Member and the Holders or, in the absence of such an agreement, the value determined in accordance with the following procedures:

                      (a) the Managing Member shall designate in a notice to the Holders the name, address and contact information of a Person selected to act as its appraiser and such information as the Holders shall reasonably need to appraise the property (including all information provided by the Managing Member to the Managing Member's appraiser), to the extent the same has not previously been supplied to the Holders;

                      (b) within ten (10) Business Days after such notice, the Holders shall appoint a second Person to act as their appraiser;

                      (c) the appraisers thus appointed shall, within 45 days following the date of the appointment in (b) above, determine the fair market value of the property; provided, however, that if the Holders shall have failed to appoint their appraiser within the ten-day period set forth above, or if either party's appraiser shall not have determined the Appraised Value within the 45-day period set forth above, then, in the first instance, the determination by the Managing Member's appraiser shall be final and, in the second instance, the determination of the appraiser who has made a determination within such time period shall be final;

                      (d) if the two appraisers have made their determinations within such forty-five day period, (i) if the difference between the amounts so determined shall not exceed ten percent (10%) of the lesser of such amounts, the Fair Market Value of the property shall be fifty percent (50%) of the sum of the amounts so determined; and (ii) if the difference between the amounts so determined shall equal or exceed ten percent (10%) of the lesser of such amounts, (I) the two appraisers shall, within 20 days, appoint a third appraiser with the same information (and if no such appraiser shall have been appointed within such 20-day period, the Managing Member or the Holders may request the American Arbitration Association (or any successor organization thereto) to appoint an appraiser and such third appraiser shall determine the fair market value of the property within 30 days after appointment; and
        (II) the determination of the appraiser which differs the most in terms of dollar amount from the determinations of the other two appraisers shall be excluded, and 50% of the sum of the remaining two determinations shall be the fair market value of the property;

                      (e) the Managing Member, on the one hand, and the Holders, on the other hand, shall pay the fees and expenses of the appraiser appointed by it and them, respectively, and one-half of the fees and expenses of the third appraiser and one-half of all other cost and expenses incurred in connection with each appraisal; and

                      (f) all appraisers must be a member of the American Institute of Real Estate Appraisers (or any successor organization thereto) with at least five (5) years of experience in valuing commercial real estate in the general location of the property being appraised.

With respect to any other asset or any asset following the death or Incapacity of all of the Non-Managing Members, Appraisal shall mean the written opinion of an independent third party experienced in the valuation of similar assets, selected by the Managing Member in good faith (and, except following the death or Incapacity of all of the Non-Managing Members, with the consent of a Majority in Interest of the Non-Managing Members, which consent shall not be unreasonably withheld). Such opinion may be in the form of an opinion by such independent third party that the fair market value for such asset as set by the Managing Member is fair, from a financial point of view, to the Members and/or the Company.

               "APPRAISED VALUE" means, with respect to any property, including Villa Martinique, the value of such property as determined by Appraisal.

               "ASSIGNEE" means a Person (other than the Managing Member) to whom one or more LLC Units have been Transferred as permitted under this Agreement, but who has not become a Substituted Member, and who has the rights set forth in Section 11.5 hereof.

               "AVAILABLE CASH FROM OPERATIONS" means, with respect to any period for which such calculation is being made,

                      (a) the sum, without duplication, of:

                      (1) all cash received from any source whatsoever during such period including cash earned on Permitted Investments (other than Available Cash from Sale and cash held in or contributed to the Reserve for Capital Improvements), including, without limitation, all cash Capital Contributions and net cash refinancing proceeds; and

                      (2) the net proceeds from the sale, refinance, disposition or encumbrance of any Company Properties by the Non-Managing Member Representative, pursuant to the powers of the Non-Managing Member Representative under Section 5.1.B, but only in the amount necessary to make distributions pursuant to Section 5.1.A(1), including the amount necessary to distribute the increase in Priority Distributions provided by Section 5.1(B)(4) as a result of such sale, refinance, encumbrance or disposition pursuant to Section 5.1(B)(4).

                      (b) less the sum, without duplication (here or under Available Cash from Sale), of:

                      (1) all payments of principal and interest (but not any prepayment, including any prepayment resulting from the acceleration of the due date of a payment, unless the Consent to the prepayment is obtained from Holders of at least 80% of the aggregate number of then outstanding LLC Units) on the Company Debts made during such period by the Company, plus all Bond Fees;

                      (2) all payments for capital expenditures, except for payments made from the Reserve for Capital Improvements; and

                      (3) all other expenditures and payments attributable to the operation of the business of the Company in accordance with this Agreement which are made during such period, whether or not deducted in determining Net Income from Operations or Net Loss from Operations for such period.

               "AVAILABLE CASH FROM SALE" means, with respect to any period for which such calculation is being made, the following amount (without duplication in the calculation of Available Cash from Sale or Available Cash from Operations):

                      (a) all cash received from the sale, disposition, condemnation (to the extent not reinvested in similar Property), recovery of insurance proceeds (to the extent not reinvested in Villa Martinique) or encumbrance of any Company Property after first deducting the amounts described in clause (a)(2) of the definition of "Available Cash from Operations";

                      (b) less the sum of:

                      (1) all payments of principal and interest made during such period (but not any prepayment, including any prepayment resulting from the acceleration of the due date of a payment, made during the ten-year period following the Measurement Date, unless the same Consent, if any, required for the consummation of the transaction described in
        Section 7.3.C(1) during the ten-year period following the Measurement Date, is obtained with respect to the prepayment on the Company Debts secured by the Company property described in (a) above; and

                      (2) all other expenditures and payments made during such period incident to the sale, disposition, condemnation (if the cash proceeds therefrom are included in (a) above), recovery of insurance proceeds (if the cash proceeds therefrom are included in (a) above) or encumbrance of the Company Property described in (a) above, whether or not deducted in determining Net Income from Operations or Net Loss from Operations for such period.

               Available Cash from Sale shall not include cash earned on Permitted Investments.

               "AVAILABLE INDEBTEDNESS" has the meaning set forth in Section 8.4.C.

               "BANKRUPTCY LAW" means Title 11, U.S. Code or any bankruptcy, insolvency, receivership or similar federal or state law for the relief or protection of debtors or protection of creditors.

               "BASIS" means, with respect to a particular Property, the positive difference between (i) the Gross Asset Value of such Property as of the date hereof (or the date such Property was acquired by the Company, if such Property is acquired after the date hereof) and (ii) the cumulative Depreciation with respect to such Property for the current and all prior Fiscal Years.

               "BONDS" means the Orange County Housing Authority Apartment Development Revenue Bonds, Issue BB of 1985, as amended, refunded or reissued.

               "BOND CREDIT ENHANCEMENT" means any letter of credit, guarantee agreement, security agreement, pledge agreement, mortgage backed security, surety bond, insurance policy or any combination of the foregoing which provides for or insures (a) the payment of principal and interest on the Bonds (whether at maturity, by acceleration or call for redemption) and or (b) the purchase price payable for Bonds required or permitted to be tendered pursuant to mandatory tender provisions, optional tender provisions or conversion to a different interest rate on the Bonds.

               "BOND FEES" means all credit enhancement fees, issuer fees, remarketing fees, compliance monitoring fees, trustee fees (including periodic expenses of the trustee), rating agency fees, rebate arbitrage fees and other fees or costs associated with the Bonds.

               "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in Los Angeles, California, Las Vegas, Nevada or New York, New York are authorized or required by law to close.

               "CAPITAL ACCOUNT" means, with respect to any Member, the Capital Account maintained by the Managing Member for such Member on the Company's books and records in accordance with the following provisions:

                      (a) To each Member's Capital Account, there shall be added such Member's Capital Contributions, such Member's distributive share of Net Income from Operations, Net Income from Sale and any items allocated pursuant to Section 6.3 hereof, and the principal amount of any Company liabilities assumed by such Member or that are secured by any property distributed to such Member.

                      (b) From each Member's Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Member pursuant to any provision of this Agreement, such Member's distributive share of Net Loss from Operations, Net Loss from Sale, any specially allocated items, such as Depreciation, and any items allocated pursuant to Section 6.3 hereof, and the principal amount of any liabilities of such Member assumed by the Company or that are secured by any property contributed or deemed contributed by such Member to the Company.

                      (c) In the event any interest in the Company is Transferred in accordance with the terms of this Agreement or Exchanged in accordance with Sections 8.5 or 8.6 hereof or with the terms of the Exchange Rights Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Transferred or Exchanged interest.

                      (d) In determining the principal amount of any liability for purposes of subsections (a) and (b) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

                      (e) The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations. If the Managing Member shall determine that it is prudent to modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, the Managing Member may make such modification provided that such modification will not have a material effect on the amounts distributable to any Holder without such Holder's Consent. The Managing Member also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q) and (ii) make any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or Section 1.704-2.

               "CAPITAL CONTRIBUTION" means, with respect to any Member or Holder, the amount of money and the initial Gross Asset Value of Villa Martinique and any other amount that such Member or Holder contributes to the Company or is deemed to have contributed to the Company pursuant to the terms of this Agreement (including, without limitation, amounts deemed to have been contributed pursuant to or as provided in Section 7.4 or Section 7.7 hereof).

               "CERTIFICATE" means the Certificate of Formation of the Company filed in the office of the Secretary of State of the State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.

               "CHARTER" means the Articles of Incorporation of the Managing Member, as amended, supplemented or restated from time to time.

               "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

               "COMPANY" means the limited liability company formed under the Act and pursuant to this Agreement, and any successor thereto.

               "COMPANY MINIMUM GAIN" has the meaning set forth in Regulations
Section 1.704-2(d) for the phrase "partnership minimum gain," and the amount of Company Minimum Gain, as well as any net increase or decrease in Company Minimum Gain, for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

               "CONSENT" means the signed written consent of a Non-Managing Member (or Holder, if applicable) given in accordance with Article 14 hereof.

               "CONSENT OF THE NON-MANAGING MEMBERS" means the signed written Consent of a Majority in Interest (except as otherwise specifically provided in this Agreement) of the Non-Managing Members, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise specifically provided in this Agreement, may be given or withheld by a Majority in Interest of the Non-Managing Members, in their sole and absolute discretion.

               "CONTINUING GUARANTY" means that certain Continuing Guaranty dated October 23, 1997 executed by OAS in favor of The Tokai Bank, Ltd., Los Angeles Agency.

               "CONTRIBUTION AGREEMENT" means that certain Contribution Agreement to which this Agreement is an Exhibit, by and among OAS, the Original Members and the Company (the name of which, at the time of execution of the Contribution Agreement, was Costa Mesa Partners, LLC).

               "CUSTODIAN" means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

               "DEBT" means, as to any Person, as of any date of determination,
(i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person that, in accordance with generally accepted accounting principles, should be capitalized.

               "DEPRECIATION" means, for each Fiscal Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that, if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or period, Depreciation shall be in an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that, if the federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.

               "DEVELOPER NOTE" means that certain Amended Promissory Note dated April 9, 1986 in the original principal amount of $55,000,000 payable by Costa Mesa Partners, a California general partnership, to the order of the Orange County Housing Authority, California, evidencing the obligation to repay a loan made by the Orange County Housing Authority, California to Costa Mesa Partners with the proceeds of the Bonds.

               "DISTRIBUTE" AND "PAY" shall mean the payment of the amount specified in this Agreement and a distribution or payment shall be deemed to have been made (i) on the date on which (a) a check is mailed by first class mail to the Person entitled to receive the payment to the address of that Person set forth in Exhibit A or such other address of which the Person has notified the Managing Member in writing, (b) a wire transfer or other bank transfer in the amount of the payment is initiated and directed to the Person entitled to receive the payment or (c) any other method of payment that can reasonably be expected to result in delivery of the payment as promptly as a payment mailed by first class mail, is initiated and directed to the Person entitled to receive the payment to the address of that Person set forth in Exhibit A or such other address of which the Person has notified the Managing Member in writing, if, in each case, the payment is received by or on behalf of the Person entitled to receive the payment, (ii) the date on which a drawing is made under the Letter of Credit for the purpose of funding the distribution or payment, or (iii) the date on which the Company retains an amount for its own account by offset against amounts in accordance with this Agreement if it is authorized to do so pursuant to the terms of this Agreement; provided, however, notwithstanding anything to the contrary contained herein, any amount described in clauses (i), (ii) or (iii) above shall not be treated as a payment (or be deemed paid) or treated as a distribution (or be deemed a distribution) to any Holder if (I) such Holder is required by law (including without limitation by Section 18-607 of the Act) to return, and does return, the amount to the Company (by Capital Contributions or otherwise), or to a creditor of the Company (other than, in each case, to the extent, and only to the extent, it is a result of (a) the commission of an act mentioned in clause (i) or (ii) of Section 7.7.A, (b) any guarantee by the Holder with respect to the Bonds or Bond Credit Enhancement in accordance with
Section 8.4.C, (c) the provisions of Section 8.8 or (d) the discharge of an express contractual obligation to make such payment under the terms of this Agreement, or, the Contribution Agreement), and (II) neither the Company nor the Managing Member reimburses the Holder for the amount that is so required to be returned and is returned by the Holder.

               "EQUITY STOCK" shall mean stock that is either common stock or preferred stock of OAS or a successor thereto.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               "EXCEPT AS OTHERWISE EXPRESSLY PROVIDED", "EXCEPT AS OTHERWISE PROVIDED", "EXCEPT AS OTHERWISE SPECIFIED" and "EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED" and all variations thereof have the same meaning unless otherwise specifically provided.

               "EXCESS DISTRIBUTION AMOUNT" means, with respect to a particular Fiscal Year (or a quarter of a particular Fiscal Year, as applicable), the excess, if any, of (i) the amount of the distributions made by the Company pursuant to Sections 5.1.A(1) and 5.1.B for the Fiscal Year (or such quarter of such Fiscal Year, as applicable) over (ii) the product of (a) the Adjusted Holder Percentage as of the end of the Fiscal Year (or such quarter of such Fiscal Year, as applicable) and (b) with respect to such Fiscal Year, $1,600,000, or, with respect to such quarter of such Fiscal Year, $400,000.

               "EXCESS PAYMENTS" has the meaning set forth in Section 5.1.C.

               "EXCHANGE" means an acquisition of LLC Units by the Managing Member pursuant to (i) Section 8.6 or (ii) the exercise of the rights set forth in Section 8.5 or the Exchange Rights Agreement.

               "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

               "EXCHANGE RIGHTS AGREEMENT" means that certain Exchange Rights Agreement by and among OAS and the Original Members.

               "FAMILY MEMBERS" means, as to a Person that is an individual, (a) such Person's spouse, (b) such Person's ancestors and/or their spouses and descendants (by blood or adoption), (c) such Person's descendants (whether by blood or by adoption) and/or their spouses and descendants (by blood or adoption), (d) such Person's brothers and sisters and/or their spouses and descendants (by blood or adoption), (e) inter vivos or testamentary trusts of which only such Person and/or his spouse, ancestors, descendants (whether by blood or by adoption), brothers and/or sisters and/or their spouses and descendants (by blood or adoption) are beneficiaries and (f) any partnership or limited liability company all of whose shareholders, partners or members consist of such Person and/or his spouse, ancestors, descendants (whether by blood or by adoption), brothers and/or sisters and/or inter vivos or testamentary trusts of which only such Person and/or his spouse, ancestors, descendants (whether by blood or by adoption), brothers and/or sisters are beneficiaries.

               "FISCAL YEAR" means the fiscal year of the Company, which shall be the calendar year.

               "FORCED SALE OR DISPOSITION" has the meaning set forth in Section 5.1.B(4).

               "GROSS ASSET VALUE" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                      (a) The initial Gross Asset Value of any asset contributed by a Member to the Company (including Villa Martinique, which is retained by the Company) shall be set forth on Exhibit A with respect to that Member.

                      (b) The Gross Asset Values of all Company assets immediately prior to the occurrence of any event described in clause
        (1), clause (2), clause (3), clause (4) or clause (5) hereof shall be adjusted to equal their respective gross fair market values, as determined by the Managing Member using such reasonable method of valuation as it may adopt, as of the following times:

                      (1) the acquisition of an additional interest in the Company (other than in connection with the execution of this Agreement but including, without limitation, acquisitions pursuant to Section 4.4 hereof or contributions or deemed contributions by the Managing Member pursuant to Section 4.4 hereof) by a new or existing Member in exchange for more than a de minimis Capital Contribution, if the Managing Member reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

                      (2) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company, if the Managing Member reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

                      (3) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

                      (4) upon the admission of a successor Managing Member pursuant to Section 12.1 hereof; and

                      (5) at such other times as the Managing Member shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

                      (c) The Gross Asset Value of any Company asset distributed to a Member shall be the gross fair market value of such asset on the date of distribution as determined by the distributee and the Managing Member, provided that, if the distributee is the Managing Member or if the distributee and the Managing Member cannot agree on such a determination, such gross fair market value shall be determined by Appraisal.

                      (d) At the election of the Managing Member, the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted bases of such assets pursuant to Code Section 734(b).

                      (e) If the Gross Asset Value of a Company asset has been determined or adjusted pursuant to subsection (a), subsection (b) or subsection (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset.

               "GUARANTEED PAYMENT DATE" means the LLC Distribution Date, or if there is no LLC Distribution Date with respect to a fiscal quarter, the 60th day following the last day of the fiscal quarter.

               "GUARANTEED PAYMENT RECORD DATE" means the LLC Record Date, or if there is no LLC Record Date with respect to a fiscal quarter, the 30th day following the last day of the fiscal quarter.

               "HEREIN," HEREUNDER and "HEREOF" and all variations thereof, in each case when used without qualification or limitation, mean in or of this entire Agreement, not just a part of it.

               "HOLDER" means either (a) a Member or (b) an Assignee, owning a LLC Unit, that would properly be treated as having the economic interests of a partner in the Company for federal income tax purposes, assuming for this purpose that the Company would properly be treated as a partnership (and not as an association taxable as a corporation) for such tax purposes, (and if an Assignee would not so qualify as having the economic interests of a partner for such tax purposes, then the Person who Transferred the LLC Unit(s) to that Assignee shall continue to be treated as the "Holder" of such LLC Unit(s)). However, "Holder" shall not include the Managing Member.

               "IFT" means IFT Properties, Ltd., a California limited partnership.

               "INCAPACITY" or "INCAPACITATED" means, (i) as to any Member who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Member incompetent to manage his or her person or his or her estate; (ii) as to any Member that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or limited liability company or the revocation of its charter; (iii) as to any Member that is a partnership, the dissolution and commencement of winding up of the partnership; (iv) as to any Member that is an estate, the distribution by the fiduciary of the estate's entire interest in the Company; (v) as to any trustee of a trust that is a Member, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Member, the bankruptcy of such Member. For purposes of this definition, bankruptcy of a Member shall be deemed to have occurred when (a) the Member commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Member under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Member is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Member, (c) the Member executes and delivers a general assignment for the benefit of the Member's creditors, (d) the Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding of the nature described in clause (b) above, (e) the Member seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Member or for all or any substantial part of the Member's properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within 120 days after the commencement thereof, (g) the appointment without the Member's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within 90 days of such appointment, or (h) an appointment referred to in clause (g) above is not vacated within 90 days after the expiration of any such stay.

               "INCLUDING" means including without limitation.

               "INDEMNITEE" means (i) any Person subject to a claim or demand made or threatened to be made a party to, or involved or threatened to be involved in, an action, suit or proceeding by reason of his, her or its status as (A) a Holder, Assignee or Member or (B) a partner, director, officer, employee or agent of the Company or a Holder, Assignee or Member, and (ii) such other Persons (including Affiliates of the Managing Member or the Company) as the Managing Member may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

               "INTEREST" means interest, original issue discount and other similar payments or amounts paid by the Company for the use or forbearance of money.

               "IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States.

               "ISCO" means ISCO, a California general partnership.

               "LETTER OF CREDIT" shall have the meaning set forth in Section 4.6.A.

               "LIQUIDATED DAMAGES BREACH" has the meaning set forth in Section 7.3.G hereof.

               "LIQUIDATING EVENT" has the meaning set forth in Section 13.1 hereof.

               "LIQUIDATING NOTICE" has the meaning set forth in Section 13.2 hereof.

               "LIQUIDATOR" has the meaning set forth in Section 13.2.A hereof.

               "LLC DISTRIBUTION DATE" means the date established by the Managing Member for the payment of certain distributions pursuant to Section 5.1, which date shall be the same as the date established by the Managing Member for the payment of dividends to holders of REIT Shares.

               "LLC RECORD DATE" means the record date established by the Managing Member for the determination of which Holders or Members are entitled to receive distributions on the LLC Distribution Date, which record date shall be the same as the record date established by the Managing Member for a dividend to holders of REIT Shares.

               "LLC UNIT" means a fractional share of the Membership Interests of all Members (except the Managing Member) issued pursuant to Section 4.1 hereof. The ownership of LLC Units may (but need not, in the sole and absolute discretion of the Managing Member) be evidenced in the form of a certificate for LLC Units.

               "MAJORITY IN INTEREST OF THE NON-MANAGING MEMBERS" means those Non-Managing Members holding in the aggregate more than 50% of the aggregate outstanding LLC Units of all the Non-Managing Members.

               "MAJORITY OF REMAINING MEMBERS" means Non-Managing Members owning
(a) a majority of the profit and loss interests in the Company held by all Non-Managing Members, determined and allocated based on any reasonable estimate of profits and losses from the relevant date to the projected termination of the Company and taking into account present and future allocations of profits and losses under the Agreement as it is in effect on the relevant date, and (b) a majority of the capital interests in the Company, determined as of the relevant date under the Agreement, owned by all Non-Managing Members.

               "MANAGING MEMBER" means OAS, in its capacity as a Member, or any successor Managing Member designated pursuant to the terms of this Agreement (including as a result of a merger of OAS or a transfer of substantially all of OAS's assets).

                "MEASUREMENT DATE" shall mean October 24, 1997.

               "MEMBER MINIMUM GAIN" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i) with respect to "partner nonrecourse debt minimum gain."

               "MEMBER NONRECOURSE DEBT" has the meaning set forth in Regulations Section 1.704-2(b)(4) for the phrase "partner nonrecourse debt."

               "MEMBER NONRECOURSE DEDUCTIONS" has the meaning set forth in Regulations Section 1.704-2(i)(2) for the phrase "partner nonrecourse deductions," and the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

               "MEMBERS" means the Persons owning Membership Interests, including the Managing Member and any Substituted Members, named as Members in Exhibit A attached hereto, which Exhibit A may be amended from time to time.

               "MEMBERSHIP INTEREST" means an ownership interest in the Company representing a Capital Contribution by a Member or Holder (or predecessor) and includes any and all benefits to which the Member or Holder of such a Membership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Membership Interest of a Holder may be expressed as a number of LLC Units.

               "NET CASH FLOW" means, for any period, an amount equal to net operating income less debt service payments (principal, interest and Bond Fees).

               "NET INCOME FROM OPERATIONS" or "NET LOSS FROM OPERATIONS" means, for each Fiscal Year of the Company, an amount equal to the Company's taxable income or loss for such year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1), except Depreciation, shall be included in taxable income or loss), but not including Depreciation, and with the following additional adjustments:

                      (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income from Operations (or Net Loss from Operations) pursuant to this definition of "Net Income from Operations" or "Net Loss from Operations" shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

                      (b) Any expenditure of the Company described in Code
        Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income from Operations (or Net Loss from Operations) pursuant to this definition of "Net Income from Operations" or "Net Loss from Operations," shall be subtracted from (or added to, as the case may be) such taxable income (or loss); and

                      (c) Notwithstanding any other provision of this definition of "Net Income from Operations" or "Net Loss from Operations," any item allocated pursuant to Sections 6.2.C, 6.2.D and/or 6.3.C hereof shall not be taken into account in computing Net Income from Operations or Net Loss from Operations. The amounts of the items of Company income, gain, loss or deduction available to be allocated pursuant to Sections 6.2.C, 6.2.D and/or 6.3.C hereof shall be determined by applying rules analogous to those set forth in this definition of "Net Income from Operations" or "Net Loss from Operations."

               "NET INCOME FROM SALE" or "NET LOSS FROM SALE" means, respectively, gain or loss resulting from any disposition of Company Property with respect to which gain or loss is recognized for federal income tax purposes, computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value. In the event that the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) or (c) of the definition of "Gross Asset Value," the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income from Sale or Net Loss from Sale. To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code
Section 734(b) or Code Section 743(b) is required pursuant to Regulations
Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income from Sale or Net Loss from Sale.

               "NON-MANAGING MEMBER" means any Member other than the Managing Member.

               "NON-MANAGING MEMBER REPRESENTATIVE" means Edward Israel until a successor Non-Managing Member Representative shall have been appointed pursuant to Section 15.13 hereof and, thereafter, shall mean the person appointed and then acting as the Non-Managing Member Representative hereunder.

               "NONRECOURSE DEDUCTIONS" has the meaning set forth in Regulations
Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

               "NONRECOURSE LIABILITY" has the meaning set forth in Regulations
Section 1.752-1(a)(2).

               "ORIGINAL MEMBERS" means IFT Properties, Ltd., a California limited partnership and ISCO, a California general partnership.

               "OWNERSHIP LIMIT" means the applicable restriction on ownership of shares of the Managing Member imposed under the Charter.

               "PAY" shall have the meaning set forth above under "distribute" and "pay."

               "PERMITTED INVESTMENTS" shall mean bonds, notes, treasury bills or other securities constituting direct obligations of, or fully guaranteed by, the United States of America (provided that such direct obligations or guarantees, as the case may be, are entitled to the full faith and credit of the United States government), or certificates of deposit issued by any U.S. bank having assets not less than $500,000,000 and net worth not less than $100,000,000 (provided, however, that not more than $1,000,000 shall be invested in certificates of deposit in any one bank without the prior written consent of the Non-Managing Member Representative. All of the securities and investments described in the immediately preceding sentence shall have a maturity of three
(3) months or less.

               "PERMITTED TRANSFER" has the meaning set forth in Section 11.3.A hereof.

               "PERSON" means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

               "PLEDGE" has the meaning set forth in Section 11.3.A.

               "PREFERRED RETURN PER UNIT" means with respect to an LLC Unit outstanding on a LLC Record Date an amount equal to the product of (i) the cash dividend per REIT Share declared by the Managing Member for holders of REIT Shares on that LLC Record Date, multiplied by (ii) the Adjustment Factor in effect on that LLC Record Date. However, if cash is deliverable pursuant to the last sentence of Section 3(b) of the Exchange Rights Agreement (the amount of such cash is referred to herein as the "Deliverable Sum"), the Preferred Return Per Unit shall be (a) an amount equal to the aggregate dividends and distributions which a shareholder of the Selected Index would have received since the previous LLC Record Date if the Deliverable Sum were invested in the Selected Index, divided by (b) the number of LLC Units outstanding on the LLC Record Date (and the LLC Record Date(s) and LLC Distribution Date(s) shall be deemed, for this purpose, to be the same applicable record date(s) and applicable distribution date(s) used by such Selected Index). The Preferred Return Per Unit shall not constitute a "guaranteed payment" under Code Section 707(c).

               "PREVIOUSLY DISTRIBUTABLE" shall mean those amounts which would have been distributed to Holders pursuant to the terms of this Agreement if sufficient Available Cash from Operations were available at the time the distributions were to be made to make all of the distributions described in the applicable Section.

               "PRIORITY DISTRIBUTION(S)" AND "PRIORITY DISTRIBUTION RECIPIENTS" have the meanings set forth in Section 5.1.B.

               "PROPERTY(IES)" means any assets and property of the Company such as, but not limited to, interests in real property and personal property, including, without limitation, fee interests, interests in ground leases, interests in limited liability companies, joint ventures or partnerships, interests in mortgages, and Debt instruments as the Company may hold from time to time.

               "PROPERTY TAX DIFFERENCE" shall have the meaning set forth in
Section 5.1.C.

               "QUALIFIED TRANSFEREE" means (i) an "accredited investor" as defined in Rule 501 promulgated under the Securities Act or (ii) a Person who is not acquiring its Membership Interest in a transaction that does not constitute a "sale" within the meaning of Section 2(3) of the Securities Act or who is a Family Member of the transferor and is acquiring LLC Units by gift.

               "REAFFIRMATION AGREEMENT" means the Reaffirmation and Modification Agreement among the Company and The Tokai Bank, Ltd. in substantially the form attached hereto as Exhibit D.

               "REGULATIONS" means the applicable income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

               "REGULATORY ALLOCATIONS" has the meaning set forth in Section 6.3.B(8).

               "REIT" means a real estate investment trust qualifying under Code
Section 856.

               "REIT MEMBER" means a Member or Assignee that is, or has made an election to qualify as, a REIT.

               "REIT PAYMENT" has the meaning set forth in Section 15.11.

               "REIT SHARE" shall have the same meaning as "REIT Shares" in the Exchange Rights Agreement.

               "REIT SHARES AMOUNT" or "REIT Share Amount" shall have the same meaning as "REIT Shares Number" in the Exchange Rights Agreement.

               "REPORT" means, with respect to a calculation to be made pursuant to Section 3.4.A or Section 3.4.B, the quarterly or annual report on Form 10-Q or 10-K (or the successor to those respective forms, if any) most recently filed by the Managing Member with the SEC pursuant to the Exchange Act prior to the date the calculation is to be made, unless the Managing Member shall have delivered to the Member concerned, subsequent to the date of filing of the most recently filed quarterly or annual report, a written statement updating the information set forth in the most recently filed quarterly or annual report, as the case may be, to be used in making the relevant calculation, in which event "Report" shall mean the written statement so delivered by the Managing Member.

               "RESERVE FOR CAPITAL IMPROVEMENTS" shall mean the one time $1,000,000 reserve established by the Company consisting of funds from the initial Capital Contribution made by the Managing Member to be used to finance capital improvements to the Company's Properties.

               "SEC" means the Securities and Exchange Commission.

               "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

               "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

               "SUBSTITUTED MEMBER" means an Assignee who is admitted as a Member to the Company pursuant to Section 11.4 hereof. The term "Substituted Member" shall not include any Additional Member.

               "TAX CONSEQUENCE" shall mean any transaction or event in which the Managing Member shall engage or participate or which the Managing Member shall allow to occur as a consequence of a Tax Determination.

               "TAX DETERMINATION" shall mean the issuance by the IRS (or, if applicable, a tax authority of a state or county) of a final administrative adjustment, notice of proposed assessment, notice of deficiency or other similar notice of determination (or, if applicable, a similar notice by such other tax authority), after any challenge thereto through the appellate level within the IRS (or within such other tax authority), that results in the recharacterization of the tax treatment of any acts or transactions provided for in or permitted by this Agreement.

               "TAX ITEMS" has the meaning set forth in Section 6.4.A hereof.

               "TERMINATING CAPITAL TRANSACTION" means any sale or other disposition of all or substantially all of the assets of the Company or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Company.

               "TERMINATION EVENT" has the meaning set forth in Section 5.1.C(3) hereof.

               "TRANSACTION AGREEMENTS" means this Agreement, the Contribution Agreement and the Exchange Rights Agreement.

               "TRANSFER," when used with respect to an LLC Unit or all or any portion of a Membership Interest, means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, grant of security interest, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law; provided, however, that, when the term is used in Article 11 hereof, Transfer does not include any Exchange. The terms "Transferred" and "Transferring" have correlative meanings.

               "VILLA MARTINIQUE" means the apartment buildings and real property located at 2855 Pinecreek Drive, Costa Mesa, California.

               "VM PROPERTY SALE" means the refinancing, sale, condemnation or other disposition of Villa Martinique (or any property deriving its tax basis, in whole or part, from Villa Martinique (such as pursuant to a Section 1031 exchange)).

                                    EXHIBIT C

                            FORM OF LETTER OF CREDIT

Date of Issue:  October ___, 1997                Our Irrevocable Standby Credit:
                                                 NZS279741

                                                 Date of Expiry:  October __, 1999
                                                 Place of Expiry:  At our above counters


Applicant:                                       Beneficiary:
Oasis Residential, Inc.,                         {Named Individual}
A Nevada Corporation                              _____________________________________
4041 E. Sunset Road
Henderson, NV 89014                               _____________________________________


                                                 Amount:  USD 500,000.00
                                                 Five Hundred Thousand and 00/100's
                                                 US Dollars



We hereby establish in your favour this credit available with Wells Fargo Bank, N.A., San Francisco, CA by payment of your draft(s) at sight drawn on Wells Fargo Bank, N.A. accompanied by:

1 - Your signed and dated statement worded as follows with instructions in brackets therein complied with:

        "The undersigned, as Beneficiary, hereby certifies:

        (A) That the Beneficiary is entitled to make a drawing under this Letter of Credit in the draft amount pursuant to the provisions of Section 5.1.B(1) of the Amended and Restated Limited Liability Company Agreement of {insert name of agreement} dated as of {insert date} (the "Agreement"), that all conditions to the right of the Beneficiary under the Agreement to make such a drawing in the draft amount have been satisfied, and that the draft amount does not exceed the amount the Beneficiary is entitled to draw under this Letter of Credit under
        Section 5.1.B(1) of the Agreement;

        (B) That immediately upon receipt of the proceeds of the drawing hereunder in the draft amount, the Beneficiary will pay the proceeds, in full, to the priority distribution recipients specified in Section 5.1.B(1) of the Agreement in the manner specified in Section 5.1.B(1) of the Agreement; and

        (C) That the sight draft presented hereunder has been duly executed by the Beneficiary."

Partial and multiple drawings are permitted under this Letter of Credit.

This Letter of Credit is transferable but only to a single transferee, which the transferor has certified to be the current non-managing member representative under the Agreement in the form of Annex A, and only in the full amount available to be drawn under this Letter of Credit at the time of such transfer. Any such transfer may be effected only through ourselves and only upon payment of our usual transfer fee and upon presentation to us at our above-specified office of a duly executed instrument of transfer in the form of Annex A with your signature guaranteed by a banking institution together with the original of this Letter of Credit. Any transfer of this Letter of Credit as previously mentioned may not change the place of expiration of this Letter of Credit from our above-specified office. Each transfer shall be evidenced by our endorsement on the reverse of the original of this Letter of Credit, and we shall deliver the original of this Letter of Credit so endorsed to the transferee.

We hereby agree with you that each draft presented hereunder in full compliance with the terms hereof will be duly honored by our payment to you of the amount of such draft, in immediately available funds of Wells Fargo Bank, N.A.:

        I. Not later than 11:00 a.m. San Francisco time, on the business day following the business day on which such demand is presented to us as aforesaid, if such presentation is made to us before noon San Francisco time.

                                            or

        II. Not later than 11:00 a.m. San Francisco time, on the second business day following the business day on which such demand is presented to us as aforesaid, if such presentation is made to us after noon San Francisco time.

As used herein the term "business day" shall mean a day of the year on which Wells Fargo Bank, N.A., San Francisco, CA is open for business.

If any instructions accompanying a drawing under this Letter of Credit request that payment is to be made by transfer to an account with us or at another bank, we and/or such other bank may rely on an account number specified in such instructions even if the number identifies a person or entity different from the intended payee.

Documents must be presented to us no later than 5:00 p.m.

Draft(s) must indicate the number and date of this credit.

Each draft presented hereunder must be accompanied by this original credit for our endorsement thereon of the amount of such draft.

Documents must be forwarded to us via courier in one parcel and may be mailed to Wells Fargo Bank, N.A., Operations Group, Northern California, 525 Market Street, 25th Floor, San Francisco, CA 94105-2733.

This credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication Number 500, and engages us in accordance with the terms thereof.


                                        ----------------------------------------
                                                 Authorized Signature


Please contact Dawn Y. Shinsato by telephone at (415) 396-5458 or by fax at
(415) 541-0299 regarding any inquiries.

                                               Annex A to Wells Fargo Bank, N.A.
                                               Irrevocable Letter of Credit
                                               No. NZS__________________




Wells Fargo Bank, N.A.
Operations Group Northern California
525 Market Street, 25th Floor
San Francisco, California 94105

Re:  Your Letter of Credit No. _______________

Ladies and Gentlemen:

For value received, I hereby irrevocably assign and transfer all of my rights under the above-captioned Letter of Credit, as heretofore and hereafter amended, extended or increased, to:


                      ------------------------------------
                              (Name of Transferee)


                      ------------------------------------
                             (Address of Transferee)


                      ------------------------------------


                      ------------------------------------



I hereby certify that I have ceased to become the non-managing member representative under that certain Amended and Restated Limited Liability Company Agreement of {Name of LLC} dated as of October ___, 1997 (the "Agreement") and that the transferee is current non-managing member representative under the Agreement.

By this transfer, all of our rights in the Letter of Credit are transferred to the transferee, and the transferee shall have sole rights as Beneficiary under the Letter of Credit, including sole rights relating to any amendments, whether increases or extensions or other amendments, and whether now existing or hereafter made. Your are hereby irrevocably instructed to advise future amendment(s) of the Letter of Credit to the transferee without my consent or notice.

Enclosed are the original of the Letter of Credit and the original of all amendments to this date. Also enclosed is $__________ in payment of your transfer commission (1/8% of the amount transferred, minimum $250.00). The transferor agrees to pay to you on demand any expenses which may be incurred by you in connection with this transfer. Please notify the transferee of this transfer and of the terms and conditions of the Letter of Credit as transferred. This transfer will not become effective until the transferee is so notified.

                                         Very truly yours,

   {Insert Date}                         (Insert Name of Transferor)
-------------------

                                         By:
                                            ------------------------------------
                                                 (Insert Name and Title)

                                         Signature of Transferor Guaranteed
                                         (Insert Name of Bank)
   {Insert Date}
-------------------
                                         By:
                                            ------------------------------------
                                                 (Insert Name and Title)

                                  SCHEDULE 3.4
                                  ------------


               None.

================================================================================





                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT







                           ---------------------------









                          Dated as of October 23, 1997








================================================================================

                                TABLE OF CONTENTS

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

ARTICLE 1.     DEFINED TERMS.................................................................1

ARTICLE 2.     ORGANIZATIONAL MATTERS........................................................2

        Section 2.1.  Formation..............................................................2
        Section 2.2.  Name...................................................................2
        Section 2.3.  Registered Office and Agent; Principal Place of Business; Other
                      Places of Business.....................................................2
        Section 2.4.  Power of Attorney......................................................2
        Section 2.5.  Certificate of Formation; Filings......................................3
        Section 2.6.  Fictitious Business Name Statements....................................3
        Section 2.7.  Term...................................................................3

ARTICLE 3.     PURPOSE.......................................................................3

        Section 3.1.  Purpose and Business...................................................3
        Section 3.2.  Powers.................................................................3
        Section 3.3.  Specified Purposes.....................................................4
        Section 3.4.  Representations and Warranties and Covenants by the Members............4

ARTICLE 4.     CAPITAL CONTRIBUTIONS.........................................................9

        Section 4.1.  Capital Contributions of the Initial Members...........................9
        Section 4.2.  No Additional Members..................................................9
        Section 4.3.  Loans by Third Parties.................................................9
        Section 4.4.  Additional Funding and Capital Contributions...........................9
        Section 4.5.  No Interest; No Return................................................10
        Section 4.6.  Letter of Credit......................................................11
        Section 4.7.  Payments under Continuing Guaranty....................................12

ARTICLE 5.     DISTRIBUTIONS AND GUARANTEED PAYMENTS........................................12

        Section 5.1.  Requirement and Characterization of Distributions and
                      Guaranteed Payments...................................................12
        Section 5.2.  Distributions in Kind.................................................19
        Section 5.3.  Amounts Withheld or Offset............................................20
        Section 5.4.  Distributions Upon Liquidation........................................20
        Section 5.5.  Additional Capital Contributions to Prevent Restricted
                      Distributions and Payments............................................20
        Section 5.6.  Retention of Available Cash From Sale.................................21
        Section 5.7.  Distribution Restrictions.............................................21

ARTICLE 6.     ALLOCATIONS..................................................................21

        Section 6.1.  Timing and Amount of Allocations of Net Income from Operations and Net Loss from Operations..........................................21

                                                                                          PAGE
                                                                                          ----

        Section 6.2.  General Allocations...................................................21
        Section 6.3.  Additional Allocation Provisions......................................23
        Section 6.4.  Tax Allocations.......................................................28
        Section 6.5.  Other Provisions......................................................28

ARTICLE 7.     MANAGEMENT AND OPERATIONS OF BUSINESS........................................29

        Section 7.1.  Management............................................................29
        Section 7.2.  Certificate of Formation..............................................33
        Section 7.3.  Restrictions on Managing Member's Authority...........................33
        Section 7.4.  Payments Made by the Managing Member and Affiliates...................38
        Section 7.5.  Other Business of Members.............................................39
        Section 7.6.  Contracts with Affiliates.............................................39
        Section 7.7.  Indemnification.......................................................39
        Section 7.8.  Liability of the Managing Member......................................41
        Section 7.9.  Other Matters Concerning the Managing Member..........................42
        Section 7.10. Title to Company Assets...............................................43
        Section 7.11. Reliance by Third Parties.............................................43

ARTICLE 8.     RIGHTS AND OBLIGATIONS OF MEMBERS............................................44

        Section 8.1.  Limitation of Liability...............................................44
        Section 8.2.  Outside Activities of Members.........................................44
        Section 8.3.  Return of Capital.....................................................45
        Section 8.4.  Rights of Non-Managing Members Relating to the Company................45
        Section 8.5.  Exchange Rights.......................................................46
        Section 8.6.  Managing Member's Right to Call Membership Interests..................47
        Section 8.7.  No Redemptions........................................................48
        Section 8.8.  Indemnification by Original Members...................................48

ARTICLE 9.     BOOKS, RECORDS, ACCOUNTING AND REPORTS.......................................51

        Section 9.1.  Records and Accounting................................................51
        Section 9.2.  Fiscal Year...........................................................51
        Section 9.3.  Reports...............................................................52

ARTICLE 10.    TAX MATTERS..................................................................52

        Section 10.1. Preparation of Tax Returns............................................52
        Section 10.2. Tax Elections.........................................................52
        Section 10.3. Tax Matters Partner...................................................55
        Section 10.4. Withholding...........................................................61

ARTICLE 11.    TRANSFERS AND WITHDRAWALS....................................................62

        Section 11.1. Transfer..............................................................62
        Section 11.2. Transfer of Managing Member's Membership Interest.....................62
        Section 11.3. Holder's Rights to Transfer...........................................63
        Section 11.4. Substituted Members...................................................64
        Section 11.5. Assignees.............................................................65

                                       ii

                                                                                          PAGE
                                                                                          ----

        Section 11.6. General Provisions....................................................65

ARTICLE 12.    ADMISSION OF MEMBERS.........................................................67

        Section 12.1. Admission of Successor Managing Member................................67
        Section 12.2. Admission of Additional Members.......................................67
        Section 12.3. Amendment of Agreement and Certificate................................67
        Section 12.4. Limitation on Admission of Members....................................68

ARTICLE 13.    DISSOLUTION, LIQUIDATION AND TERMINATION.....................................68

        Section 13.1. Dissolution...........................................................68
        Section 13.2. Winding Up............................................................68
        Section 13.3. Deemed Distribution and Reconstitution................................71
        Section 13.4. Rights of Members.....................................................71
        Section 13.5. Notice of Dissolution.................................................71
        Section 13.6. Reasonable Time for Winding-Up........................................71

ARTICLE 14.    PROCEDURES FOR ACTIONS AND CONSENTS OF MEMBERS; AMENDMENTS; MEETINGS.........72

        Section 14.1. Procedures for Actions and Consents of Members........................72
        Section 14.2. Amendments............................................................72
        Section 14.3. Written Consent.......................................................72

ARTICLE 15.    GENERAL PROVISIONS...........................................................72

        Section 15.1. Addresses and Notice..................................................72
        Section 15.2. Titles and Captions...................................................73
        Section 15.3. Pronouns and Plurals..................................................73
        Section 15.4. Further Action........................................................73
        Section 15.5. Binding Effect; Intended Third Party Beneficiaries; Direct
                      Enforcement Rights....................................................73
        Section 15.6. Waiver................................................................73
        Section 15.7. Counterparts..........................................................73
        Section 15.8. Applicable Law........................................................74
        Section 15.9. Entire Agreement......................................................74
        Section 15.10. Invalidity of Provisions.............................................74
        Section 15.11. Limitation to Preserve REIT Status...................................74
        Section 15.12. No Partition.........................................................75
        Section 15.13. Non-Managing Member Representative...................................75
        Section 15.14. Attorney Fees........................................................76

Exhibit A      Member Information..........................................................A-1
Exhibit B      Definitions.................................................................B-1
Exhibit C      Letter of Credit............................................................C-1
Exhibit D      Reaffirmation and Modification Agreement....................................D-1

Schedule 3.4   ............................................................................S-1


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